Exhibit 99.3

P

Q

CREDIT ADDENDUM
TO
ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT

THIS CREDIT ADDENDUM TO ENGINEERING, PROCUREMENT AND CONSTRUCTION CONTRACT (this "Addendum") is entered into as of August 27, 2010 (the "Effective Date") by and between USG NEVADA LLC, a Delaware limited liability company ("Owner") and BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Contractor"), with respect to the following circumstances:

A. This Addendum is a part of the Engineering, Procurement and Construction Contract dated as of the date hereof between Owner and Contractor (the "EPC Contract"). Certain terms in this Addendum are defined in Section 10. In the event of any conflict between the provisions of the EPC Contract and this Addendum, the provisions of this Addendum shall control.

B. Owner currently owns and operates a 3.6 megawatt geothermal plant in Washoe County, Nevada (the "Existing Plant").

C. Owner is the lessee under the Kosmos Lease, pursuant to which Owner has the geothermal rights set forth in the Kosmos Lease on the real property described on **Exhibit A** (the "Kosmos Property").

D. Owner desires to construct an 8.6 megawatt replacement geothermal plant (the "Project") on the real property described on **Exhibit B** (the "Site"), which Owner leases from U.S. Geothermal, Inc., an Idaho corporation and sole owner of Owner ("Parent"), pursuant to that certain Office and Land Lease Agreement dated as of August 1, 2010 between Parent and Owner (the "Site Lease").

E. Contractor has agreed to extend credit to Owner to finance the construction of the Project pursuant to the terms of this Addendum.

Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1. Payment Terms; Promissory Note.

1.1 Contractor agrees to extend credit to Owner in the amount of all invoices to be issued under the EPC Contract. Contractor shall submit invoices to Owner each month as set forth in the EPC Contract, which invoices will set forth all amounts expended by Contractor for work related to the Project during the preceding month and all fees and other amounts due Contractor for such work pursuant to the EPC Contract.

1.2 The principal amount of each invoice shall bear interest at the Applicable Rate in effect from time to time from the date that such invoice is deemed to be payable under Section 5.2, 5.3 or 5.4 of the EPC Contract, as appropriate, until such amount is paid. Owner's indebtedness under the EPC Contract (the "Indebtedness") shall be evidenced by a Promissory Note in the principal amount of the Contract Price of the EPC

Contract, which initially shall be $24,553,000 (together with any amendments, modifications and restatements thereof and notes given in substitution therefore in replacement thereof, the "Note"), which shall be in the form of **Exhibit C** to this Addendum. If the Contract Price of the EPC Contract is amended, Owner and Contractor agree to amend the Note to reflect such amended Contract Price. The date and amount of each invoice shall be recorded by Contractor on the schedule to the Note. Any partial payments of the Indebtedness shall be applied according to the date of such invoices, beginning with the oldest invoice.

1.3 The entire Indebtedness shall be due and payable 60 days after Final Completion, as determined in accordance with Section 5.3 of the EPC Contract. Any portion of the Indebtedness not paid when due shall accrue interest at the Default Rate from the date due until paid.

1.4 **NOTWITHSTANDING ANY PROVISION OF THE EPC CONTRACT, THIS ADDENDUM, OR ANY OF THE LOAN DOCUMENTS TO THE CONTRARY, IF OWNER DOES NOT DISPUTE ANY AMOUNT APPEARING ON AN INVOICE IN WRITING WITHIN 10 BUSINESS DAYS AFTER OWNER'S RECEIPT OF SUCH INVOICE, SUCH AMOUNT SHALL BE DEEMED AGREED TO AND SHALL BE AN INDISPUTABLE INDEBTEDNESS EVIDENCED BY THE NOTE ON THE DATE ON WHICH SUCH INVOICE IS DEEMED TO BE PAYABLE UNDER SECTION 5.2, 5.3 OR 5.4 OF THE EPC CONTRACT, AS APPROPRIATE, AND SHALL BE PAYABLE AS SET FORTH IN THIS ADDENDUM.**

2. Collateral Security. The performance of all covenants and agreements contained in the EPC Contract and in the other documents executed or delivered as a part of this transaction and the payment of Indebtedness evidenced by the Note shall be secured by the following (the "Security Documents," and together with the EPC Contract and the Note, the "Loan Documents"):

2.1 Site Lease Deed of Trust. Owner shall grant Contractor a first lien and security interest covering the Site Lease and the Project, which lien and security interest are to be evidenced by a Leasehold Deed of Trust with Power of Sale, Security Agreement and Fixture Filing (Construction) in the form of **Exhibit D** to this Addendum (the "Site Lease Deed of Trust").

2.2 Security Agreement. Owner shall grant Contractor a first lien and security interest in Owner's personal property, which lien and security interest are to be evidenced by a Security Agreement in the form of **Exhibit E** to this Addendum (the "Security Agreement").

2.3 Environmental Indemnification Agreement. Owner shall execute and deliver to Contractor an environmental indemnification agreement in the form of **Exhibit F** attached hereto (the "Environmental Indemnification Agreement").

2.4 Power Purchase Agreements. Owner shall execute and deliver to Contractor a Collateral Assignment of Power Purchase Agreements in the form of **Exhibit G** to this Addendum (the "Collateral Assignment of Power Purchase Agreements").

2.5 Contracts, Leases, Permits, and Rights of Way. Owner shall execute and deliver to Contractor a Collateral Assignment of Contracts, Leases, Permits, Rights of Way, and other governmental authorizations in the form of **Exhibit H** to this Addendum (the "Collateral Assignment of Contracts, Leases, Permits, and Rights of Way").

2.6 Owner's and Incumbency Certificate. Owner shall execute and deliver to Contractor a certificate in the form of **Exhibit I** to this Addendum (the "Owner's and Incumbency Certificate").

2.7 FIRPTA Certificate. Owner shall execute and deliver to Contractor a FIRPTA Certificate in the form of **Exhibit J** to this Addendum (the "FIRPTA Certificate").

2.8 Financing Statement. Owner shall authorize, and does hereby authorize, Contractor to file and record a UCC-1 Financing Statement in the form of **Exhibit K** (the "Financing Statement"), and such other financing statements, amendments, extensions, and renewals as Contractor may deem appropriate.

2.9 Landlord's Consent Agreement. Owner and Parent shall execute and deliver to Contractor a Landlord's Consent Agreement in the form of **Exhibit L** to this Addendum (the "Landlord's Consent Agreement").

2.10 Legal Opinion. A legal opinion from Givens Pursley LLP in the form of **Exhibit M-1** to this Addendum and a legal opinion from Robison, Belaustegui, Sharp & Low in the form of **Exhibit M-12** to this Addendum (together, the "Legal Opinions").

2.11 U.S. Geothermal, Inc. Guaranty and Indemnity. U.S. Geothermal, Inc., a Delaware corporation, shall have executed and delivered the Guaranty in the form of **Exhibit N** to this Addendum (the "Guaranty") and the Indemnity in the form of **Exhibit O** to this Addendum (the "Indemnity").

2.12 Escrowed Assignments. Owner shall execute and deliver an assignment of the Kosmos Lease and each power purchase agreement, lease, permit, right of way and other governmental authorization identified in the Collateral Assignment of Power Purchase Agreements and Collateral Assignment of Contracts, Leases, Permits, and Rights of Way to a mutually acceptable escrow agent to hold in escrow pending (a) payment of the Indebtedness, whereupon such assignments shall be returned to Owner or (b) an Event of Default, whereupon such assignments shall be delivered to the escrow agent under the Site Lease Deed of Trust, as set forth in the Escrow Agreement in the form of **Exhibit P** to this Addendum to be executed by the escrow agent, Owner, and Contractor (the "Escrow Agreement").

3. Representations and Warranties of Owner. Owner represents and warrants to Contractor that:

3.1 Organization; Authority. Owner is and will continue to be a limited liability company duly organized, validly existing, and in good standing under Delaware law and is qualified to do business as a foreign limited liability company in Nevada and each other jurisdiction where the nature of Owner's business or its assets require such qualification under applicable law. Owner has adequate power, authority and legal right to develop, own, manage and operate the Project. Owner has adequate authority, power and legal right to enter into and carry out the provisions of the EPC Contract, to borrow money and to give security for borrowing as required by this Addendum and to consummate the transactions contemplated hereby.

3.2 Status of Loan Documents. Each of the Loan Documents is in full force and effect and is a valid and binding obligation of Owner, enforceable against, and is free from default on the part of Owner. All conditions in each Loan Document which are required to be (or which by their nature can be) satisfied by Owner to date have been satisfied. There does not exist any current basis for any claim against Contractor under any of the Loan Documents or any current basis for any defense or counterclaim to any claim which Contractor might make against Owner with respect to any of the Loan Documents.

3.3 No Conflicts; Consents. The execution, delivery, and performance of this Addendum and the Loan Documents by Owner will not (a) violate any law, statute, rule, or regulation of any governmental agency or authority; (b) violate any judicial or governmental decree, order, or judgment to which Owner, the Site, the Kosmos Lease, the Existing Plant, the Project, or any of Owner's other assets are bound; (c) result in a breach of, or constitute a default under, any agreement or instrument to which Owner is a party or by which any of its assets are bound; or (d) result in the creation of any lien, charge, or encumbrance on any of Owner's assets except for the Indebtedness. Except for the Landlord's Consent Agreement, the consents of the landlords to the encumbrance of the leases subject to the Collateral Assignment of Leases, the consents of third parties to the power purchase agreements subjected to the Collateral Assignment of Power Purchase Agreements, and the filings and recording of the Security Documents in the appropriate governmental offices, each of which has been obtained, Owner is not required to obtain the consent of, or otherwise notify or file anything with any governmental agency or third party in order to execute this Addendum and the Loan Documents or carryout the transactions contemplated hereby.

3.4 Litigation. There is no action, suit, proceeding or investigation pending, or to Owner's knowledge, threatened against Owner or the Site.

3.5 Ownership. Owner has the right to construct and operate the Project on the Site. Except for the Site and the Kosmos Property, in which Owner has a valid leasehold interests, Owner has good and marketable title to all of its properties and assets, real or personal, tangible or intangible, which are owned or used in connection with the Project, and none of the foregoing properties or assets is subject to any assignment, deed of trust, mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind excluding only (a) liens for property taxes not yet due; (b) encumbrances in favor

of Contractor; and (c) matters of record, appearing on the land or otherwise known to Contractor. Parent has good and marketable title to the Site, and the Site is not subject to any assignment, deed of trust, mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind excluding only (a) liens for property taxes not yet due; (b) encumbrances in favor of Contractor; and (c) matters of record, appearing on the land or otherwise known to Contractor.

3.6 Leases. A description of all leases, rights of way, licenses, permits, or other rights to the use of any real property are described on **Schedule 3.6** (collectively, the "Leases"). The Leases are in full force and effect and are binding obligations of Owner and the landlord thereunder, and to Owner's knowledge, are enforceable in accordance with their terms. Except as otherwise noted on **Schedule 3.6**, there have been no amendments or modifications to the Leases, and each Lease, and any amendments thereto which are indicated on **Schedule 3.6**, constitutes the entire agreement between the landlord thereunder and Owner with respect to the leased premises. Owner is not presently in default in any manner under any of the Leases, nor does there exist any condition or event that with notice or lapse of time, or both, could cause Owner to be in default under any of the Lease. Owner is current in the payment of all rent and all other additional rent or other monetary obligations required to be paid under each Lease. To Owner's knowledge, the landlord under each Lease has fully complied with its obligations under the Lease and is not presently in default thereunder, nor does there exist any condition or event that with notice or the lapse of time, or both, could cause such landlord to be in default under the Lease.

3.7 Financial Statements. All financial statements previously delivered to Contractor relating to Owner are true and correct in all material respects, have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") consistently applied, and fully and accurately present the financial condition reflected therein without material change since the dates thereof. Owner is not subject to any liability other than (i) liabilities set forth on the face of the financial statements provided to Contractor (rather than any notes thereto) and (ii) liabilities that have arisen after the date of such financial statements in the ordinary course of the business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of applicable laws).

3.8 No Material Adverse Effect. Since July 14, 2010, there has been no Material Adverse Effect.

3.9 Solvency. Upon giving effect to the EPC Contract and the Loan Documents, and the consummation of the transactions contemplated thereby, the fair saleable value of the assets of Owner will exceed the amount that will be required to be paid on, or in respect to, the existing debts and other liabilities (including contingent liabilities) of Owner, as they mature.

3.10 Compliance with Applicable Laws. Neither the Project when completed nor the operation of the Project following completion will violate or conflict with any applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever of the United States of America, or of any state, municipality or any other

jurisdiction, or of any agency thereof in effect as of the Effective Date, except for any violation or conflict caused by or resulting from any breach by Contractor under the EPC Contract, this Addendum, or any other Loan Document or any negligence or misconduct of Contractor.

3.11 Permits. Except for those permits and approvals that Contractor is obligated to obtain pursuant to the EPC Contract, Owner has obtained or will obtain all governmental and private permits, certificates, consents and franchises which in any respect (i) are necessary for it to carry on its business; or (ii) are necessary for it to own and operate its properties, including the Project. All such governmental and private permits, certificates, consents and franchises will be valid and subsisting, and Owner will be in full compliance therewith.

3.12 No Unpaid Bills. There are no unpaid bills for labor, materials, supplies or services furnished to the Existing Plant or the Project (except normal operating expenses incurred in the ordinary course of operating the Existing Plant, which are not yet due and payable). No claim of lien affecting the Project has been served upon Owner or filed in the public records of Washoe County, Nevada or with the Secretary of State of the State of Nevada.

3.13 Taxes. All federal, state, and local tax returns and tax reports required to be filed by Owner have been filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All federal, state, and local income, profit, franchise, sales, use, occupation, property, excise, and all other taxes (including interest and penalties) with respect to present and prior periods that are due have been fully paid.

3.14 Environmental Matters. At all times while Owner has been in possession of the Site, excepting any matter caused by or resulting from any breach by Contractor under the EPC Contract, this Addendum, or any other Loan Document or any negligence or misconduct of Contractor: (i) Owner and, to Owner's knowledge, the Site has been in compliance with and have not been and are not in violation of or liable under any Environmental Law; (ii) there has been no material Release or, to Owner's knowledge, threat of Release, of any Hazardous Materials at or from the Site or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Site, or from any other property or asset (whether real, personal, or mixed) in which Owner has or had an interest; and (iii) to Owner's knowledge, Owner does not have any liability under any Environmental Laws with respect to the Site.

3.15 Contractual Defaults. Owner is not in default of or in breach in any respect under any contract, agreement or instrument to which Owner is a party or, to Owner's knowledge, by which it or any of its properties may be bound.

3.16 Full Disclosure. All of the statements in the EPC Contract and the Loan Documents and all other information and documents furnished or to be furnished to Contractor by Owner pursuant to the EPC Contract are true, correct and accurate in all material respects and none of such documents contains any untrue statement which makes the statements herein or therein materially misleading or omits to state a material fact necessary to make the statements herein or therein not materially misleading; provided,

however, nothing herein shall limit (a) Contractor's obligation to use reasonable care and prudence in the review and use of information and documents in the performing its services under the EPC Contract, and (b) the limitations on Owner's decisions, approvals or consents pursuant to Section 3.1(a) of the EPC Contract.

3.17 Principal Office. The principal office and place of business of Owner is 1505 Tyrell Lane, Boise, Idaho 83706, and Owner intends to maintain its principal records and books at that address. Owner will give Contractor written notice if that office and/or place of business is changed.

3.18 Adequacy of Rights. Other than the assets of Owner in which Contractor will obtain a valid and enforceable lien and security interest pursuant to the Security Documents, no asset, franchise, license or other right of Owner is necessary to operate the Existing Plant in the same manner as it has historically been operated or to operate the Project (once constructed) in the manner currently contemplated; excepting, however, governmental licenses and permits that may be personal to Owner and not transferable.

3.19 Survival of Representations and Warranties. All covenants, representations and warranties made herein shall survive until complete repayment of the Indebtedness.

4. Representations and Warranties of Contractor. Contractor represents and warrants to Owner that:

4.1 Organization; Authority. Contractor is and will continue to be a limited liability company duly organized, validly existing, and in good standing under Oklahoma law and is qualified to do business as a foreign limited liability company in Nevada. Owner has adequate authority, power and legal right to enter into and carry out the provisions of this Addendum and to consummate the transactions contemplated hereby.

4.2 Status of Loan Documents. Each of the Loan Documents is in full force and effect and is a valid and binding obligation of Contractor, enforceable against, and is free from default on the part of Contractor. All conditions in each Loan Document which are required to be (or which by their nature can be) satisfied by Contractor to date have been satisfied. There does not exist any current basis for any claim against Owner under any of the Loan Documents.

4.3 No Conflicts; Consents. The execution, delivery, and performance of this Addendum and the Loan Documents by Contractor will not (a) violate any law, statute, rule, or regulation of any governmental agency or authority in effect as of the Effective Date; (b) violate any judicial or governmental decree, order, or judgment to which Contractor or the Project is bound; or (c) result in a breach of, or constitute a default under, any agreement or instrument to which Contractor is a party or by which any of its assets are bound. Contractor is not required to obtain the consent of, or otherwise notify or file anything with any governmental agency or third party in order to execute this Addendum and the Loan Documents or carryout the transactions contemplated hereby other than building related permits and authorizations that are part of Contractor's services under the EPC Contract.

4.4 Principal Office. The principal office and place of business of Contractor is 9400 N. Broadway, Suite 300, Oklahoma City, Oklahoma 73114.

4.5 Survival of Representations and Warranties. All covenants, representations and warranties made herein shall survive until complete repayment of the Indebtedness.

5. Covenants and Agreements. Until payment in full of the Note and performance of all obligations owing to Contractor under the EPC Contract and the instruments executed pursuant hereto, unless Contractor otherwise consents in writing, Owner covenants and agrees as follows:

5.1 Performance of Obligations. Owner will promptly and punctually perform all of its obligations under the EPC Contract and the Loan Documents, and under any other instruments executed or delivered pursuant hereto, and under the terms of any other contract or agreement entered into by Owner in connection with the Project.

5.2 Information. Owner will promptly furnish to Contractor all requested information concerning the Project and the financial status of Owner.

5.3 Litigation. Owner will promptly furnish to Contractor written notice of any litigation or any claim that might lead to litigation in which Owner, the Site, the Kosmos Lease, or the Project is involved.

5.4 No Additional Indebtedness. Owner will not incur, create, assume or suffer to exist any indebtedness other than indebtedness arising under the EPC Contract, this Addendum and accounts payable incurred in the ordinary course of business for operation of the Existing Plant. Owner will not assume, guarantee, or endorse, or otherwise become liable in connection with, the obligations of any person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

5.5 Creation of Liens. Without the prior written consent of Contractor, which shall not be unreasonably withheld or delayed, Owner shall not create, assume or suffer to exist any deed of trust, mortgage, pledge, hypothecate, lien, charge or encumbrance on the Site, the Kosmos Lease, the Existing Plant, the Project, or any other asset now owned or hereafter acquired by Owner and now or hereafter used in connection with the ownership of the Project, excluding only encumbrances to Contractor contemplated by this Addendum.

5.6 Transfer of Property. Owner shall not sell, transfer or convey all or any portion of the Site, the Kosmos Lease, the Existing Plant the Project, or its other assets other than sales of power from the Existing Plant and the Project in the ordinary course of business.

5.7 Required Deposits. Owner will deposit with Contractor, on request of Contractor, an amount sufficient to pay the annual real estate taxes, special assessments, if any, and insurance premiums covering the Site, the Existing Plant, and the Project, which amount shall be held in a non interest bearing escrow account; provided that Contractor

agrees that such escrow deposits shall not be required by Contractor as long as (i) such taxes, assessments and insurance premiums are paid when due and before any penalty attaches, and (ii) Owner has not defaulted under any of the terms and conditions hereof.

5.8 Payment of Taxes. Owner shall pay all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state, or local law. Without limitation of the foregoing, Owner will pay or cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Site, the Kosmos Lease, the Existing Plant, or the Project, or any part thereof, and will furnish to Contractor copies of receipts showing payment of such taxes and assessments within 15 days after payment thereof; provided that Owner may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Owner shall not be deemed in default hereunder if (i) Owner shall diligently prosecute such contest in a manner not prejudicial to the rights, liens and security interests of Contractor; (ii) prior to delinquency of the asserted tax or assessment Owner establishes with Contractor an escrow acceptable to Contractor adequate to cover the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Owner upon payment of all such taxes, assessments, interest, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnishes Contractor with an indemnity secured by a deposit in cash or other security acceptable to Contractor, or an indemnity bond with a surety acceptable to Contractor, in the amount of the tax or assessment being contested by Owner plus a reasonable additional sum to pay all costs, interests and penalties which may be imposed or incurred in connection therewith; (iii) Owner pays to Contractor promptly after demand therefor all reasonable costs and expenses incurred by Contractor in connection with such contest; and (iv) Owner promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final and non-appealable; provided, however, that in any event each such contest shall be concluded, and the tax, assessment, penalties, interest and costs shall be paid, prior to the date any writ or order is issued under which the Project or any part thereof may be sold. To the extent there is conflict between this Section 5.8 and the provisions of any of the other provision in the Loan Documents, this Section 5.8 shall control.

5.9 Insurance. So long as any portion of the Indebtedness remains outstanding, Owner will maintain policies of insurance, in such amounts and against such risks as shall be required by Contractor, including, but not limited to, the following,

(i) Commercial General Liability Insurance, including contractual liability insurance coverage, covering Owner's operations at the Project, with combined single limits in amounts not less than $1,000,000 per occurrence, $2,000,000 annual aggregate for bodily injury or property damage;

(ii) Umbrella excess liability coverage in an amount not less than $5,000,000;

(iii) Business motor vehicle liability insurance protecting Owner and Contractor against loss or losses from liability relating to motor vehicles owned, non-owned, hired or used by Owner and its contractors, any subcontractor, or any other person in any manner related to the Project (except Contractor, its subcontractors and any employees, contractors or agents of any of them) with a limit of liability in an amount (combined single limit for personal injury, including bodily injury and death, and property damage) reasonably satisfactory to Contractor;

(iv) A policy insuring the Existing Plant and all improvements related thereto against loss or damage by fire, with an extended all-risk coverage endorsement, in an amount not less than 100% of the full replacement cost thereof, which policy shall contain the following provisions if available on commercially reasonable terms (a) an agreed valuation provision in lieu of any co-insurance clause, (b) coverage for ordinance and law enforcement, debris removal coverage, vandalism, malicious mischief and/or business loss, and (c) a deductible of not more than $100,000 per occurrence;

(v) Once the Project is substantially complete in accordance with the EPC Contract, Owner will use its reasonable efforts to obtain a policy of insurance covering the Project that is comparable to the policy described in subsection (iv) above; and

(vi) Worker's compensation insurance satisfying Owner's obligations under Nevada law.

All insurance policies shall be issued by an insurance company reasonably acceptable to Contractor. All policies of commercial general liability insurance and umbrella excess liability coverage shall name Contractor as an additional insured or loss payee, as applicable.

Each insurance policy referred to in clauses (iv) and (v) above shall contain standard non-contributory mortgagee clauses in favor of and reasonably acceptable to Contractor. Each policy shall provide that it may not be cancelled, materially modified, or allowed to lapse on any renewal date except after 30 days prior notice to Contractor. Owner shall pay as they become due all premiums for the insurance, shall renew or replace each policy, and shall deliver to Contractor evidence of the payment of the premiums at least 30 days prior to the expiration date of each policy.

5.10 Books and Records. Owner will keep and maintain accurate books and records of account in regard to the Project, which will be kept in accordance with GAAP consistently applied.

5.11 Compliance with Laws. Owner will comply with all statutes, laws, rules and regulations to which Owner is subject or by which its properties are bound or affected, including, without limitation, (i) Environmental Laws, (ii) laws pertaining to equal employment and credit practices and civil rights, and (iv) laws pertaining to the

ownership, operation and use of the Site, the Kosmos Lease, the Existing Plant, and the Project.

5.12 Further Assurances. Owner will, from time to time, promptly cure any defects or omissions in the execution and delivery of, or the compliance with the EPC Contract, the Loan Documents, or any of the other documents contemplated herein or therein, including the execution and delivery of any additional documents reasonably required by Contractor.

5.13 Financial Statements, Reports and Documents. Owner shall deliver to Contractor each of the following:

(a) Quarterly Statements. As soon as available, and in any event within 60 days after the end of each calendar quarter, copies of the balance sheet of Owner, as of the end of such quarter, and the statements of income and cash flow of Owner for such quarter and for the portion of the calendar year ending with such period all in reasonable detail, and certified by the Chief Financial Officer of Owner as being true and correct and as having been prepared in accordance with GAAP consistently applied, subject to year end audit adjustments.

(b) Annual Statements. As soon as available and in any event within 90 days after the close of each calendar year, copies of the audited balance sheet of Owner, as of the close of such year, and the respective audited statements of income and cash flow of Owner, for such year, all in reasonable detail and in form and substance satisfactory to Contractor and accompanied by a letter from the Chief Financial Officer of Owner to Contractor certifying that such financial statements have been prepared in accordance with GAAP consistently applied and fairly present the financial conditions and result of operations of Owner all in reasonable detail, and accompanied by an opinion (without any impermissible qualification) in form and substance satisfactory to Contractor from such independent public accountants selected by Owner and reasonably satisfactory to Contractor to the effect that such financial statements have been prepared in accordance with GAAP consistently applied and fairly present the financial conditions and result of operations of Owner.

(c) Audit Reports. If audited financial statements or reports, in addition to those described in Section 5.13(b), are prepared for Owner, promptly upon receipt thereof, one copy of each written report submitted to Owner by independent accountants in any annual, quarterly or special audit, review or examination of Owner's business.

5.14 Notice of Default. Owner shall furnish to Contractor, promptly upon becoming aware of the existence of any condition or event which constitutes or would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action that Owner is taking or proposes to take with respect thereto.

5.15 Restrictions on Redemptions, Distributions, and Payments to Affiliates. Owner will not declare or pay any dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any of its equity interests, or make any payment on account of, or set apart assets for any dividend, distribution, repurchase, redemption, defeasance or retirement of any of its equity interests. Owner will not make any payment to any Affiliate of Owner except

payments to Owner's Affiliate for the operation of the Existing Plant and the Project, which payments to such Affiliates shall be under commercially reasonable agreements on terms that are not less favorable to Owner than would be available from a third-party provider of such services who is not an Affiliate.

5.16 Compliance Certificate. Within 15 days after the end of each calendar quarter, Owner will deliver to Contractor a compliance certificate in the form attached as **Exhibit Q** to this Addendum (the "Compliance Certificate").

5.17 Power Purchase Agreements. Owner will not materially amend, terminate or enter into any power purchase agreement for the Existing Facility or the Project without Contractor's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Contractor may withhold or condition its consent only if Contractor has provided Owner with the basis for its reasonable belief that Owner's proposed action is not consistent with commercially reasonable practices in the geothermal power production industry. For purposes of this Section 5.17, Contractor's consent shall be deemed to have been granted unless Contractor provides Owner, within 10 business days of Contractor's receipt of any request for consent, written notice of denial or conditional denial setting forth in detail the specific reasons therefore and what specific actions Owner may take to secure Contractor's consent (to the extent appropriate).

6. Default. The occurrence of any of the following (each, a "Default") and the failure to cure the same within the period set forth below, if any, shall constitute an "Event of Default" hereunder and under each of the instruments executed pursuant to the EPC Contract:

6.1 Nonpayment of Note. Default in payment when due of any interest on or principal of the Note and the continuance of such default for a period of ten days after such payment is due.

6.2 Other Nonpayment. Default in payment when due of any amount (other than principal and interest) payable by Owner to Contractor and the continuance of such default for a period of ten days after notice of such default is delivered to Owner.

6.3 Breach of Covenants. Default by Owner in the performance or observance of any covenant contained in the EPC Contract, any other Loan Document, or any other instrument delivered to Contractor in connection with the EPC Contract and the continuance of such default for 30 days after notice is delivered to Owner; provided, that if the Default is not curable within 30 days, so long as Owner has commenced and diligently pursues efforts to cure such Default, no Event of Default shall occur until 120 days after notice of such Default is delivered to Owner.

6.4 Termination of EPC Contract. 30 days following termination of the EPC Contract for any reason other than Final Completion; provided, that if such termination is a termination by Owner for cause pursuant to Section 17.1 of the EPC Contract, no Event of Default shall occur until 60 days after such termination.

6.5 Material Adverse Affect. The occurrence of a Material Adverse Effect and the continuance of such Material Adverse Effect for 30 days after notice thereof is delivered to Owner; provided, that if the Material Adverse Effect is not curable within 30 days, so long as Owner has commenced and diligently pursues efforts to cure such Material Adverse Effect, no Event of Default shall occur until 120 days after the initial occurrence of the Material Adverse Effect.

6.6 Owner Change in Control. The occurrence of an Owner Change in Control without (a) Contractor's prior written consent, which will not be unreasonably withheld, delayed, or conditioned, or (b) the purchaser concurrently executing and delivering to Contractor a guaranty of Owner's obligations under the Loan Documents in substantially the same form as the Guaranty (but which is effective immediately upon the Owner Change of Control without any conditions to its effectiveness). Contractor may withhold or condition its consent only if Contractor has provided Owner with the basis for its reasonable belief that the proposed purchaser of Owner does not desire to have Owner complete the Project or repay the Indebtedness. For purposes of this Section 6.6, Contractor's consent shall be deemed to have been granted unless Contractor provides Owner, within 10 business days of Contractor's receipt of any request for consent, written notice of denial or conditional denial setting forth in detail the specific reasons therefor and what specific actions Owner may take to secure Contractor's consent (to the extent appropriate).

6.7 Abandonment. The abandonment of the work on the Project.

6.8 Bankruptcy. The voluntary institution of bankruptcy, reorganization, liquidation, receivership, or similar proceedings by Owner, or the involuntary institution of such proceedings against Owner and the pendency of such involuntary proceedings for 90 days.

6.9 Governmental Requirements. The issuance of any order, decree or judgment pursuant to any judicial or administrative proceeding declaring that the Project, the construction thereof, or the operation of the Project is or will be in violation of any law, ordinance, rule or regulation of any agency, department, commission, board, bureau or instrumentality (excepting any matter caused by or resulting from any breach by Contractor of the EPC Agreement, this Addendum, or any other Loan Document or any negligence or misconduct of Contractor), and the continuance of such matter for 30 days after notice is delivered to Owner; provided, that so long as Owner has commenced and diligently pursues efforts to cure such matter, no Event of Default shall occur until 120 days after notice of such matter is delivered to Owner.

6.10 Statements. Any statement, certificate, schedule or report made or furnished to Contractor by Owner is false or erroneous in any material respect at the time issued, and Owner fails to take or cause to be taken corrective measures reasonably satisfactory to Contractor within 30 days after written notice by Contractor; provided, that if the inaccuracy is not reasonably curable within 30 days, so long as Owner has commenced and diligently pursues efforts to cure such inaccuracy, no Event of Default shall occur until 120 days after notice of such inaccuracy is delivered to Owner.

6.11 Representations and Warranties. Any representation or warranty made or furnished to Contractor by Owner is or becomes false or erroneous in any material respect (except any matter caused by or resulting from any breach by Contractor of the EPC Agreement, this Addendum, or any other Loan Document or any negligence or misconduct of Contractor), and Owner fails to take or cause to be taken corrective measures reasonably satisfactory to Contractor within 30 days after written notice by Contractor; provided, that if the inaccuracy is not curable within 30 days, so long as Owner has commenced and diligently pursues efforts to cure such inaccuracy, no Event of Default shall occur until 120 days after notice of such inaccuracy is delivered to Owner.

7. Remedies. Upon the occurrence of an Event of Default, Contractor may, at its option:

7.1 Acceleration of Note. Declare all Indebtedness evidenced by the Note to be immediately due and payable, whereupon the Note shall become forthwith due and payable without presentment, demand, protest or notice of any kind.

7.2 Enforcement of Loan Documents. Contractor shall be entitled to proceed simultaneously or selectively and successively to enforce its rights under the Note, the EPC Contract and any of the other Loan Documents, or any one or all of them. Nothing contained herein shall limit Contractor's rights and remedies available under applicable laws.

7.3 Selective Enforcement. In the event Contractor shall elect to selectively and successively enforce its rights under any of the Loan Documents, to the extent allowed by applicable law, such action shall not be deemed a waiver or discharge of any other lien, encumbrance or security instrument securing payment of the Note until such time as Contractor shall have been paid in full all sums advanced under the Note. To the extent allowed by applicable law, the foreclosure of any lien provided pursuant to the Loan Documents without the simultaneous foreclosure of all such liens shall not merge the liens granted which are not foreclosed with any interest which Contractor might obtain as a result of such selective and successive foreclosure.

7.4 Fees and Costs. In the event Owner defaults under the Loan Documents other than the EPC Contract, Owner agrees to pay Contractor's reasonable attorneys' fees and costs to enforce the Loan Documents except the EPC Contract, including amounts reasonably incurred to realize upon the Security Documents; provided, however, nothing herein shall allow Contractor to recover any amounts waived pursuant to Section 12.4 of the EPC Contractor.

8. Miscellaneous. It is further agreed as follows:

8.1 Limitation on Credit Extension. Anything contained in the EPC Contract or any of the other Loan Documents to the contrary notwithstanding, in no event shall Contractor be obligated to extend credit to Owner under the EPC Contract in excess of the Contract Price in the aggregate, as the same may be increased from time to time for approved changes pursuant to the EPC Contract.

8.2 Termination of EPC Contract. At the option of Contractor, and after 30 days notice and opportunity to cure is delivered to Owner, Contractor may cease all work and terminate the EPC Contract if (i) the Note or any of the Loan Documents ceases to be in full force and effect, or (ii) a Default or an Event of Default exists under any Loan Documents; provided, that if any such matter is not curable within 30 days, so long as Owner has commenced and diligently pursues efforts to cure such matter, no termination shall occur until 120 days after notice of such matter is delivered to Owner but Contractor may suspend work under the EPC Contract during such period.

8.3 Right to Defend. Contractor shall have the right, but not the obligation, at Owner's expense, to commence, to appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder and in connection therewith pay all necessary expenses, including fees of counsel, if Owner fails to so commence, appear in or defend any such action or proceeding with counsel satisfactory to Contractor, and any expenses incurred by Contractor in connection therewith shall be included in the indebtedness evidenced by the Note.

8.4 Setoff. Owner grants to Contractor a security interest in, and Contractor is hereby authorized at any time and from time to time, without prior notice to Owner (any such notice being expressly waived by Owner), to set off and apply, any and all accounts and deposits (general or special, time or demand, provisional or final) at any time held by Contractor, or any subsidiary or Affiliate of Contractor; and all other indebtedness at any time owing by Contractor or any subsidiary or Affiliate of Contractor, to or for the credit or the account of Owner against any and all of the obligations of Owner now or hereafter existing under any of the Loan Documents. Such security interest may be enforced, and such right of setoff may be exercised, by Contractor irrespective of (i) whether or not Contractor shall have made any demand under any of the Loan Documents, or (ii) whether such obligations are contingent, matured or unmatured. Contractor agrees promptly to notify Owner after any such setoff and application, provided that the failure to give such notice shall not affect the validity or such setoff and application. To the extent allowed by applicable law, the rights of Contractor under this Section 8.4 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Contractor may have.

8.5 Time for Performance. If the last day for performance of any action or delivery of any notice or other communication required by the EPC Contract falls on a Saturday, Sunday or legal holiday, the period in which such action or delivery may be performed or delivered shall automatically be extended until the next succeeding day that is not a Saturday, Sunday or legal holiday.

8.6 Governing Law; Venue. The EPC Contract and this Addendum shall be construed in accordance with and governed by the laws of the State of Nevada. Any action related to the EPC Agreement or this Addendum shall be brought in any state or federal court located in Washoe County, Nevada, and the parties submit to the jurisdiction of such courts for such purpose.

9. No Permanent Commitment. Notwithstanding anything to the contrary contained herein, Owner acknowledges and agrees that neither Contractor nor any of

Contractor's officers, directors, agents or employees has made any commitment whatsoever to extend the credit contemplated herein beyond the term of the EPC Contract; or to make a new interim or long term loan to Owner on or after the Note matures.

10. Definitions

10.1 "Affiliate" means any Person controlling, controlled by, or under common control with Owner. For purposes of this Addendum, a Person shall be deemed to control another if such Person (a) has the power, directly or indirectly, by right of ownership, contract, or otherwise, to direct the management or affairs of the other Person or (b) owns, directly or indirectly, beneficially or of record, 50% or more of the outstanding voting securities of such other Person.

10.2 "Applicable Rate" means 9.5% per annum, compounded monthly; provided, that (i) if Owner has not executed a Power Purchase Agreement (a "PPA") related to the Project on or before November 30, 2010, the Applicable Rate shall increase to 10.5% per annum, compounded monthly, as of December 1, 2010, and (ii) if Owner has not executed a PPA related to the Project with a counter-party and on terms reasonably acceptable to Contractor on or before Final Completion of the Project under the EPC Contract, the Applicable Rate shall increase to 11.5% per annum, compounded monthly. At such time as Owner executes a PPA related to the Project with a counter-party and on terms reasonably acceptable to Contractor, the Applicable Rate shall return to 9.5% per annum, compounded monthly. If Owner executes a PPA related to the Project with a counter-party and on terms reasonably acceptable to Contractor at any time on or before Final Completion of the Project under the EPC Contract, the Applicable Rate shall retroactively be adjusted to be 9.5% per annum, compounded monthly, for all invoices regardless of any increases pursuant hereto.

10.3 "Default Rate" means 5% plus the Applicable Rate in effect at the applicable time.

10.4 "Environmental Law" means any federal, state, or local law, rule, regulation, code, ruling, order, or ordinance relating to human health and safety, natural resources, or the environment or designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

10.5 "Hazardous Material" means any substance, material or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance," or similar term under any provision of any Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde, and polychlorinated biphenyls.

10.6 "Kosmos Lease" means that certain Geothermal Lease between The Kosmos Company and Michael B. Stewart dated October 14, 1987, as amended by First Amendment to Geothermal Lease, dated March 15, 2008 for reference purposes, as amended by Second Amendment to Geothermal Lease, dated May 5, 2007, as assigned by Michael B. Stewart to San Emidio Resources, Inc. on June 2, 1992 as Document No. 1583278, Washoe County

Official Records, as assigned to Empire Farms on September 16, 1995 as Document No. 1933483, Washoe County Official Records, as assigned to Empire Energy, LLC on May 11, 2000 as Document No. 2446152, Washoe County Official Records, as assigned to Empire Geothermal Power LLC on August 31, 2003 as Document No. 2934363, Washoe County Official Records, as assigned to USG Nevada, LLC on April 30, 2008 as Document No. 3645581, Washoe County Official Records.

10.7 "Material Adverse Effect" means any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of Owner, except any such matters caused by or resulting from any breach by Contractor of the EPC Agreement, this Addendum, or any other Loan Document or any negligence or misconduct of Contractor.

10.8 "Owner Change in Control" means, with respect to Owner, an event or series of events by which Parent transfers 50% or more of the equity interests in Owner, or the right to acquire such interests, to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934). For purposes of determining whether an Owner Change in Control has occurred, the term "transfers" includes any means by which Parent ceases to own such equity interests, whether by sale, merger, or otherwise.

10.9 "Person" means any natural person, corporation, limited liability company, trust, statutory or common law joint venture, association, company, partnership, governmental authority or other entity.

10.10 "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on, into, or out of any property.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed as of the day and year first above written.

OWNER:

USG NEVADA LLC, a Delaware limited liability company

By: ______________________

Name: David J Kunz

Title: Limited Manager

CONTRACTOR:

BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company

By: ______________________

Name: ______________________

Title: ______________________

[SIGNATURE PAGE TO CREDIT ADDENDUM TO EPC CONTRACT]

IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed as of the day and year first above written.

OWNER:

USG NEVADA LLC, a Delaware limited liability company

By:__________________________
Name:______________________
Title:_______________________

CONTRACTOR:

BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company

By: [signature]
Name: Gregory W. Meacham
Title: Vice President

[SIGNATURE PAGE TO CREDIT ADDENDUM TO EPC CONTRACT]

EXHIBITS:

Exhibit A	-	Kosmos Property
Exhibit B	-	Site
Exhibit C	-	Promissory Note
Exhibit D	-	Site Lease Deed of Trust
Exhibit E	-	Security Agreement
Exhibit F	-	Environmental Indemnification Agreement
Exhibit G	-	Collateral Assignment of Power Purchase Agreements
Exhibit H	-	Collateral Assignment of Contracts, Leases, Permits, and Rights of Way
Exhibit I	-	Owner's and Incumbency Certificate
Exhibit J	-	FIRPTA Certificate
Exhibit K	-	Financing Statement
Exhibit L	-	Landlord's Consent Agreement
Exhibit M-1	-	Givens Pursley Legal Opinion
Exhibit M-2	-	Robison, Belaustegui, Sharp & Low Legal Opinion
Exhibit N	-	Guaranty
Exhibit O	-	Indemnity
Exhibit P	-	Escrow Agreement
Exhibit Q	-	Compliance Certificate

A

EXHIBIT A TO CREDIT ADDENDUM

KOSMOS PROPERTY

All that certain property situate in the County of Washoe, State of Nevada, being all that portion of Township 29 North and Township 30 North, Range 23 East, M.D.B.&M., being contained in United States Patent No. 356675, U.S. Survey No. 4036 and Patent No. 809407, U.S. Survey No. 4323, described as follows:

Fanny Placer Survey No. 4823
Black Sulphur Placer Survey No. 4036
Cy Edwards Placer Survey No. 4323
Brimstone Placer Survey No. 4036, also known as Parcels 1 and 2 of a Map of Division into large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994, as File No. 1823117, Washoe County, Records.
Washoe Placer Survey No. 4323
San Emidio Placer Survey No. 4323
San Emidio Placer Survey No. 4323
South 460 feet of Higgins Placer Survey No. 4323
South 460 feet of Azufre Placer Survey No. 4036

B

EXHIBIT B TO CREDIT ADDENDUM

SITE

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil, gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

C

EXHIBIT C TO CREDIT ADDENDUM

PROMISSORY NOTE

$24,553,000 August 27, 2010

For value received, USG NEVADA LLC, a Delaware limited liability company ("Borrower"), promises to pay to the order of BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Lender"), at Lender's principal office in Oklahoma City, Oklahoma, or at such other place as the holder of this Promissory Note (this "Promissory Note") may direct, in lawful money of the United States of America, in accordance with the provisions of the Engineering, Procurement and Construction Agreement dated as of the date hereof between Borrower and Lender (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"), the principal amount of each invoice from time to time delivered by the Lender to the Borrower under the Agreement, together with interest thereon in the amounts provided in the Agreement. Capitalized terms not defined in this Promissory Note have the same meaning as given in the Agreement.

1. Payment Terms. All indebtedness evidenced by this Promissory Note shall be due and payable in the amounts and at the times stated in the Agreement. For the purpose of computing interest under this Promissory Note, payments of all or any portion of the indebtedness owing under this Promissory Note will not be deemed to have been made until such payments are received by the holder of this Promissory Note in collected funds. For the convenience of the parties, Lender may record each invoiced amount on Schedule 1 to this Promissory Note, and such Schedule shall be conclusive evidence, absent manifest error, of the invoiced amounts owing on this Promissory Note. Each payment received by the holder hereof shall be applied first to unpaid costs and expenses incurred and payable under the terms of this Promissory Note, then next to unpaid accrued interest owing on this Promissory Note, then next with the remainder applied to the principal unpaid balance of this Promissory Note.

2. Prepayment. The outstanding indebtedness owing under this Promissory Note may be prepaid in whole or partial prepayments at any time or from time to time without premium or penalty.

3. Benefits. This is the Promissory Note referred to in the Agreement, and is issued pursuant to all the terms and provisions of the Agreement. The holder of this Promissory Note is entitled to the benefits of the Agreement and the Loan Documents, and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof, all in accordance with the terms thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrower to pay the principal of, interest on, and any additional payment in connection with, this Promissory Note when due.

4. Acceleration. Upon the occurrence of an Event of Default under the Agreement or a default or event of default in or under any Loan Document, the holder of this Promissory Note, at the holder's option, may declare immediately due and payable the entire unpaid principal balance of, and all accrued and unpaid interest on, this Promissory Note, and exercise

any or all other rights provided in the Agreement and Security Documents, or at law or in equity, without notice, formal demand or presentment, all of which are hereby waived by Borrower.

5. Maximum Rate. Regardless of any provision contained in this Promissory Note or the Agreement, Lender shall never be entitled to contract for, charge, receive, collect or apply as interest on this Promissory Note any amount in excess of the maximum rate of interest provided under applicable Nevada law (the "Maximum Rate"), and, in the event that the holder of the Promissory Note ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Promissory Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Lender and Borrower shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary and mandatory prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Promissory Note; provided that, if the entire unpaid principal balance together with all accrued interest thereon are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Promissory Note, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

6. Right of Setoff. Upon the occurrence of an Event of Default, Borrower grants to the holder of this Promissory Note the right to set off against the indebtedness evidenced by or owing under this Promissory Note any and all of such holder's liabilities to Borrower, if any, and all money or property in the holder's possession held for or owed to Borrower.

7. Waiver. Except as otherwise expressly provided in this Promissory Note or in the Loan Documents, Borrower and all sureties, endorsers and guarantors of this Promissory Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Promissory Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable herefor, (iii) agree that it will not be necessary for any holder hereof, in order to enforce payment of this Promissory Note by such holder, to first institute suit or exhaust its remedies against Borrower or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Promissory Note or any other indulgences with respect hereto, without notice thereof to any of them.

8. Attorneys' Fees. If this Promissory Note is collected by legal proceedings or through a probate or bankruptcy court, or is placed in the hands of an attorney for collection upon acceleration or after maturity, no matter how maturity or acceleration is brought about, Borrower agrees to pay the reasonable attorneys' fees and all other collection costs incurred by the holder of this Promissory Note.

9. Governing Law; Venue. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Nevada. Any action related to this Promissory Note shall be brought in any state or federal court located in Washoe County, Nevada, and the parties submit to the jurisdiction of such courts for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date and year first above written.

USG NEVADA LLC,
a Delaware limited liability company

By:____________________________
Name:__________________________
Title:___________________________

SCHEDULE 1

INVOICED AMOUNTS

Invoice/Payment Date	Invoice Number	Amount of Invoice	Amount of Payment	Amount Applied to Interest	Amount Applied to Principal	Outstanding Principal Balance This Date	Notation Made By

D

EXHIBIT D TO CREDIT ADDENDUM

SITE LEASE DEED OF TRUST

(The undersigned certifies that this document does not include any personal information as referenced in NRS Section 239.030.)

Assessor Parcel Number: 071-070-19

When Recorded Mail to:

McAfee & Taft
A Professional Corporation
c/o Robert L. Garbrecht, Esq.
10th Floor, Two Leadership Square
211 North Robinson
Oklahoma City, OK 73102

Mail all real property tax notices to:

USG Nevada LLC
1505 Tyrell Lane
Boise, Idaho 83706
Attention: President

LEASEHOLD DEED OF TRUST WITH POWER OF SALE, SECURITY AGREEMENT AND FIXTURE FILING (CONSTRUCTION)

THIS INSTRUMENT IS A "MORTGAGE" FOR PURPOSES OF ARTICLE NINE OF THE NEVADA UNIFORM COMMERCIAL CODE.

NOTE TO COUNTY RECORDER: THIS INSTRUMENT IS TO BE RECORDED AND INDEXED AS A FIXTURE FILING AS WELL AS A DEED OF TRUST FOR PURPOSES OF THE NEVADA UNIFORM COMMERCIAL CODE.

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE TO TAKE THE PROPERTIES IN TRUST AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY BORROWER UNDER THIS DEED OF TRUST.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES THE PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL. THIS DEED OF TRUST WITH POWER OF SALE, SECURITY AGREEMENT, ASSIGNMENT AND FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

THIS LEASEHOLD DEED OF TRUST WITH POWER OF SALE, SECURITY AGREEMENT AND FIXTURE FILING (the "Deed of Trust") is made as of August 27, 2010 between USG NEVADA LLC, a Delaware limited liability company ("Borrower"), having a mailing address of 1505 Tyrell Lane, Boise, Idaho 83706, and STEWART TITLE COMPANY OF NEVADA – NORTHERN DIVISION, 1070 Caughlin Crossing, Reno, Nevada 89519 ("Trustee"), for the benefit of BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Lender"), having a mailing address of 9400 N. Broadway, Suite 300, Oklahoma City, Oklahoma 73114, with respect to the following circumstances:

I. Borrower is indebted to Lender for certain amounts under that certain Engineering, Procurement and Construction Contract dated as of the date hereof between Borrower and Lender (the "Agreement") and as evidenced by that certain Promissory Note dated as of the date hereof in the principal amount of $24,553,000 made by Borrower in favor of Lender (the "Note"). Capitalized terms not defined in this Deed of Trust have the meanings given to them in the Agreement, including the Credit Addendum thereto (the "Credit Addendum").

II. Borrower has agreed to enter into this Deed of Trust to secure the indebtedness evidenced by the Note.

III. This Deed of Trust shall not secure any of Borrower's obligations under that certain Environmental Indemnification Agreement, of even date herewith, by and between Borrower and Lender.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and adequate consideration, the receipt of which is hereby acknowledged, and to secure the payment of the "Secured Indebtedness" (as that term is hereinafter defined) and the performance of the covenants and agreements contained in this Deed of Trust, Borrower does hereby grant, bargain, sell, and convey to Trustee in trust, with power of sale, all of Borrower's present and future estate, right, title and interest in and associated with the real property more particularly described on Exhibit A attached hereto (the "Real Property") including all of its right, title and interest in and to the following described property (together with the Real Property, the "Properties"), whether now or hereafter acquired and owned by Borrower in the name of Borrower or in the name of a nominee or other agent for Borrower:

A. all right, title and interest of Borrower in, to, under or derived from the leasehold estate created under and by virtue of that certain Office and Land Lease Agreement dated August 27, 2010, by and between U.S. Geothermal, Inc., an Idaho corporation (the "Landlord"), and Borrower (the "Lease") in and to the Real Property, any interest in any fee, greater or lesser title to the Land that Borrower may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Lease or otherwise) and all credits, deposits, options, privileges and rights of Borrower under the Lease (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements, and modifications thereof (including (i) the right to give consents, (ii) the right to receive moneys payable to Borrower, (iii) the right to renew or extend the Lease for succeeding term or terms, (iv) the right to terminate or modify the Lease, and (v) all of Borrower's claims and rights to the payment of damages arising

under the federal bankruptcy code from any rejection of the Lease by the landlord thereunder or by any other party);

B. all right, title and interest of the Borrower in, to, under or derived from all buildings, structures, plants, terminals, facilities and other improvements of every kind and description now or hereafter located on the Real Property, including all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, fire protection and sprinkler, surveillance and security, all awnings, floor coverings, partitions, elevators, escalators, motors, machinery, lines, pipes, fittings, valves, connections, regulators, fixtures, towers, drums, tanks, heat exchangers, heaters, boilers, pumps, instruments, wiring, transformers, accumulators, coolers, pumps, storage tanks, generators, and other items of equipment and personal property of every kind and description now or hereafter located on the Real Property or attached to the improvements which by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Real Property immediately upon delivery thereof on the Real Property and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "Improvements"; and the Real Property with the Improvements thereon and appurtenant rights thereto being collectively called the "Property");

C. all estate, right, title and interest of Borrower in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Real Property; the streets, and roads abutting the Real Property; all air space and rights to use air space above the Real Property; all development, operating or similar rights appurtenant to the Real Property (including, without limitation, all rights arising from reciprocal access agreements, joint occupancy, and use or development agreements); all rights of ingress and egress now or hereafter appertaining to the Real Property; and all existing and future permits, easements, licenses, rights of way, and similar rights and privileges now or hereafter appertaining to the Real Property;

D. all estate, right, title and interest of Borrower in, to, under or derived from plans, specifications, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties, all relating to the Properties or to the present or future operation or occupancy of the Real Property, all architectural, engineering, construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to the Real Property and all other agreements affecting or relating to the use, enjoyment or occupancy of the Properties, including all power purchase agreements or similar agreements;

E. all estate, right, title and interest of Borrower in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and extensions, improvements, betterment, renewal substitutions and replacements of, and additions and appurtenances to, any of the Properties hereafter acquired by or released to Borrower or constructed or located on, or attached to, the Real Property;

F. all estate, right, title and interest of Borrower in, to, under or derived from all proceeds of any sale, transfer, taking by condemnation (or any proceeding or purchase in lieu thereof), financing, refinancing or a conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Properties, including all insurance proceeds and awards and title insurance proceeds under any title insurance policy now or hereafter held by Borrower, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to the Properties, all of which Borrower hereby irrevocably directs be paid to Lender to the extent provided hereunder, to be held, applied and disbursed as provided in this Deed of Trust; and

G. all proceeds of any and all of the above items A. through F. (all such items A. through G. being sometimes referred to as the "Collateral").

TO HAVE AND TO HOLD the Properties unto the Trustee for the benefit of Lender, forever, to secure payment of the Secured Indebtedness as hereinafter described.

The expression "Borrower's successors," as used herein, shall mean each of Borrower's successors and assigns. Borrower hereby binds itself and Borrower's successors to warrant and forever defend, all and singular the Properties, unto Lender, its successors, and to its and their assigns, forever, against every person and entity whomsoever now or hereafter claiming same or any part thereof.

For the considerations stated in this Deed of Trust, with respect to that portion of the Properties that now or hereafter, consist of (i) equipment, general intangibles, accounts, instruments, documents, chattel paper, contract rights, fixtures, proceeds or products of collateral (as such terms are defined in the Uniform Commercial Code as in effect in the appropriate jurisdiction with respect to said properties, rights and interests) and/or (ii) any other personal property or fixture of a kind or character subject to the applicable provisions of the Uniform Commercial Code (as in effect in the appropriate jurisdiction with respect to each of said properties, rights and interests), Borrower hereby grants to Lender a security interest in all such now owned or hereafter acquired properties, rights and interests to secure the payment of the "Secured Indebtedness" (as that term is defined in Section 1.1) and the performance of the obligations of Borrower contained in this Deed of Trust and the Note.

Borrower, in consideration of the foregoing premises and to induce Lender to make the loans described above, hereby covenants and agrees with both the Trustee and Lender as follows:

ARTICLE I.

INDEBTEDNESS SECURED

1.1 Secured Indebtedness. This Deed of Trust is given to secure all of the following indebtedness and all amendments, extensions, renewals, modifications, rearrangements or increases of any of the following indebtedness (the "Secured Indebtedness"):

(a) Agreement and Note. The indebtedness arising pursuant to the Agreement and evidenced by the Note.

(b) Other Indebtedness. All indebtedness incurred or arising pursuant to the provisions of this Deed of Trust.

(c) Future Indebtedness. All extensions or renewals of all indebtedness described in Section 1.1(a) and Section 1.1(b) above, and all loans and advances that Lender may hereafter make to Borrower and all other and additional debts, obligations and liabilities of every kind and character of Borrower, now or hereafter existing in favor of Lender, regardless of whether such debts, obligations or liabilities are direct or indirect, primary or secondary, joint, several, fixed or contingent, and irrespective of the manner in which same may be incurred and regardless of whether such present or future debts, obligations and liabilities may, prior to their acquisition by Lender, are or have been payable to or in favor of, some other person or entity, or have been acquired by Lender in a transaction with anyone other than Borrower, together with any and all renewals and extensions of such indebtedness, loans, advances, debts, obligations and liabilities, or any part thereof, and all interest, attorneys' fees, and other charges thereof, or incurred in connection therewith, it being contemplated by Borrower and Lender that Lender may from time to time make additional loans and future advances hereunder. Any additional loan or advance made hereunder may be made without notice to or without the consent of anyone bound by this Deed of Trust, other than the person or party to whom the advance or loan is made, but nothing contained herein shall impose upon Lender the duty or obligation to make any additional loan or advance. All parties acknowledge and agree that there may be future advances under the Loan Documents, and that such advances are obligatory advances, subject to the terms and conditions of the Loan Documents, and that the repayment of such future advances shall be secured by the lien of this Deed of Trust as if such future advances are made as of the date hereof.

1.2 Payment of Indebtedness. Borrower shall duly and punctually pay the indebtedness described in this Article I, including each and every obligation owing on account of the Note, in accordance with the terms of the Note.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

2.1 Existence and Power. Borrower has adequate power, authority and legal right to own, operate and possess the Properties, and to grant, sell, transfer, assign, convey, and grant a security interest in, the Properties. Borrower is duly authorized, qualified and licensed under all applicable laws to carry on Borrower's business at the locations where Borrower conducts such business, and operate and own the Properties. The execution, delivery and performance of this Deed of Trust by Borrower will not violate any applicable law, the provisions of any charter or bylaws, or any other agreement or instrument binding upon Borrower, or applicable to, affecting or covering the Properties.

2.2 Title.

(a) (i) Borrower is the owner of a valid leasehold interest in the Real Property pursuant to the Lease and holds good and marketable title to the Improvements, in each case, free from liens, security interests, pledges, hypothecations, charges or other encumbrances; (ii)

Borrower has good and lawful right to mortgage the Properties to Lender without the consent of any person other than those consents which have been obtained prior to or contemporaneously with the execution and delivery of this Deed of Trust, including but not limited to the consents of the landlords under the Lease; and (iii), to the best knowledge of Borrower, the lien created by this Deed of Trust constitutes a valid, binding and enforceable first priority lien on the Properties.

(b) Borrower shall (i) cause the representations and warranties in subsection (a) of this Section to continue to be true in each and every material respect at all times prior to the termination of this Deed of Trust, and (ii) preserve, protect, warrant and defend (A) the estate, right, title and interest of Borrower in and to the Properties, (B) the validity, enforceability and priority of the lien of this Deed of Trust, and (C) the right, title and interest of Lender under this Deed of Trust, in each case against all other liens and claims whatsoever.

(c) Borrower has no knowledge of any liens or encumbrances other than the lien of this Deed of Trust upon the Properties or any portion thereof, and Borrower shall not grant or suffer to exist any other lien or encumbrance upon the Properties without Lender's written approval.

(d) Borrower shall perform all acts that may be necessary to continue, maintain, preserve, protect and perfect the Properties, the lien granted to Lender herein and the perfected priority of such lien. Upon request by Lender, Borrower shall at its sole cost and expense (i) promptly correct any defect or error that may be discovered in this Deed of Trust or any financing statement or other document relating hereto, and (ii) promptly execute, acknowledge, deliver, record, and re-record, register and re-register, and file and re-file this Deed of Trust and any fixture filings, financing statements or other documents that Lender may reasonably require from time to time (all in form and substance reasonably satisfactory to Lender) in order (A) to effectuate, complete, perfect, continue or preserve the lien of this Deed of Trust on the Properties, whether now owned or hereafter acquired, (B) to correct or change the name of Borrower following any change in its identity, sale of the Properties, or assumption of the loan, or (C) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to Lender hereunder. Borrower or any subsequent owner of the Properties, if so requested in writing by Lender, shall ratify and confirm any such sale by executing and delivering to Lender any document or instrument which, in the judgment of Lender, is suitable or appropriate therefor.

2.3 Lease. The Lease is a valid and subsisting Lease of the Real Property, is in full force and effect in accordance with its terms, and has not been amended or modified in any respect. No default has occurred and is continuing under the Lease and no event has occurred or is occurring which, with the passage of time or service of notice, or both, would constitute an event of default under the Lease. The Lease are not subject to any liens or encumbrances of any kind or nature. Borrower is the owner of the tenancy created by the Lease, has (subject to the prior written approval of the landlords under the Lease) the right and authority under the Lease to execute and deliver this Deed of Trust and to encumber the tenancy as provided therein, and Borrower's execution and delivery of this Deed of Trust does not violate the terms or provisions of any other document to which Borrower is a party or by which its property may be bound or affected.

2.4 Litigation and Claims. No claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation is pending or, to the best knowledge of Borrower, threatened that could now or hereafter adversely affect the ownership or operation of any of the Properties. No written or oral notice from any governmental body or any other person has been received by Borrower claiming any violation of any law, any environmental, conservation, or other ordinance, code, rule, or regulation.

2.5 Consents and Preferential Rights. Borrower has no knowledge of any preferential purchase rights held by third parties affecting any part of the Properties or, except as set forth in the Lease, rights of third parties to prohibit the assignment, conveyance, pledge, or mortgage of any part of the Properties without the consent of such third parties.

2.6 Compliance with Laws. Borrower has received no notice that Borrower's ownership, use and operation of its assets and properties does not comply in all material respects with any and all applicable federal, state and local laws, statutes, rules, regulations, ordinances and orders.

2.7 Complete and Accurate Descriptions of Property. The Real Property described in Exhibit A constitutes all of the land necessary for the construction, ownership, maintenance, access to and operation of the Improvements of Borrower affected by this instrument.

ARTICLE III.

ADDITIONAL COVENANTS

Borrower further covenants and promises to Lender as follows:

3.1 Lease.

(a) The provisions in this Deed of Trust shall be deemed to be obligations of Borrower in addition to Borrower's obligations as tenant with respect to similar matters under which Borrower is obligated under the Lease and shall not restrict or limit Borrower's duties and obligations to keep and perform promptly all of its covenants, agreements and obligations as tenant under such Lease.

(b) Borrower shall at all times fully perform and comply with all the agreements, covenants, terms and conditions imposed upon the tenant under the Lease, and if Borrower shall fail so to do, Lender may (but shall not be obligated to) take any action Lender deems necessary or desirable to prevent or cure any default thereunder including, without limitation, performance of any of the tenant's covenants or obligations under the Lease. Upon Lender's request, Borrower will submit satisfactory evidence of payment of all of its monetary obligations under the Lease (including but not limited to rents, taxes, assessments, insurance premiums and operating expenses).

(c) Borrower shall notify Lender promptly of (i) the occurrence of any default by the landlord under the Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by the landlord under the Lease, (ii) the receipt by Borrower of any written notice from the landlord under the Lease and of any written

notice noting or claiming the occurrence of any default by Borrower under the Lease or the occurrence of any event which, with the passage of time or service of notice, or both, would constitute a default by Borrower under the Lease, (iii) any request made by any party to the Lease for arbitration proceedings pursuant to such Lease, if any, and of the institution or commencement of arbitration proceedings thereunder. Borrower shall promptly cause a copy of each notice sent to or by Borrower under the Lease to be delivered to Lender. Unless contrary to the express terms of the Lease, Borrower shall also permit Lender to participate in any arbitration proceedings in association with Borrower, and if at the time any such arbitration proceedings shall be initiated, and an event of default has occurred, Lender is hereby granted the sole and exclusive right to designate and appoint any arbitrators to be appointed by Borrower under the Lease.

(d) Upon receipt by Lender from the landlord under the Lease of any written notice of default by Borrower or any other party as tenant thereunder, beyond any applicable cure period, Lender may rely thereon and take such action as aforesaid to cure such default even though the existence of such default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. Lender may pay and expend such sums of money as Lender deems commercially reasonable for any such purpose, and Borrower hereby agrees to pay to Lender, upon demand, all such sums so paid and expended by Lender, together with interest thereon from the date of such payment at the Default Rate (as defined in Section 3.2). All sums so paid and expended by Lender, and the interest thereon, shall be added to and be secured by the lien of this Deed of Trust.

(e) The curing by Lender of any default by Borrower under the Lease shall not remove or waive, as between Lender and Borrower, the default which occurred hereunder by virtue of the default by Borrower under the Lease, and all sums expended by Lender to cure any such default and costs and expenses incurred by Lender in connection with the curing of such default shall be paid by Borrower to Lender upon demand with interest thereon at the Default Rate, and any such indebtedness shall be deemed to be secured by the Deed of Trust.

(f) Borrower shall not surrender its leasehold estate and its interest created under the Lease, nor terminate or cancel the Lease without the prior written consent of Lender. Any attempted surrender, termination or cancellation by Borrower shall be null and void and of no force or effect.

(g) The lien of the Deed of Trust includes and attaches to all of Borrower's rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code (as hereinafter defined), including, without limitation, all of Borrower's rights to remain in possession of the real estate.

(h) If there shall be filed by or against Borrower a petition under the U.S. Bankruptcy Code, Borrower, as tenant under the Lease, or any trustee appointed by the Bankruptcy Court in such proceedings, shall promptly (but in no event more than three business days after the filing of such petition) notify Lender in writing of Borrower's or the trustee's intent, as the case may be, to assume or reject the Lease pursuant to Section 365(a) of the Bankruptcy Code. If the intent of Borrower or such trustee is to reject the Lease or to take no

action under such Section 365(a), and Borrower has received notification from Lender that, if such is the case, Lender desires an assignment of the Lease, then:

(i) Borrower (or Lender upon Borrower's failure to do so promptly) shall file, prior to the expiration of the period provided in Section 365(d)(4) of the Bankruptcy Code, a motion with the Bankruptcy Court to assume and assign the Lease to Lender; and

(ii) Borrower shall bear the burden of establishing with the Bankruptcy Court that Lender can perform as required by Sections 365(b) and (f) of the Bankruptcy Code.

(i) If Lender has notified Borrower of its intent to assume the Lease, Borrower shall not seek to reject the Lease but shall forthwith (and in all events before the expiration of all applicable time periods for such assumption and assignment) use all best efforts to obtain consent from the Bankruptcy Court to assume and assign the Lease for the purposes of this paragraph. Borrower agrees that Lender may at any time apply to the Bankruptcy Court for an extension of any time period for the assumption of the Lease by Borrower and that the protection of Lender's security interest in the Lease shall be deemed sufficient cause for such extension and Borrower shall not oppose any application by Lender for such extension. Borrower agrees that, if for any reason the Lease is rejected pursuant to the provisions of Section 365 of the Bankruptcy Code, Borrower will not take the position that such rejection is a termination of the Lease.

(j) No release or forbearance of any of Borrower's obligations under the Lease, pursuant to the Lease or otherwise, including, without limitation, Borrower's obligations with respect to the payment of rent as provided for in the Lease and the performance of all the terms, provisions, covenants, conditions and agreements contained in the Lease to be kept, performed or complied with by tenant therein, shall release Borrower from any of Borrower's obligations under this Deed of Trust. The lien of this Deed of Trust attaches to all of Borrower's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower's rights to remain in possession of the Property.

(k) If the landlord under the Lease rejects the Lease pursuant to the Bankruptcy Code, Borrower agrees that it will not elect to treat the Lease as terminated but will elect to remain in possession of the leasehold interest as provided in 11 U.S.C. § 365(h)(1)(A)(ii), make lease payments subject to allowable setoffs under 11 U.S.C. § 365(h) and retain its rights under the Lease.

(l) Borrower hereby unconditionally assigns, transfers and set over to Lender all of Borrower's claims and rights to the payment of damages arising from any rejection by the landlord under any of the Lease under the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"). Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notice and other documents with respect to Landlord under the Bankruptcy Code. This assignment constitutes a present, irrevocable or unconditional assignment of the foregoing claims, rights remedies, and shall continue in effect

with all of the indebtedness under the Note and other obligations secured by the Deed of Trust shall have been satisfied and discharged in full. Any amounts received by Lender as damages arising out of the rejection of any of the Lease as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the exercise of any of its rights or remedies under this paragraph and then as otherwise provided in the Deed of Trust.

(m) If pursuant to Section 365(h)(2) of the Bankruptcy Code, Borrower seeks to offset against any deposit reserved in a Lease the amount of any damages caused by the non-performance by the Landlord of any of Landlord's obligations under the Lease after the rejection by Landlord under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of its intent so to do, setting forth the amounts proposed to be so offset and the basis therefore. During the existence of a Default, Lender shall have the right to object to all or any part of such offset, and, in the event of such objection, Borrower shall not affect any offset of the amounts so objected to by Lender. If Lender has failed to object as aforesaid within thirty (30) days after notice from Borrower in accordance with the first sentence of this paragraph, Borrower may proceed to effect such offset in the amounts set forth in Borrower's notice. Neither Lender's failure to object as aforesaid nor any objection or other communication between Lender and Borrower relating to such offset shall constitute an approval of any such offset by Lender. Borrower shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, commercially reasonable attorneys' fees and expenses) arising from or relating to any offset by Borrower against the rent reserved in the Lease.

(n) Borrower shall promptly after obtaining knowledge thereof notify Lender of any filing by or against Landlord of a petition under the Bankruptcy Code. Borrower shall thereafter forthwith give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Borrower shall promptly deliver to Lender following receipt any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto or in connection therewith.

(o) Borrower specifically acknowledges and agrees that any default under the terms of the Lease that is not cured within any applicable cure period shall be an event of default hereunder and under the terms of the Loan Documents, and that Lender shall have the right to cure all such defaults under the terms of the Lease, consistent with the terms and conditions of the Lease relating to such default and cure. Borrower further represents and warrants that the Lease is in full force and effect as of the date of this Deed of Trust, and that Borrower has recorded a memorandum of the Lease in the Official Records of Washoe County, Nevada.

(p) Unless Lender shall otherwise expressly consent in writing, the title to the Property demised by the Lease and the leasehold estate therein contained shall not merge but shall always remain separate and distinct, notwithstanding the union of the fee title and the leasehold estate by purchase or otherwise, in the landlord under any of the Lease, or the tenant, or in any other party in the event Borrower acquires the fee title or any other estate, title or

interest in the Property demised under the Lease or any part thereof, the lien of this Deed of Trust, without further act, deed, conveyance or deed of trust on behalf of Borrower shall attach to, cover and be a lien upon such acquired estate, title or interest, and such interest shall thereupon be and become a part of the security encumbered by this Deed of Trust with the same force and effect as if specifically encumbered in this Deed of Trust and in the event thereof, upon request of Lender without cost or expense to Lender, Borrower will execute, acknowledge and deliver such further acts, conveyances, deeds, deeds of trust, and assurances as Lender shall reasonably require to ratify and confirm Lender's lien on the acquired estate, title or interest.

(q) Borrower shall advise Lender in writing of the giving of any notice to Borrower by the landlord under any of the Lease of any default by Borrower as tenant thereunder in the performance or observance of any of the terms, conditions and covenants to be performed or observed by the tenant thereunder and shall deliver to Lender a true copy of each such notice.

(r) If any of the Lease is canceled or terminated, and Lender or its nominee shall acquire an interest in any new lease of the Real Property demised thereby, Borrower shall have no right, title or interest in or to the new lease or to the leasehold estate created by such new lease.

(s) If any action, proceeding, motion or notice shall be commenced or filed in respect of the Landlord or the leasehold estate under any of the Lease in connection with any case (including a case commenced or filed under the Bankruptcy Code), Lender shall have the option, to the exclusion of Borrower, exercisable upon notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender's choice. Lender may proceed in its own name or in the name of Borrower in connection with any such litigation, and Borrower agrees to execute any and all powers, authorizations, consents or other documents required by Lender in connection therewith. Borrower shall, upon demand, pay to Lender all costs and expenses (including commercially reasonable attorneys' fees) actually paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the lien of this Deed of Trust and shall be added to the principal amount of the indebtedness secured hereby. Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Lease in any such case without the prior written consent of Lender.

(t) Borrower will use its best efforts to obtain and deliver to Lender within twenty (20) days after written request by Lender, an estoppel certificate from the landlord under the Lease setting forth (i) the name of the tenant thereunder, (ii) that the Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the rent payable under the Lease, (iv) the date to which rental charges have been paid by tenant under the Lease, (v) whether there are any alleged defaults by tenant under the Lease and, if so, setting forth the nature thereof in reasonable detail, and (vi) such other matters as Lender may reasonably request.

(u) Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assumption by Lender of the Lease and Lender shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust.

(v) Borrower shall not amend, supplement or otherwise modify the terms of the Lease without the prior written consent of Lender. Additionally, Borrower will exercise all extension or renewal options set forth in the Lease unless otherwise agreed to by Lender. Borrower shall not sell or assign the Lease or any of its rights thereunder or the tenancy created thereby or sublease all or any portion of the Real Property without the prior written consent of Lender.

3.2 Defense Against Claims. If the validity or priority of this Deed of Trust, or of any rights, title, liens or interests created or evidenced hereby with respect to the Properties, or any part thereof, are endangered, questioned or attacked, directly or indirectly, or if any legal proceedings are instituted against Borrower in respect thereto, Borrower will give written notice thereof to Lender and, at Borrower's own cost and expense, Borrower will diligently endeavor to cure any defects that may be developed or claimed and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims. Lender is hereby authorized and empowered to take such additional steps as in Lender's judgment or discretion may be necessary or proper in the defense of such legal proceedings, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Properties. All commercially reasonable expenses so incurred of every kind and character will be a demand obligation owing by Borrower and will bear interest from the date of expenditure until paid at the Default Rate, as defined in the Credit Addendum, and will be secured by the lien and security interest evidenced by this Deed of Trust. The party incurring such expense shall be subrogated to all rights of the person receiving such payment. The above and foregoing covenants will at all times be construed to be covenants for the benefit of Lender and will remain in full force and effect, notwithstanding the assignment of Lender's beneficial interest under this Deed of Trust..

3.3 Payment of Debt. Borrower will make prompt payment of the Secured Indebtedness as the same becomes due.

3.4 Sale, Encumbrance or Removal. Borrower will not at any time during the existence of this Deed of Trust, without first obtaining Lender's prior written consent, sell, assign, transfer, mortgage, pledge, hypothecate, encumber, or otherwise dispose of any of the Properties, or remove or permit to be removed, any personal or other removable property at any time covered hereby from the premises upon which the same may be situated, except in the ordinary course of business.

3.5 Extensions and Substitutions. By agreement with the maker or makers of any instrument evidencing any indebtedness at any time secured hereby, Lender, without notice to or consent of any other party to this Deed of Trust, may from time to time extend the time of payment of the whole or any part of the Secured Indebtedness, or may accept from said maker or makers one or more new instruments in the same or different form in renewal of or by way of substitution for any instrument of indebtedness without in any manner impairing or affecting the lien and security interest of this Deed of Trust or any of Lender's rights hereunder.

3.6 Preservation of the Properties. Borrower will keep and maintain all Properties, or cause all Properties to be kept and maintained, in good repair and sufficient operating condition, normal wear and tear excepted, including the making of all necessary repairs, renewals,

replacements, additions and improvements. Borrower will not commit or suffer to be committed any waste of the Properties or permit any lien or encumbrance of any kind or character, except in favor of Lender, to accrue or remain on the Properties or any part thereof.

3.7 Operation. Borrower will operate the Properties, or will cause the Properties to be operated, in a good and workmanlike manner in accordance with all applicable laws of the United States of America and the State of Nevada, as well as all rules, regulations and laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Property shall be carried on, and will comply in all material respect with each assignment or contract obligating Borrower in any way with respect to the Property; but nothing herein shall be construed to empower Borrower to bind Lender to any contract or obligation or render Lender in any way responsible or liable for bills or obligations incurred by Borrower.

3.8 Taxes. Subject to the provisions of the Agreement, Borrower will pay, or cause to be paid, before delinquent, all taxes, assessments and other governmental charges of every kind and character now or hereafter levied, imposed or assessed against the Properties, or any party thereof, or which might become a lien thereon, including all such as may be incident to the operation, development or maintenance of said property.

3.9 Debts. Subject to the provisions of the Agreement, Borrower will pay or cause to be paid all debts and liabilities of Borrower of any character in accordance with their respective terms.

3.10 Books and Records. Borrower will keep accurate books and records in accordance with sound accounting principles, in which full, true and correct entries shall be promptly made as to all operations on the Properties. All such books and records will at all times during reasonable business hours be subject to inspection by Lender and Lender's representatives. Whenever reasonably requested by Lender, Borrower will make reports of operations in a form consistent with the past practices of Borrower, setting out full data as to production and revenues from the Properties.

3.11 Indemnification. Borrower will indemnify and hold Lender harmless from and against all claims, demands, liabilities and causes of action asserted against Lender on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Properties, this Deed of Trust or any of the Secured Indebtedness, except for Lender's willful misconduct or gross negligence or caused by the breach of Lender under the Agreement, this Deed of Trust or the Loan Documents.

3.12 Additional Documents. Whenever requested by Lender, Borrower will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances and will promptly do or cause to be done all such other and further things as may by Lender be deemed necessary, expedient or advisable in order to better and more fully preserve or vest in Lender all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Deed of Trust, or by any other instrument delivered simultaneously or pursuant hereto.

3.13 Insurance. Borrower shall maintain the policies of insurance required by the Agreement. Borrower shall also procure and maintain comprehensive general liability on such

coverage amounts as Lender may request with Lender being named as additional insured in such liability insurance policies. Additionally, Borrower shall maintain such other insurance, including but not limited to hazard, business interruption and boiler insurance as Lender may require. Upon request of Contractor, Owner shall furnish to Contractor a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) if such policy covers property, the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Owner shall promptly notify Contractor of any material loss or damage to any of its properties or assets. Whether or not Contractor's security is impaired, Contractor may, in Contractor's reasonable discretion, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Owner's properties, or the restoration and repair of Owner's properties unless such damage or destruction was caused by or resulting from: (i) any breach under the EPC Contract, this Addendum or any other Loan Documents by Contractor; or (ii) the negligence or misconduct of Contractor. If Contractor elects to apply the proceeds to restoration and repair, Owner shall repair and replace the damaged or destroyed properties in a manner reasonably satisfactory to Contractor. Contractor shall, upon satisfactory proof of such expenditure, pay or reimburse Owner from the insurance proceeds for the reasonable cost of repair or restoration if no Default exists. If all or part of Owner's properties are damaged or destroyed by a third party and sums are due from that party or its insurer as a result, whether due to judgment, settlement or other process, these sums shall be applied in the same manner as insurance proceeds under this section.

3.14 Condemnation Awards. If at any time all or any portion of the Properties is taken or damaged under the power of eminent domain, the award received by condemnation proceedings for any property so taken or any payment received in lieu of such condemnation proceedings shall be paid directly to Lender as agent for Borrower. All or any portion of such award or payment, at the option of Lender, will be applied to the Secured Indebtedness in payment of the last maturing installments of the Secured Indebtedness or will be paid over, wholly or in part, to Borrower for any purpose or object satisfactory to Lender, provided that Lender will not be obligated to see to the application of any amount paid over to Borrower. Borrower, immediately upon obtaining knowledge of the institution of any proceedings or negotiations for the condemnation of the Properties, or any portion thereof, will notify Lender of the pendency of such negotiations or proceedings. Lender may participate in any such negotiations or proceedings, and Borrower from time to time will execute and deliver to Lender all instruments requested by Lender to permit such participation.

3.15 Inspection; Management. Lender and any persons authorized by Lender will have the right to enter and inspect the Properties at all reasonable times so long as such inspection does not unreasonably interfere with the operations of the Properties, and subject to the terms of the Lease. If at any time after default by Borrower in the performance of any of the terms, covenants or provisions of this Deed of Trust or the Note, the management or maintenance of the Properties is determined by Lender to be unsatisfactory, Borrower will employ, for the duration of such default, as managing agent of the Properties, any person from time to time reasonably designated or approved by Lender.

3.16 Reserved.

3.17 Optional Performance by Lender. If Borrower fails to perform any act or fails to take any action that such Borrower is required to perform or take hereunder, or fails to pay any money that such Borrower is required to pay hereunder or under the Note, Lender, in such Borrower's name or in Lender's name, may perform (but will not be obligated to perform or cause to be performed) such act or take such action or pay such money. Any commercially reasonable expenses so incurred by Lender and so paid by Lender will be a demand obligation owing by Borrower, will bear interest from the date of making such payment until paid at the Default Rate, will be a part of the Secured Indebtedness and will be secured by this Deed of Trust and by any other instrument securing the Secured Indebtedness. Lender, upon making such payment, will be subrogated to all of the rights of the person receiving such payment.

3.18 Release of the Properties. Lender will not be required to release any of the Properties until all of the Secured Indebtedness has been paid in full. The Properties are hereby pledged to secure the total aggregate indebtedness and obligations of Borrower in favor of Lender whether such indebtedness or obligations are now existing or hereafter incurred. On the occurrence of an event of default described in Article IV of this Deed of Trust, Lender may look to the Properties as collateral security for such other indebtedness and proceed to exercise Lender's rights to the remedies provided in this Deed of Trust.

3.19 Notices of Assignments. Upon request of Lender after the occurrence of and during the continuance of an event of default, Borrower will execute and deliver written notices of collateral assignments to any persons or entities owing or which may in the future owe to Borrower monies or accounts arising in connection with any contract or agreement related to or affecting all or any portion of the Properties or the operation of all or any portion of the Properties. The notices of collateral assignments shall advise the third parties that all of the monies or accounts described above have been assigned to Lender, and if required by Lender, shall also require and direct that future payments thereof, including amounts then owing and unpaid, be paid directly to Lender.

3.20 Notices Regarding Landlord. Borrower shall, promptly after obtaining knowledge thereof, notify Lender of any filing by or against Landlord of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Borrower shall promptly deliver to Lender, following receipt, any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and proceeding related thereto.

ARTICLE IV.

DEFAULT

Either of the terms "default" or "event of default" as used in this Deed of Trust will mean the occurrence of any of the following events:

4.1 Nonpayment. The failure of Borrower to make due and punctual payment of the Secured Indebtedness or of any installment of principal or interest or any part thereof, as the same becomes due and payable, subject to applicable cure periods set forth in the Credit Addendum.

4.2 Breach of Provision. The failure of Borrower to timely and properly observe, keep or perform any covenant, agreement or condition provided in this Deed of Trust, the Note, or the Loan Documents required to be observed, kept or performed and such failure is not corrected within the applicable cure period set forth in the Credit Addendum, provided however that if a specific time for performance of an obligation by Borrower is specifically set forth in this Deed of Trust, Borrower shall have no additional cure period for any obligations which are to be performed in a specific period set forth in this Deed of Trust.

4.3 Failure of Deed of Trust Lien. If the lien and priority of this Deed of Trust are not fully maintained at all times, or if Borrower is found or adjudged not to be lawfully seized of any right, title, interest or estate herein covenanted or warranted to be held or owned by Borrower, or if Borrower is found or adjudged not to have good right and lawful authority to encumber the Properties or any part thereof, as herein provided, or if the lien of this Deed of Trust ceases to be prior to any other lien in or covering any of the Properties subject to the right to cure in the applicable cure period set forth in the Credit Addendum.

4.4 Breach of Warranty. Any representation or warranty made by Borrower in this Deed of Trust is untrue in any material respect subject to the right to cure in the applicable cure period set forth in the Credit Addendum.

ARTICLE V.

REMEDIES AND RELATED PROVISIONS

Upon the occurrence of a default or an event of default, Lender will have the option of declaring all of the Secured Indebtedness to be immediately due and payable, and Lender will have any and all of the following remedies:

5.1 Repossession. Lender may take possession of the Properties or any part thereof (Borrower agreeing to give immediate peaceable possession to Lender or Lender's designee) and collect and maintain, operate or control the same, and may apply all or any part of the income and proceeds to the payment of any development, operation or maintenance expense incident to any order of application as Lender may elect; provided that in the event of any dispute or question whatsoever concerning such income and proceeds or the application thereof, Lender may hold the same in a special account without interest until such dispute or question is finally settled to Lender's satisfaction.

5.2 Judicial Foreclosure. Lender may institute suit to foreclose the lien of this Deed of Trust in any court having jurisdiction. In any such suit, Lender may, at Lender's option, apply for and shall be entitled, as a matter of right, to the appointment of a receiver to take possession and control of, operate, maintain and preserve the Properties or any part thereof, and to apply the proceeds therefrom to the Secured Indebtedness until the Secured Indebtedness and all costs are fully paid; and the receiver may be authorized to sell or dispose of all or any part of the Properties under orders of the court appointing such receiver. In the event of any foreclosure sale conducted pursuant to judicial proceedings, the Properties or any part thereof may be sold with or without appraisement as Lender may elect, and such election may be exercised at any time prior to the entry of the decree of foreclosure. If Lender elects to have the Properties sold without appraisement, then

to the extent allowed by applicable law, Borrower hereby expressly waives appraisement. Lender may elect to have the Properties sold together or in separate parcels, and Borrower waives any and all rights which Borrower may have to insist on sale of the Properties in one unit or in separate parcels. If the highest bidder at any such sale becomes the purchaser, free of any right of Borrower to redeem or repurchase the Properties, the proceeds from such sale, after paying therefrom the costs advanced or incurred by Lender in the foreclosure suit, including the costs of sale and any costs and expenses incurred in the operation of said property by a receiver appointed upon the application of Lender, will be applied, unless otherwise required by applicable law, FIRST to the payment of all costs and expenses incurred by Lender in Lender's operation of the Properties, if the same are so operated, and to the payment of any and all sums advanced by Lender for the purpose of protecting the security, together with accrued but unpaid interest thereon at the Default Rate; SECOND to the payment of the Secured Indebtedness and other sums then secured hereby, including interest and attorneys' fees, and THIRD to such other persons in order of their priority as provided by law.

5.3 Power of Sale. Borrower hereby confers on Trustee, for the benefit of Lender, the power to sell the Properties and the interests of persons therein by trustee's sale in the manner provided in Nevada Revised Statutes Section 107.080 *et seq.*, as the same may be amended from time to time (the "Act"), or other applicable statutory authority. No action of Trustee or Lender based upon the provisions contained herein or contained in the Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or service of the notice of sale, shall constitute an election of remedies which would preclude Lender from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure. After recording of the notice of default and election to sell, in compliance with the requirements of Chapter 107 of the Nevada Revised Statutes, then Trustee, its successors or assigns, on demand by Lender shall sell the Properties, in whole or in part, in order to accomplish the objectives of these trusts, in the manner following, namely:

(a) The Trustee shall first give notice of the time and place of such sale, in the manner provided by the laws of the State for the sale of real property under execution, and shall conduct the sale in compliance with the requirements of Chapter 107 of the Nevada Revised Statutes and other applicable law, which may from time to time include postponement of such sale from time to time. Lender, obligee, creditor, or the holder or holders of the Loan Documents secured hereby may bid and purchase at such sale. Lender may, after recording the notice of breach and election, waive or withdraw the same or any proceedings thereunder, and shall thereupon be restored to its former position and have and enjoy the same rights as though such notice had not been recorded.

(b) The Trustee, upon such sale, shall make (without warranty), execute and, after due payment made, deliver to purchaser or purchasers, his or their heirs or assigns, a deed or deeds of the Properties so sold which shall convey to the purchaser all the title of the Borrower in the Properties and shall apply the proceeds of the sale thereof in payment, unless otherwise required by applicable law, firstly, to the expenses of such sale, together with the reasonable expenses of this trust, including counsel fees, in a reasonable amount, which shall become due upon any default made by Borrower in any of the payments aforesaid; and also such sums, if any, as Trustee or Lender shall have paid, for procuring a search of the title to the Properties, of any part thereof, subsequent to the execution of this Deed of Trust; and in payment, secondly, to the obligations or debts secured hereby, and interest thereon then

remaining unpaid, and the amount of all other moneys with interest thereon herein agreed or provided to be paid by Borrower in such order as Lender may elect in its sole discretion; and the balance or surplus of such proceeds of sale it shall pay to Borrower, its successor or assigns.

(c) In the event of a sale of the Properties conveyed or transferred in trust, or any part thereof, and the execution of a deed or deeds therefore under such trust, the recital therein of default, and of recording the notice of breach and election to sell, and of the elapsing of the 3-month period set forth in Nevada Revised Statutes Chapter 107, and of the giving of notice of sale, and of a demand by Lender that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Lender; and any such deed or deeds with such recitals therein shall be effectual and conclusive against Borrower, its successors and assigns, and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligation to see to the proper application of the purchase money, according to the trusts aforesaid. With respect to any of the Properties that are personal property, Lender shall have, in the jurisdiction in which enforcement of this Deed of Trust is sought, or in any other applicable jurisdiction, all remedies of a secured party under the Code and may require Borrower, on demand, to assemble all such personal property and make the same available to Lender at such places as Lender may select that are reasonably convenient for both parties, whether at the premises of Borrower or elsewhere.

5.4 Remedies Cumulative. All remedies expressly provided for in this Deed of Trust are cumulative of any and all other remedies existing at law or in equity; and Lender, in addition to the remedies herein provided, will be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and for the enforcement of the covenants herein. The foreclosure of the liens evidenced hereby and the resort to any remedy provided for hereunder or provided for by law or equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

5.5 Other Security. Lender may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness in whole or in part and in such portions and in such order as may seem best to Lender, in Lender's discretion. Any failure by Lender to insist upon the strict performance by Borrower of any of the terms and provisions hereof will not be deemed to be a waiver of any of the terms and provisions hereof; and Lender, notwithstanding any such failure, will have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Deed of Trust to be performed by Borrower. Neither Borrower nor any other person now or hereafter obligated for the payment of the whole or any part of the Secured Indebtedness will be relieved of such obligation by reason of (a) the failure of Lender to comply with any request of Borrower or of any other person so obligated to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any obligations secured by this Deed of Trust, (b) the release, regardless of consideration, of the whole or any part of the security held for the Secured Indebtedness, (c) any agreement or stipulation between any subsequent owner or owners of the Properties, or (d) Lender's extension, from time to time, of the time of payment or modification of the terms of the Deed of Trust without first having obtained the consent of Borrower or such other person. In the latter event, Borrower and all such other persons shall

continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Lender. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Properties, Lender may release the obligation of anyone at any time liable for any part of the Secured Indebtedness or any part of the security held for the Secured Indebtedness and may from time to time extend the time of payment or otherwise modify the terms of the Deed of Trust without, as to the security for the remainder thereof, in any way impairing or affecting the lien of this Deed of Trust or the priority of such lien over any subordinate lien, as security for the payment of the Secured Indebtedness. The holder of any subordinate lien will have no right to terminate any lease affecting the Properties, whether or not such lease is subordinate to this Deed of Trust.

ARTICLE VI.

OTHER PROVISIONS

6.1 Security Interest. This Deed of Trust is intended to constitute a security agreement with respect to the Properties and is also intended to constitute a financing statement under the Nevada Uniform Commercial Code, and a fixture filing. This Deed of Trust shall cover all of the Collateral described in this Deed of Trust and all proceeds of the Collateral. This Deed of Trust is to be filed for record, among other places, in the real estate records of Washoe County, Nevada and shall be effective as a financing statement covering fixtures located on the Real Property. A photographic or other reproduction of this instrument shall be sufficient as a financing statement. The following information is accordingly included:

(a) the name of Borrower (debtor) is USG Nevada LLC;

(b) the name of Lender is Benham Constructors, LLC;

(c) the address of Lender (secured party) from which information may be obtained is 9400 N. Broadway, Suite 300, Oklahoma City, Oklahoma 73114;

(d) the mailing address of Borrower is 1505 Tyrell Lane, Boise, Idaho 83706;

(e) a description of the Collateral is set forth in subparagraphs A. through H. inclusive following the granting clause beginning on page one of this Deed of Trust; and

(f) a legal description of the real estate to which the Collateral is or may become fixed is set forth in Exhibit A hereto.

In addition to all other rights, powers, privileges and remedies, on the occurrence of one or more events of default as herein provided, Lender shall be entitled to exercise all of the rights, powers, privileges and remedies available to a secured party upon default under the Nevada Uniform Commercial Code.

6.2 Waiver and Partial Release. Lender may at any time and from time to time in writing (a) waive compliance by Borrower with any covenant herein made by Borrower to the extent and in the manner specified in such writing, (b) consent to Borrower doing any act that

Borrower is prohibited from doing under this Deed of Trust, or (c) consent to Borrower failing to do any act which Borrower is required to do hereunder to the extent and in the manner specified in such writing. No such act will in any way impair the rights of Lender hereunder, except to the extent specifically agreed to by Lender in such writing. The lien and other security rights of Lender hereunder will not be impaired by any indulgence, including but not limited to (a) any renewal, extension or modification which Lender may grant with respect to any of the Secured Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of any item of the Properties or any part thereof or interest therein or any of the Proceeds of Production, and (c) any release or indulgence granted to any endorser, guarantor or surety of any of the Secured Indebtedness.

6.3 Possession Until Default; Defeasance. Unless a default specified in Article IV hereof or an event of default the Note occurs and is continuing, Borrower will retain full possession of the Properties, and will manage, operate, develop and use the same and every part thereof, subject, however, to the terms and provisions of this Deed of Trust.

6.4 Notices. All notices or other communications required or contemplated by this Agreement shall be in writing and shall be deemed to have been given when (a) personally delivered in return for a receipt; (b) if mailed by registered or certified mail, return receipt requested on delivery, on the third business day following deposit in the United States mail; or (c) if sent by a recognized overnight courier service, on the next business day following delivery to such service as follows:

If to Trustee:

Stewart Title Company of Nevada – Northern Division
1070 Caughlin Crossing
Reno, Nevada 89519
Attention: Michelle Molnar
Fax: (775) 746-1242

If to Lender:

Benham Constructors, LLC
9400 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73114
Attention: Greg Meacham
Fax: (405) 478-1238

With a copy (which shall not constitute notice) to:

McAfee & Taft, A Professional Corporation
10th Floor, Two Leadership Square
211 N. Robinson
Oklahoma City, OK 73102-7103
Attention: Robert L. Garbrecht, Esq.
Fax: (405) 235-0439

If to Borrower: USG Nevada LLC
1505 Tyrell Lane
Boise, Idaho 83706
Attention: Jonathan Zurkoff
Fax: (208) 424-1030

With a copy (which shall not constitute notice) to:

Givens Pursley LLP
601 West Bannock Street
Boise, Idaho 83702
Attention: Franklin G. Lee, Esq.
Fax: (208) 388-1300

or to such other person or address as either party shall hereafter designate from time to time by notice in compliance with this section.

6.5 Binding Effect. All terms, conditions, covenants, warranties and agreements contained herein shall be binding on Borrower and Borrower's successors and assigns and shall be deemed to be covenants running with the estate or in the land; and all said provisions shall likewise inure to the benefit of Lender and the successors and assigns of Lender.

6.6 Severability. The invalidity of any provision or provisions hereof shall not in any way affect the remaining provisions of this Deed of Trust.

6.7 Counterparts. This Deed of Trust is executed in numerous counterparts, all of which are identical and each of the counterparts shall be deemed an original and all counterparts together shall constitute one and the same instrument.

6.8 Construction. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Nevada. The descriptive headings of the paragraphs of this Deed of Trust are for convenience only and will not be used in the construction of the content of this Deed of Trust.

6.9 Standard of Consent. Any consent required by either party hereto shall in no event be unreasonably withheld, conditioned or delayed.

6.10 Attorney-in-Fact. Borrower irrevocably constitutes and appoints Lender the true and lawful attorney-in-fact for Borrower, and authorizes Lender to act in Borrower's name or the name of Lender or otherwise, to enforce all rights of Borrower and to take all actions as Lender may deem necessary and to execute all documents, deeds, and instruments to effectuate the provisions of this Deed of Trust during the existence of a Default. This appointment is coupled with an interest and is irrevocable.

6.11 Statutory Covenants. Covenants numbered 1, 3, 4, 5, 6, 7, 8 and 9 of NRS § 107.030 are incorporated herein by reference. The rate of interest for Covenant Number 4 shall be the Default Rate. The percent of counsel fees under Covenant No. 7 shall be reasonable.

Except for Covenants Numbers 6, 7 and 8, to the extent that any terms of this Deed of Trust are inconsistent with such statutory covenants, the terms of this Deed of Trust will control. Covenants Numbers 6, 7 and 8 shall control over the express terms of any inconsistent terms of this Deed of Trust.

6.12 Construction Mortgage. This Deed of Trust is a **"mortgage"** as that term is defined in the Nevada Uniform Commercial Code (Nevada Revised Statutes Chapter 104).

[Signature Page Follows]

IN WITNESS WHEREOF, this Deed of Trust has been executed and delivered as of the date first above written.

BORROWER:

USG NEVADA LLC, a Delaware limited liability company

By: ______________________________
Name: ____________________________
Title: ____________________________

TRUSTEE:

STEWART TITLE COMPANY OF NEVADA – NORTHERN DIVISION

By: ______________________________
Name: ____________________________
Title: ____________________________

LENDER:

BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company

By: ______________________________
Name: ____________________________
Title: ____________________________

[Signature Page to Leasehold Deed of Trust with Power of Sale, Security Agreement, Assignment and Financing Statement]

STATE OF _____________)
) ss:
COUNTY OF ___________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as ___________________ of USG Nevada LLC, a Delaware limited liability company.

(Seal)

____
Notary Public
My Commission Expires:_____________
Commission No.:____________________

STATE OF _____________)
) ss:
COUNTY OF ___________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as ___________________ of Stewart Title Company of Nevada – Northern Division.

(Seal)

____
Notary Public
My Commission Expires:_____________
Commission No.:____________________

STATE OF _____________)
) ss:
COUNTY OF ___________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as ___________________ of Benham Constructors, LLC, an Oklahoma limited liability company.

(Seal)

____
Notary Public
My Commission Expires:_____________
Commission No.:____________________

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil, gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

E

EXHIBIT E TO CREDIT ADDENDUM

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of August 27, 2010, by and between USG NEVADA LLC, a Delaware limited liability company ("Debtor"), and BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Secured Party").

Debtor and Secured Party agree as follows:

Section 1. Definitions.

1.1 Terms Defined in EPC Contract. All capitalized terms not otherwise defined in this Security Agreement have the meanings assigned to such terms in the Engineering, Procurement and Construction Contract of even date between Debtor and Secured Party (the "EPC Contract").

1.2 Terms Defined in Nevada Uniform Commercial Code. Terms defined in the Nevada UCC that are not otherwise defined in this Security Agreement or the EPC Contract have the meanings defined in the Nevada UCC.

1.3 Definitions of Certain Terms. The following terms have the indicated meanings:

"Collateral" means all of Debtor's personal property and assets, including: Accounts, Inventory, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Computer Hardware and Software (and all rights with respect thereto), Investment Property, Health Care Insurance Receivables, Letter of Credit Rights, Payment Intangibles, Promissory Notes, Securities, Securities Entitlements, Supporting Obligations and Tangible Chattel Paper, including all amounts, sums, revenues and income that become payable to Debtor from any of the foregoing property (including any after-acquired properties); whatever is received upon the sale, exchange, collection or other disposition of the foregoing property or Proceeds; and all "Proceeds," "Cash Proceeds," and "Noncash Proceeds" of the foregoing property.

"Control" shall have the meaning set forth in Article 8 or, if applicable, in Sections 104.9104 – .9107 of Article 9 of the Nevada UCC.

"Default" means an event described in Section 5.1.

"Event of Default" shall have the meaning set forth in Section 5.1.

"Lien" means any assignment, deed of trust, mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind.

"Nevada UCC" means the Nevada Uniform Commercial Code as in effect from time to time.

"Receivables" means the Accounts, Chattel Paper, Documents, or Instruments, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Security" has the meaning set forth in Article 8 of the Nevada UCC.

"Taxes" means all federal, state, and local income, profit, franchise, sales, use, occupation, property, excise, and all other taxes (including interest and penalties).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Section 2. Grant of Security Interest

Debtor assigns, grants, transfers, and conveys to Secured Party a security interest in all of Debtor's right, title, and interest in and to the Collateral to secure the prompt and complete payment and performance of the Indebtedness. Debtor irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that indicate the Collateral as all assets of Debtor or words of similar effect, regardless of whether any particular asset constituting part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the state or such jurisdiction, or as being of an equal or lesser scope or with greater detail.

Section 3. Representations and Warranties

The Borrower represents and warrants to Secured Party that:

3.1 Debtor's Legal Status. Debtor is a Registered Organization organized under the laws of the State of Delaware. Debtor's type of organization is a limited liability company. Debtor's exact legal name is as stated at the beginning of this Agreement and Debtor has never had or used any other name and has had no other organizational structure. No other Registered Organization has ever been merged into or consolidated with Debtor. Debtor's organization identification number is 4514579. Debtor's chief executive office is located at 1505 Tyrell Lane, Boise, Idaho 83706.

3.2 Collateral. (a) Debtor is the owner of the Collateral, free from any right or claim or any person or any adverse lien, security interest, or other encumbrance, except for the security interest created by this Agreement, (b) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state, or local statute or rule in respect of such Collateral, and (c) Debtor has received no notice that it has not at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage, or disposal of hazardous materials or substances.

3.3 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be

correctly stated in all records of Debtor relating thereto and in all invoices and reports with respect thereto furnished to Secured Party by Debtor from time to time. As of the time when each Account or each item of Chattel Paper arises, Debtor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.

3.4 Letters of Credit. Debtor is not the beneficiary of any Letters of Credit.

3.5 Commercial Tort Claims. Debtor has no Commercial Tort Claims.

3.6 Deposit Accounts. Debtor does not maintain any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Exhibit "A".

Section 4. Covenants

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1 General.

4.1.1 Inspection. Debtor will permit Secured Party, by its representatives and agents, upon reasonable written notice and provided such inspection will not unreasonably interfere with the day to day operations of Debtor and further subject to the terms of any lease associated with the Collateral, (i) to inspect the Collateral, (ii) to examine and make copies of the records of Debtor relating to the Collateral, and (iii) to discuss the Collateral and the related records of Debtor with, and to be advised as to the same by, Debtor's officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as Secured Party may determine, and all at Debtor's reasonable expense.

4.1.2 Taxes. Debtor will pay when due all Taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3 Records and Reports; Notification of Default. Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish to Secured Party such reports relating to the Collateral as Secured Party shall from time to time reasonably request. Debtor will give prompt notice in writing to Secured Party of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which could reasonably be expected to adversely affect the Collateral.

4.1.4 Defense of Title. Debtor will take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5 Disposition of Collateral. Debtor will not sell, lease, or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Event of Default, dispositions specifically permitted by the EPC Contract, (ii) until such time following the occurrence of an Event of Default as Debtor receives a notice from Secured Party instructing Debtor to cease such transactions, sales of Inventory in the ordinary course of business, and (iii) until such time as Debtor receives a notice from Secured Party pursuant to Article VII, in the ordinary course of business.

4.1.6 Liens. Debtor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement and (ii) other Liens permitted by the EPC Contract.

4.1.7 Change in Existence, Type or Jurisdiction of Organization, Location, Name. Unless Debtor shall have given Secured Party not less than 30 days prior written notice of the event and Secured Party shall have either determined that the event will not adversely affect the validity, perfection, or priority of Secured Party's security interest in the Collateral, or taken such steps (with the cooperation of Debtor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection, and priority of Secured Party's security interest in the Collateral, Debtor will:

(a) preserve its existence as a limited liability company and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(b) not change its state of organization; or

(c) not change its name, taxpayer identification number, or mailing address unless such change is otherwise required by law, in which case Debtor will provide reasonable prior notice of such change to Secured Party.

4.2 Inventory and Equipment. Debtor will do all things reasonably necessary to maintain, preserve, protect, and keep the Inventory and the Equipment in good repair and working and saleable condition, ordinary wear and tear excepted.

4.3 Receivables.

4.3.1 Certain Agreements on Receivables. Debtor will not make or agree to make any material discount, credit, rebate, or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default, Debtor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business.

4.3.2 Collection of Receivables. Except as otherwise provided in this Security Agreement, Debtor will collect and enforce, at Debtor's sole expense, all amounts due or hereafter due to Debtor under the Receivables.

4.3.3 Disclosure of Counterclaims on Receivables. If (i) any discount, credit, or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of Debtor, any dispute, setoff, claim, counterclaim, or defense exists or has been asserted or threatened with respect to a Receivable, Debtor will disclose such fact to Secured Party in writing in connection with the inspection by Secured Party of any record of Debtor relating to such Receivable and in connection with any invoice or report furnished by Debtor to Secured Party relating to such Receivable.

4.4 Inventory.

4.4.1 Maintenance of Goods. Debtor will do all things reasonably necessary to maintain, preserve, protect, and keep the Inventory in good repair and working and saleable condition.

4.4.2 Insurance. Debtor will (i) maintain such insurance on the Collateral for the benefit of Secured Party as Secured Party shall from time to time request, (ii) furnish to Secured Party upon the request of Secured Party from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance, and (iii) maintain general liability insurance naming Secured Party as an additional insured.

4.5 Deposit Accounts. Except with respect to any Deposit Account set forth on Exhibit "A," Debtor will (i) upon Secured Party's request, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with Secured Party, in form and substance satisfactory to Secured Party in order to give Secured Party Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to Secured Party hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon Secured Party's request after the occurrence and during the continuance of an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to Secured Party, transferring ownership of the Deposit Account to Secured Party or transferring dominion and control over each such other deposit to Secured Party until such time as no Event of Default exists.

4.6 Federal, State or Municipal Claims. Debtor will notify Secured Party of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state, or municipal law.

Section 5. Default

5.1 Occurrence. The occurrence of any one or more of the following events shall constitute an "Event of Default":

5.1.1 The breach by Debtor of any of the terms or provisions of this Security Agreement that is not remedied within thirty (30) days following written notice from Lender of such default.

5.1.2 Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by this Security Agreement.

5.1.3 The occurrence of any "Event of Default" as defined in the EPC Contract.

5.2 Acceleration and Remedies. Upon the acceleration of the obligations under the EPC Contract or Note, the Indebtedness shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, and Secured Party may exercise any or all of the following rights and remedies:

5.2.1 Those rights and remedies provided in this Security Agreement, the EPC Contract, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to Secured Party prior to an Event of Default.

5.2.2 Those rights and remedies available to a secured party under the Nevada UCC (whether or not the Nevada UCC applies to the affected Collateral) or under any other applicable law when a debtor is in default under a security agreement.

5.2.3 Without notice except as specifically provided in Section 7.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase, or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit, or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable.

5.2.4 Except as otherwise provided in this Security Agreement and in addition to the remedies set forth in Sections 5.2.1, 5.2.2 and 5.2.3 above, upon the occurrence of an Event of Default, Debtor will use all best efforts to collect and enforce, at Debtor's sole expense, all amounts due or hereafter due to Debtor under the Receivables.

5.2.5 In addition to the remedies set forth in Sections 5.2.1, 5.2.2 and 5.2.3 above, Debtor will deliver to Secured Party immediately upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Secured Party shall specify.

Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.3 Debtor's Obligations Upon Default. Upon the request of Secured Party after the occurrence of an Event of Default, Debtor will:

5.3.1 Assembly of Collateral. Assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.

5.3.2 Secured Party Access. Permit Secured Party, by Secured Party's representatives and agents, to enter any premises subject to the terms of any lease encumbering the such property where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4 License. Debtor grants to Secured Party a license or other right to use, subject to any contractual obligations of Debtor, following the occurrence and during the continuance of an Event of Default, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit. Notwithstanding the above, to the extent any license or franchise agreement or other agreement, license, or right of use prohibits such a grant, this provision shall not apply. In addition, Debtor irrevocably agrees that Secured Party may, following the occurrence and during the continuance of an Event of Default, sell any of Debtor's Inventory directly to any person, including without limitation persons who have previously purchased Debtor's Inventory from Debtor and in connection with any such sale or other enforcement of Secured Party's rights under this Agreement, may sell Inventory that bears any trademark owned by or licensed to Debtor and any Inventory that is covered by any copyright owned by or licensed to Debtor and Secured Party may finish any work in process and affix any trademark owned by or licensed to Debtor and sell such Inventory as provided herein.

5.5 Marshalling. Secured Party shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Indebtedness or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Secured Parties' rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Indebtedness or under which any of the Indebtedness is outstanding or by which any of the Indebtedness is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor irrevocably waives the benefits of all such laws.

Section 6. Waivers, Amendments, and Remedies

No delay or omission of Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment, or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth. All rights and remedies contained in this

Security Agreement or by law afforded shall be cumulative and all shall be available to Secured Party until the Indebtedness has been paid in full.

Section 7. General Provisions

7.1 Notice of Disposition of Collateral; Condition of Collateral. Debtor waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Debtor, addressed as provided in the EPC Contract, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

7.2 Compromises and Collection of Collateral. Debtor and Secured Party recognize that setoffs, counterclaims, defenses, and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, Debtor agrees that Secured Party may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Secured Party in its sole discretion shall determine or abandon any Receivable, and any such action by Secured Party shall be deemed to be commercially reasonable so long as Secured Party acts in good faith based on information known to it at the time it takes any such action.

7.3 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, Secured Party may perform or pay any obligation which Debtor has agreed to perform or pay in this Security Agreement and Debtor shall reimburse Secured Party for any reasonable amounts paid by Secured Party pursuant to this Section 7.3. Debtor's obligation to reimburse Secured Party pursuant to the preceding sentence shall be a part of the Indebtedness and payable on demand.

7.4 Authorization for Secured Party to Take Certain Action. Debtor irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, with full power of substitution, as Debtor's true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtor or in Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, gives such attorneys the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following: (i) to indorse and collect any cash proceeds of the Collateral, (ii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give Secured Party Control over such Securities or other Investment Property, (iii) to enforce payment of the Receivables in the name of Secured Party or Debtor, (iv) to apply the proceeds of any Collateral received by Secured Party to the Indebtedness as provided in Article VII, and (v) to discharge past due Taxes, assessments,

6003299_1.DOCX

charges, fees or Liens on the Collateral. Debtor shall reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection therewith, provided that this authorization shall not relieve Debtor of any of its obligations under this Security Agreement or under the EPC Contract.

7.5 Standard of Consent. Any consent required by either party hereto shall in no event be unreasonably withheld, conditioned or delayed.

7.6 Use and Possession of Certain Premises. Upon the occurrence of an Event of Default, Secured Party shall be entitled to occupy and use any premises owned or leased by Debtor subject to the terms of any applicable lease, provided such occupancy and use does not interfere with the rights of any third parties, where any of the Collateral or any records relating to the Collateral are located until the Indebtedness are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay Debtor for such use and occupancy.

7.7 Dispositions Not Authorized. Debtor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between Debtor and Secured Party or other conduct of Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

7.8 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of Debtor, Secured Party, and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that Debtor shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party.

7.9 Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in the EPC Contract. Debtor and Secured Party may change the address for service of notice upon it by a notice in writing to the other party.

7.10 Survival of Representations. All representations and warranties of Debtor in this Security Agreement shall survive the execution and delivery of this Security Agreement for so long as the Indebtedness is outstanding.

7.11 Taxes and Expenses. Any Taxes (including income taxes) payable or ruled payable by any federal or state authority in respect of this Security Agreement shall be paid by Debtor, together with interest and penalties, if any. Debtor shall reimburse Secured Party for any and all reasonable expenses which are actually incurred and reasonably necessary internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Secured Party) paid or incurred by Secured Party in connection with the collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation, or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral) after an Event of Default. Any and all costs and expenses incurred by

Debtor in the performance of actions required pursuant to the terms hereof shall be borne solely by Debtor.

7.12 Termination. This Security Agreement shall continue in effect until (i) the EPC Contract has terminated pursuant to its express terms and (ii) all of the Indebtedness (other than inchoate indemnification obligations) has been indefeasibly paid in full.

7.13 Construction. The rule of construction that a document is to be construed most strictly against the party who drafted the document shall not be applicable because all parties participated in the preparation of this Agreement and the other Loan Documents. "Includes" and "including" are not limiting. References to articles, sections, and exhibits shall be to articles, sections, and exhibits of this Agreement.

7.14 Entire Agreement. This Security Agreement, the EPC Contract, and the Loan Documents embody the entire agreement and understanding between Debtor and Secured Party relating to the Collateral and supersede all prior agreements and understandings between Debtor and Secured Party relating to the Collateral.

7.15 Choice of Law. The laws of the State of Nevada shall govern this Security Agreement, and the other Loan Documents, and the legal relations between the parties without giving effect to any conflict of law provision (whether of the State of Nevada or any other jurisdiction) that would cause the application of the law of any other jurisdiction.

7.16 Indemnity. Debtor agrees to indemnify Secured Party and its respective successors, assigns, agents, and employees from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not Secured Party is a party thereto) imposed on, incurred by or asserted against Secured Party, or its respective successors, assigns, agents, and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return, or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by Secured Party or Debtor, and any claim for patent, trademark, or copyright infringement) unless arising from the gross negligence or intentional misconduct of Secured Party.

[Signature Page Follows]

EXECUTED as of the date first stated above.

DEBTOR:

USG NEVADA LLC,
a Delaware limited liability company

By: ______________________________
Name: ____________________________
Title: ____________________________

SECURED PARTY:

BENHAM CONSTRUCTORS, LLC,
an Oklahoma limited liability company

By: ______________________________
Name: ____________________________
Title: ____________________________

EXHIBIT “A”

Deposit Accounts, Securities Accounts or Commodity Accounts
[Describe each account and Person with whom such account is maintained]

1.

F

EXHIBIT F TO CREDIT ADDENDUM

ENVIRONMENTAL INDEMNIFICATION AGREEMENT

THIS ENVIRONMENTAL INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of August 27, 2010, by and between USG NEVADA LLC, a Delaware limited liability company ("Borrower"), and BENHAM CONSTRUCTORS, LLC ("Lender"), with respect to the following:

A. Borrower and Lender have entered into an Engineering, Procurement and Construction Contract dated as of the date hereof (as same may be amended, modified, supplemented, restated, replaced, renewed, and/or extended from time to time, the "EPC Contract"), pursuant to which Lender has agreed to extend certain credit to Borrower. Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings ascribed to those terms in the EPC Contract, including the Credit Addendum thereto (the "Credit Addendum").

B. To secure the Indebtedness, Borrower has executed and delivered that certain Leasehold Deed of Trust with Power of Sale, Security Agreement and Fixture Filing (Construction) (the "Deed of Trust") dated as of the date hereof encumbering the real property described on Exhibit A to this Agreement and other property more particularly described therein (the "Subject Property").

C. As a condition to entering into the EPC Contract and extending the Indebtedness to Borrower, Lender requires Borrower to indemnify and hold harmless Lender from any Environmental Claim, any Requirements of Environmental Law, any violation of any Environmental Permit, and all Costs (as the foregoing terms are defined in **Exhibit B** to this Agreement) relating to the Subject Property. Lender would not enter into the EPC Contract and extend the Indebtedness without this Agreement, and Borrower acknowledges and understands that this Agreement is a material inducement for Lender's agreement to extend the Indebtedness and that Borrower will derive substantial direct and indirect benefits from the EPC Contract. This Agreement is not intended to secure payment of the Note, but rather is an independent obligation of Borrower.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1. Indemnification.

(a) Subject to Section 1(c) below, Borrower shall protect, defend, indemnify, and hold harmless Lender, its officers, directors, shareholders, agents and employees and their respective heirs, legal representatives, successors and assigns (each, an "Indemnitee" and collectively, the "Indemnitees") from and against all Costs which at any time may be imposed upon any Subject Property, the Indemnitees, or any of them, arising out of or in connection with: (i) Requirements of Environmental Law; (ii) Environmental Claims; (iii) the failure of Borrower or any party affiliated with Borrower to obtain, maintain, or comply with any Environmental Permit; and/or (iv) the presence or existence of Hazardous Materials (as defined in **Exhibit C** to

this Agreement) at, on, about, under, within, near or in connection with the Subject Property. Notwithstanding the forgoing, this indemnity shall not apply to any Costs which may be imposed upon any of the Subject Property, the Indemnitees or any of them, arising out of or in connection with any actions, inactions or omissions by Lender or any affiliate or agent of Lender.

(b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is necessary under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, reasonably suspected presence, release or reasonably suspected release of Hazardous Materials in or into the air, soil, ground water, surface water or soil vapor at, on, under, or within any Subject Property (or any portion thereof), unless caused by Lender, Borrower shall, within 30 days after written demand for performance thereof by any Indemnitee (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), promptly commence, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by one or more contractors, reasonably acceptable to Lender, and under the supervision of a consulting engineer reasonably acceptable to Lender. All Costs related to such Remedial Work shall be paid by Borrower including, without limitation, reasonable and necessary Costs incurred by any Indemnitee in connection with monitoring or review of such Remedial Work. In the event Borrower shall fail to promptly commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed and all Costs shall become an Environmental Claim hereunder.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the liability of Borrower under this Agreement shall arise only from the matters described in Section 1(a) above which occur or arise (in whole or in part) prior to complete satisfaction of the Indebtedness and the Deed of Trust.

(d) This Agreement, and all rights and obligations hereunder, shall survive (i) surrender of the Note; (ii) satisfaction of the Indebtedness and the Deed of Trust and release of other security provided in connection with the Indebtedness; (iii) foreclosure of the Deed of Trust and other security instruments in connection with the Indebtedness; (iv) acquisition of the Subject Property by Lender; and (v) transfer of all or any part of Lender's rights in the Indebtedness and any Subject Property.

(e) Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which any Indemnitee may have against Borrower or any other party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(f) This Agreement is given solely to protect Lender against Environmental Claims, and not as additional security for, or as a means of repayment of, the obligations secured by the Deed of Trust, and Borrower acknowledges that Lender may bring a separate action for a

breach of this Agreement as allowed by Nevada Revised Statutes § 40.508. Borrower specifically agrees that any action by Lender shall not be limited by any provision of Nevada Revised Statutes § 40.509, the parties specifically agreeing that Lender may make a recovery greater than that otherwise allowed by such statute.

2. Notice of Actions.

(a) Borrower shall give written notice to Lender promptly following the receipt of any written notice of (i) any proceeding, inquiry, notice, or other communication by or from any governmental or non-governmental entity regarding the presence or suspected presence of any Hazardous Material at, on, about, under, within, near or in connection with the Subject Property or any migration thereof from or to any Subject Property; (ii) any actual or alleged violation of any Requirements of Environmental Law; (iii) all Environmental Claims; (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Subject Property that could cause the Subject Property or any part thereof to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in any Subject Property to any liability, penalty, or disability under any Requirements of Environmental Law; and (v) the receipt of any notice or discovery of any information regarding any actual, alleged, or potential spillage, seepage, release, discharge, or disposal of any Hazardous Material at, on about, under, within, near or in connection with any Subject Property.

(b) Within three business days of the receipt of the same, Borrower shall deliver to Lender copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential release of any Hazardous Material at, on, about, under, within, near or in connection with the Subject Property.

(c) Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with any Subject Property involving any applicable Environmental Law, and Borrower shall reimburse Lender upon demand for all reasonable Costs of Lender in connection therewith.

3. Procedures Relating to Indemnification.

(a) In any circumstance in which this Agreement applies, Lender may, but shall not be obligated to, employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any such Environmental Claim and, with the consent of Borrower Lender shall have the right to compromise or settle the same without the necessity of showing actual liability therefore. Borrower shall reimburse Lender, upon demand, for all Costs incurred by Lender, including the amount of all Costs of settlements entered into by Lender.

(b) Borrower shall not, without the prior written consent of Lender, (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Lender of (1) a full and complete written release of Lender (in form, scope and substance satisfactory to Lender in its sole discretion) from all liability in respect of such action, suit or

proceeding and (2) a dismissal with prejudice of such suit, action or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may adversely affect Lender in a material way, as determined by Lender in its discretion.

4. Binding Effect.

(a) This Agreement shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of the Indemnitees and their successors and assigns, including as to Lender, without limitation, any holder of the Note and any affiliate of Lender which acquires all or part of the Subject Property by any sale, assignment, deed in lieu of foreclosure, foreclosure under the Deed of Trust, or otherwise. The obligations of Borrower under this Agreement shall not be assigned without the prior written consent of Lender.

(b) This Agreement or a memorandum thereof, at Indemnitee's option, may be placed of record against the applicable Subject Property to impart notice of this Agreement to all parties in ownership of the applicable Subject Property during the term of the Deed of Trust. Upon termination of the lien of the Deed of Trust the memorandum, but not this Agreement, shall automatically become null and void and this Agreement shall not be applicable to subsequent owners of the Subject Property unless such subsequent owner was also an owner of the Subject Property during the term of the Deed of Trust.

5. Liability of Borrower. The liability of Borrower under this Agreement shall in no way be limited or impaired by the provisions of the Deed of Trust, or any of the other documents evidencing or securing the Indebtedness, or any amendment, modification, extension or renewal thereof.

6. Waiver. To the extent allowed under applicable law, Borrower waives any right or claim of right to cause a marshaling of the assets of Borrower or to cause Lender to proceed against any of the security for the Indebtedness before proceeding under this Agreement against Borrower. Borrower agrees that any payments required to be made hereunder shall become due on demand. To the extent allowed under applicable law, Borrower expressly waives and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation that Borrower may have; provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender.

7. Notices. All communications required or permitted under this Agreement shall be in writing, and shall be delivered personally by hand or by courier, mailed by United States certified mail, return receipt requested, postage prepaid, sent by facsimile, or sent by nationally recognized overnight courier service, directed to the addresses below. All such notices and other communications shall be deemed given upon personal delivery, three business days after the date of mailing in the case of United States mail, the next business day following the mailing by overnight courier, or upon confirmation of receipt of facsimile notices unless such receipt occurs during non-business hours, in which case the notice will be deemed delivered on the next business day.

If to Borrower to:	USG Nevada LLC 1505 Tyrell Lane Boise, Idaho 83706 Fax: (208) 424-1030 Attention: Doug Glaspey
With a copy to:	Givens Pursley LLP 601 West Bannock Street Boise, Idaho 83706 Fax: (208) 388-1300 Attention: Franklin G. Lee
If to Lender to:	Benham Constructors, LLC 9400 North Broadway Oklahoma City, Oklahoma 73114 Fax: (405) 478-1238 Attention: Greg Meacham
With a copy to:	McAfee & Taft A Professional Corporation Tenth Floor, Two Leadership Square 211 N. Robinson Oklahoma City, Oklahoma 73102 Fax: (405) 235-0439 Attention: Robert L. Garbrecht

8. Attorneys Fees. In the event that any Indemnitee brings or otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from Borrower attorneys' fees, expenses and costs of investigation as are commercially reasonable and actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of Bankruptcy Code, 11 U.S.C. § 101 et seq., or any successor statutes).

9. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Washoe County, Nevada over any suit, action or proceeding arising out of or relating to this Agreement, and Borrower hereby agrees and consents that, in addition to any other methods of service of process in any such suit, action or proceeding in any state or federal court sitting in Nevada, service of process may be made by certified or registered mail, return receipt requested, directed to Borrower at the address indicated in Section 7 and service so made shall be complete five days after the same shall have been so mailed.

10. Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Borrower under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and to the extent allowed under applicable law, Borrower waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

11. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstance by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances.

12. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest at the Default Rate as defined in the Credit Addendum from the date of written demand to Borrower hereunder, whichever is earlier, until paid to Indemnitee(s).

13. Counterparts. This Agreement may be executed in multiple counterparts, which taken together shall constitute one instrument and each of which shall be considered an original for all purposes. The delivery of signed counterparts by facsimile or email transmission in lieu of originals shall be effective for all purposes.

14. Standard of Consent. Any consent required by either party hereto shall in no event be unreasonably withheld, conditioned or delayed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

BORROWER:

USG NEVADA LLC,
a Delaware limited liability company

By:______________________________
Name:___________________________
Title:____________________________

LENDER:

BENHAM CONSTRUCTORS, LLC, an
Oklahoma limited liability company

By:______________________________
Name:___________________________
Title:____________________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as __________________ of USG Nevada LLC, a Delaware limited liability company.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission No.:_________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as __________________ of Benham Constructors, LLC, an Oklahoma limited liability company.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission No.:_________________

EXHIBIT A
TO
ENVIRONMENTAL INDEMNIFICATION AGREEMENT
LEGAL DESCRIPTION

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil, gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

EXHIBIT B
TO
ENVIRONMENTAL INDEMNIFICATION AGREEMENT

Definitions

Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) "Costs" shall mean all liabilities, losses, costs, damages (including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees and disbursements of any kind or of any nature whatsoever. For the purposes of this definition, such losses, costs and damages shall include, without limitation, remedial, removal, response, abatement, cleanup, legal, investigative and monitoring costs and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements.

(b) "Environmental Claim" shall include, but not be limited to, any claim, demand, action, cause of action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs or liabilities directly or indirectly related to the Subject Property for (1) noise; (2) pollution or contamination of the air, surface water, ground water, or soil; (3) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (4) exposure to Hazardous Materials; (5) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials; (6) injury to or death of any person or persons directly or indirectly connected with Hazardous Materials; (7) destruction or contamination of any property directly or indirectly connected with Hazardous Materials. The term "Environmental Claim" also includes (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Subject Property, (ii) costs required to take necessary precautions to protect against the release of Hazardous Materials at, on, in, about, under, within, near or in connection with the Subject Property in or into the air, soil, surface water, ground water, or soil vapor, any public domain, or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of the Subject Property or any surrounding areas, with all applicable laws with respect to Hazardous Materials, including any such laws applicable to the work referred to in this sentence. "Environmental Claim" also means any asserted or actual breach or violation of any Requirements of Environmental Law, or any event, occurrence, or condition as a consequence of which, pursuant to any Requirements of Environmental Law, (1) Indemnitor, Lender, or any owner, occupant, or person having any interest in the Subject Property shall be liable or suffer any disability, or (2) the Subject Property shall be subject to any restriction on use, ownership, transferability, or (3) any Remedial Work shall be required.

(c) "Environmental Permit" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Subject Property under any applicable law, regulation, or other requirement of the United States or any state, municipality, or other subdivision or jurisdiction related to pollution or protection of health or the environment, or any private agreement (such as covenants, conditions

and restrictions), including laws, regulations or other requirements relating to emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or soil, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Subject Property.

(d) "Hazardous Materials" shall include without limitation:

(i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L 99-499, 100 Stat. 1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) ("RCRA"), and the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.) ("HMTA"), and in the regulations promulgated pursuant to said laws, all as amended;

(ii) Those substances listed in the United States Department of Transportation Table of Hazardous Materials and Special Provisions (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(iii) Any material, waste or substance which is (1) petroleum, (2) asbestos, (3) polychlorinated biphenyls, (4) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317);

(iv) Any "hazardous substance" defined in Nevada Revised Statutes §40.504;

(v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

(e) "Requirements of Environmental Law" means all requirements of environmental or ecological laws or regulations or controls related to the Subject Property, including all requirements imposed by any law, rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any private agreement (such as covenants, conditions and restrictions), which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use or storage of Hazardous Materials.

G

EXHIBIT G TO CREDIT ADDENDUM

(The undersigned certifies that this document does not include any personal information as referenced in NRS Section 239.030.)

Assessor Parcel Number: 071-070-19

When Recorded Mail to:

McAfee & Taft
A Professional Corporation
c/o Robert L. Garbrecht, Esq.
10th Floor, Two Leadership Square
211 North Robinson
Oklahoma City, OK 73102

Mail all real property tax notices to:

USG Nevada LLC
1505 Tyrell Lane
Boise, Idaho 83706
Attention: Manger

COLLATERAL ASSIGNMENT OF POWER PURCHASE AGREEMENTS

THIS COLLATERAL ASSIGNMENT OF POWER PURCHASE AGREEMENTS (this "Assignment") is made as of August 27, 2010, between USG NEVADA LLC, a Delaware limited liability company ("Borrower"), and BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Lender").

A. Borrower has executed and delivered to Lender that certain Leasehold Deed of Trust with Power of Sale, Security Agreement, Assignment of Rents and Fixture Filing ("Construction") encumbering certain real property in Washoe County, Nevada, more particularly described on Exhibit A hereto (the "Deed of Trust"), under the terms and conditions as more particularly described in the Deed of Trust.

B. The Deed of Trust secure the obligations of the Borrower under that certain Engineering, Procurement and Construction Agreement dated as of the date hereof between Borrower and Lender (the "Agreement"), and the indebtedness evidenced by that certain Promissory Note in the principal amount of $24,553,000 dated as of the date hereof and made by Borrower in favor of Lender (the "Note").

C. Borrower desires to further secure to Lender the full and complete performance of each of the covenants, agreements, and promises contained in the Deed of Trust and the other Loan Documents (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, in order to induce Lender to extend credit and to provide a source of payment of the Secured Indebtedness (as defined in the Deed of Trust), Borrower agrees as follows:

1. DEFINITIONS. Terms used herein shall have the following meanings:

1.1 Agreement Definitions. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

1.2 Power Purchase Agreements. The term "Power Purchase Agreements" shall mean any power purchase agreement or similar agreement now existing or hereinafter executed covering the purchase of any power, energy, or other products produced at the facility covered by the Deed of Trust, including without limitation those agreements described on Exhibit B hereto.

2. AMENDMENTS TO POWER PURCHASE AGREEMENTS. Borrower agrees that, after the effective date hereof, without the prior written consent of Lender, it will not make, or permit to be made, any amendments of any Power Purchase Agreement or enter into any additional Power Purchase Agreements, provided however, in the event that Lender fails to provide its consent or refusal to consent within ten (10) business days after receipt of such request from Borrower, Lender will be deemed to have consented to such request..

3. ASSIGNMENT OF POWER PURCHASE AGREEMENTS. In order to secure to Lender all obligations of Borrower under any of the Loan Documents, Borrower hereby assigns and transfers to Lender and its successors and assigns all of Borrower's right, title and interest under the Power Purchase Agreements as additional security to further secure repayment of the Indebtedness, on the following terms and conditions:

3.1 Due Authorization. Borrower represents and warrants that each Power Purchase Agreement is or will be duly executed and, to Borrower's knowledge, is validly existing and enforceable against Borrower and the other party or parties thereto (except to the extent that enforcement thereof might be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect) and that Borrower's interest therein is not and shall not be subject to any claim, setoff, pledge, hypothecation, lien or other encumbrance of any nature.

3.2 No Assumption by Lender. Neither this Assignment nor any action or inaction by Lender will constitute an assumption by Lender of any obligations of Borrower under any of the Power Purchase Agreements, and Borrower will continue to be liable for all of its obligations thereunder. Borrower agrees to punctually perform all of its obligations under each of the Power Purchase Agreements and to permit no default on its part to exist thereunder, which is not cured within any applicable cure period.

3.3 Default by Borrower. At any time after Borrower has defaulted under the terms of any Power Purchase Agreement, and has failed to cure said default within the period thereby provided, if any, Lender will have the right at any time (but will have no obligation) to take, in Lender's name or in the name of Borrower or otherwise, such action as Lender might at

any time or times determine to be necessary to cure any default under any Power Purchase Agreements or to protect the rights of Borrower or Lender thereunder. Lender will incur no liability in the event that any action taken by Lender or on Borrower's behalf in good faith pursuant to this Assignment proves to be, in whole or in part, inadequate or invalid, and Borrower agrees to hold Lender harmless from any loss, cost (including but not limited to reasonable fees and disbursements to counsel) or other liability incurred in connection with any such action or actions unless such losses, costs (including but not limited to reasonable fees and disbursements to counsel) or other liability incurred in connection with any such action or actions are the result of Lender's gross negligence or intentional misconduct in connection with such actions.

3.4 License Reserved. It is understood and agreed that so long as there shall exist no Event of Default under the Agreement, any addendum or exhibit thereto, or the Note, there is reserved to Borrower a license to retain all of its rights under the Power Purchase Agreements and to use and enjoy the benefits due to Borrower under the terms of the Power Purchase Agreements.

3.5 Attorney-in-Fact. Borrower irrevocably constitutes and appoints Lender the true and lawful attorney-in-fact for Borrower, and authorizes Lender to act in Borrower's name or the name of Lender or otherwise, to enforce all rights of Borrower under each of the Power Purchase Agreements after (i) Borrower has defaulted under the terms thereof and has failed to cure such default within the period provided thereby or (ii) after an Event of Default. This appointment is coupled with an interest and is irrevocable.

3.6 Notice of Assignment. Contemporaneously with entering into any future Power Purchase Agreements, Borrower agrees to provide a copy of this Assignment to each other party to said future agreement by certified mail, return receipt requested, with a copy to Lender. Each third party to an existing Power Purchase Agreement has executed the Consent to Assignment attached hereto as Exhibit C.

4. GOVERNING LAW; VENUE. This Assignment shall be construed in accordance with and governed by the laws of the State of Nevada. Any action related to this Assignment shall be brought in any state or federal court located in Washoe County, Nevada, and the parties submit to the jurisdiction of such courts for such purpose.

5. STANDARD OF CONSENT. Any consent required by either party hereto shall in no even be unreasonably withheld, conditioned or delayed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Collateral Assignment of Power Purchase Agreements as of the date first above written.

BORROWER:

USG NEVADA LLC,
a Delaware limited liability company

By:______________________________
Name:______________________________
Title:______________________________

LENDER:

BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company

By:______________________________
Name:______________________________
Title:______________________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on __________, 2010, by _________, as __________ of USG Nevada LLC, a Delaware limited liability company.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission #____________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on __________, 2010, by _________, as __________ of Benham Constructors, LLC, an Oklahoma limited liability company.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission #____________________

EXHIBIT A

Deed of Trust Legal Description

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil, gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

EXHIBIT B

Power Purchase Agreements

Long-Term Agreement for Purchase and Sale of Electricity dated December 31, 1986 between Sierra Pacific Power Company and Borrower, as successor in interest to Michael D. Stewart, dba Empire Farms, as amended by the Amendment to Long-Term Agreement for Purchase and Sale of Electricity executed as of December 28, 1987.

Standby Service Agreement between Sierra Pacific Power Company and USG Nevada LLC dated as of August 2008.

EXHIBIT C

Consent of Existing Third Parties

Sierra Pacific Power Company, dba NV Energy, hereby consents to the Collateral Assignment of the agreements identified below by USG Nevada, LLC, under the terms and conditions set forth in the Collateral Assignment of Power Purchase Agreements of which this consent is a part.

Agreements:

1. Long-Term Agreement for Purchase and Sale of Electricity dated December 31, 1986

Sierra Pacific Power Company, dba NV Energy

By:______________________________
Name:____________________________
Title:_____________________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on __________, 2010, by ________, as __________ of Sierra Pacific Power Company, dba NV Energy.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission #____________________

H

EXHIBIT H TO CREDIT ADDENDUM

(The undersigned certifies that this document does not include any personal information as referenced in NRS Section 239.030.)

Assessor Parcel Number: 071-070-19

When Recorded Mail to:

McAfee & Taft
A Professional Corporation
c/o Robert L. Garbrecht, Esq.
10th Floor, Two Leadership Square
211 North Robinson
Oklahoma City, OK 73102

Mail all real property tax notices to:

USG Nevada LLC
1505 Tyrell Lane
Boise, Idaho 83706
Attention: Manager

COLLATERAL ASSIGNMENT OF CONTRACTS, LEASES, PERMITS AND RIGHTS OF WAY

THIS COLLATERAL ASSIGNMENT OF CONTRACTS, LEASES AND PERMITS AND RIGHTS OF WAY (this "Assignment") is made as of August 27, 2010, between USG NEVADA LLC, a Delaware limited liability company ("Borrower"), and BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Lender").

A. Borrower has executed and delivered to Lender that certain Leasehold Deed of Trust with Power of Sale, Security Agreement, and Fixture Filing (Construction) (the "Deed of Trust") covering certain interests in real property in Washoe County, Nevada, more particularly described on Exhibit A hereto, under the terms and conditions as more particularly described the Deed of Trust.

B. The Deed of Trust secures the obligations of the Borrower under that certain Engineering, Procurement and Construction Contract dated as of the date hereof between Borrower and Lender (the "Agreement"), and the indebtedness evidenced by that certain Promissory Note in the principal amount of $24,553,000 dated as of the date hereof and made by Borrower in favor of Lender (the "Note").

C. Borrower desires to further secure to Lender the full and complete performance of each of the covenants, agreements, and promises contained in the Deed of Trust and the other Loan Documents (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, in order to induce Lender to extend credit and to provide a source of payment of the Secured Indebtedness (as defined in the Deed of Trust), Borrower agrees as follows:

1. DEFINITIONS. Terms used herein shall have the following meanings:

1.1 Agreement Definitions. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

1.2 Contracts. The term "Contracts" shall mean those contracts identified on Exhibit B hereto related to the construction and operations of the Facility (as defined in the Agreement) and covered by the Deed of Trust

1.3 Leases. The term "Leases" shall mean those leases, license and rights of way identified on Exhibit C hereto related to the construction and operations of the Facility (as defined in the Agreement) and covered by the Deed of Trust.

1.4 Permits. The term "Permits" shall mean those State of Nevada well permits related to the construction and operations of the Facility (as defined in the Agreement) and covered by the Deed of Trust, described on Exhibit D hereto.

2. AMENDMENTS TO OR ASSIGNMENTS OF THE CONTRACTS, LEASES AND PERMITS. Borrower agrees that after the effective date hereof, without the prior written consent of Lender, it will not make, or permit to be made, any amendments to or assignments of any of the Contracts, Leases or Permits or enter into any additional Contracts, Leases or obtain any new Permits, provided however, in the event that Lender fails to provide its consent or refusal to consent within ten (10) business days after receipt of such request from Borrower, Lender will be deemed to have consented to such request.

3. ASSIGNMENT OF CONTRACTS, LEASES AND PERMITS. In order to secure to Lender all obligations of Borrower under any of the Loan Documents, Borrower hereby assigns and transfers to Lender and its successors and assigns all of Borrower's right, title and interest under the Contracts, Leases and Permits on the following terms and conditions:

3.1 Due Authorization. Borrower represents and warrants that each Contract, Lease and Permit is or will be duly executed and, to Borrower's knowledge, is validly existing and enforceable against Borrower and the other party or parties thereto (except to the extent that enforcement thereof might be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect) and that Borrower's interest therein is not and shall not be subject to any claim, setoff, pledge, hypothecation, lien or other encumbrance of any nature.

3.2 No Assumption by Lender. Neither this Assignment nor any action or inaction by Lender will constitute an assumption by Lender of any obligations of Borrower under any of the Contracts, Leases or Permits, and Borrower will continue to be liable for all of its obligations thereunder. Borrower agrees to punctually perform all of its obligations under each of the Contracts, Leases and Permits and to permit no default on its part to exist thereunder, which is not cured within any applicable cure period.

3.3 Default by Borrower. At any time after Borrower has defaulted under the terms of any Contract, Lease or Permit, and has failed to cure said default within the period thereby provided, if any, Lender will have the right at any time (but will have no obligation) to take, in Lender's name or in the name of Borrower or otherwise, such action as Lender might at any time or times determine to be necessary to cure any default under any Lease or Permit or to protect the rights of Borrower or Lender thereunder. Lender will incur no liability in the event that any action taken by Lender or on Borrower's behalf in good faith pursuant to this Assignment proves to be, in whole or in part, inadequate or invalid, and Borrower agrees to hold Lender harmless from any loss, cost (including but not limited to reasonable fees and disbursements to counsel) or other liability incurred in connection with any such action or actions unless such losses, costs (including but not limited to reasonable fees and disbursements to counsel) or other liability incurred in connection with any such action or actions are the result of Lender's gross negligence or intentional misconduct in connection with such actions.

3.4 License Reserved. It is understood and agreed that so long as there shall exist no Event of Default under the Agreement, any addendum or exhibit thereto, or the Note, there is reserved to Borrower a license to retain all of its rights under the Contracts, Leases and Permits and to use and enjoy the benefits due to Borrower under the terms of the Contracts, Leases and Permits.

3.5 Attorney-in-Fact. Borrower irrevocably constitutes and appoints Lender the true and lawful attorney-in-fact for Borrower, and authorizes Lender to act in Borrower's name or the name of Lender or otherwise, to enforce all rights of Borrower under each of the Contracts, Leases and Permits after (i) Borrower has defaulted under the terms thereof and has failed to cure such default within the period provided thereby or (ii) after an Event of Default. This appointment is coupled with an interest and is irrevocable.

3.6 Notice of Assignment. Borrower agrees to provide a copy of this Assignment to each other party with which Borrower has entered into a Lease or Permit by certified mail, return receipt requested, with a copy to Lender. The lessors under the private leases identified on Exhibit C have each executed a Consent of Private Lessor to Assignment in the respective form attached hereto as Exhibit E.

3.7 Escrow of Executed Forms of Assignment. With respect to the State of Nevada, Department of Conservation and Natural Resources, Division of Water Resources water permits 69320, 74724, and 66946 (each, a "Water Permit"), Borrower shall have caused U.S. Geothermal, Inc., upon Borrower's delivery of this Assignment, to duly execute and deliver into escrow, State of Nevada Reports of Conveyance for each Water Permit in favor of Lender. With respect to each of the Permits, upon delivery of this Assignment, Borrower shall duly execute

and deliver into escrow a State of Nevada, Commission on Mineral Resources, Division of Minerals form of Oil, Gas and Geothermal Notice of Change of Owner in favor of Lender. With respect to each of the federal Leases, upon delivery of this Assignment, Borrower shall duly execute and deliver into escrow a BLM form of Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources in favor of Lender.

4. GOVERNING LAW; VENUE. This Assignment shall be construed in accordance with and governed by the laws of the State of Nevada. Any action related to this Assignment shall be brought in any state or federal court located in Washoe County, Nevada, and the parties submit to the jurisdiction of such courts for such purpose.

5. STANDARD OF CONSENT. Any consent required by either party hereto shall in no even be unreasonably withheld, conditioned or delayed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Collateral Assignment of Contracts, Leases, Permits and Rights of Way as of the date first above written.

BORROWER:

USG NEVADA LLC,
a Delaware limited liability company

By:____________________
Name:____________________
Title:____________________

LENDER:

BENHAM CONSTRUCTORS, LLC, an
Oklahoma limited liability company

By:____________________
Name:____________________
Title:____________________

STATE OF __________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on __________, 2010, by __________, as __________ of USG Nevada LLC, a Delaware limited liability company.

(Seal)

____
Notary Public
My Commission Expires:__________
Commission #__________

STATE OF __________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on __________, 2010, by __________, as __________ of Benham Constructors, LLC, an Oklahoma limited liability company.

(Seal)

____
Notary Public
My Commission Expires:__________
Commission #__________

EXHIBIT A

Deed of Trust Legal Description

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil. gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

<u>EXHIBIT B</u>

CONTRACTS

1. Management Services Agreement to be entered into between USG Nevada, LLC and U.S. Geothermal Services, LLC.

EXHIBIT C

LEASES, LICENSE AND RIGHTS OF WAY

Private Leases

1. Water Lease Agreement between U.S. Geothermal, Inc. and USG Nevada, LLC, dated August 1, 2010.

Bureau of Land Management Leases, License and Rights of Way

1. NVN-042707 (Parcel 7)
2. NVN-063006 (Parcel 2)
3. NVN-063007 (Parcel 3)
4. NVN–075555 (Parcel 15)
5. NVN–075557 (Parcel 17)
6. NVN–075558 (Parcel 18)
7. N-43284 (Right of Way) (Parcel 24)
8. N-47395 (Right of Way) (Parcel 5)
9. N-57441 (Right of Way) (Parcel 20)
10. N-49240 (Right of Way) (Parcel 19)
11. N-57909
12. N-47169 (License to Build Power Plant) (Parcel 6)

EXHIBIT D

PERMITS

State of Nevada Commission on Mineral Resources, Division of Minerals; Oil, Gas and Geothermal Permits

1. Permit 107, API No. 27-031-90063, Well 43-21
2. Permit 111, API No. 27-031-90065, Well Obs #2
3. Permit 136, API No. 27-031-90074, Well 52-21
4. Permit 161, API No. 27-031-90085, Well 42-21
5. Permit 163, API No. 27-031-90087, Well 35-21
6. Permit 164, API No. 27-031-90088, Well 45-21
7. Permit 173, API No. 27-031-90090, Well 61-21
8. Permit 179, API No. 27-031-90096, Well 81-21
9. Permit 180, API No. 27-031-90097, Well 83-21
10. Permit 187, API No. 27-031-90098, Well 53-21
11. Permit 189, API No. 27-031-90100, Well 63-21
12. Permit 280, API No. 27-031-90133, Well 51-16
13. Permit 312, API No. 27-031-90152, Well 75-16
14. Permit 360, API No. 27-031-90160, Well 65C-16
15. Permit 403, API No. 27-031-90184, Well 75B-16
16. Permit 418, API No. 27-031-90191, Well 76-16
17. Permit 121, API No. 27-031-90068, Well Obs #3
18. Permit 122, API No. 27-031-90069, Well Obs #4
19. Permit 123, API No. 27-031-90070, Well Obs #5
20. Permit 279, API No. 27-031-90132, Well 28-9
21. Permit 204, API No. 27-031-90109, Well 32-21

EXHIBIT E
Consent of Private Lessor to Assignment

U.S. Geothermal, Inc., an Idaho corporation, the "Lessor" under that certain Water Lease Agreement between U.S. Geothermal, Inc. and USG Nevada, LLC, dated August 1, 2010, hereby consents to the Collateral Assignment of said lease by USG Nevada, LLC under the terms and conditions set forth in the Collateral Assignment of Contracts, Leases, Permits and Right of Ways of which this consent is a part.

U.S. Geothermal, Inc., an Idaho corporation

By:______________________________
Name:____________________________
Title:_____________________________

STATE OF IDAHO)
: ss.
County of Ada)

On this ____ day of August, 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Daniel Kunz, known or identified to me to be the President and CEO of U.S. Geothermal Inc., an Idaho corporation, the person who executed the foregoing instrument on behalf of said corporation, and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

____
Notary Public for Idaho
Residing at Boise, Idaho

EXHIBIT I TO CREDIT ADDENDUM

OWNER'S AND INCUMBENCY CERTIFICATE

The undersigned delivers this Owner's and Incumbency Certificate pursuant to Section 2.6 of that certain Credit Addendum (the "Credit Addendum") to Engineering, Procurement and Construction Contract (the "Agreement") dated as of the date hereof between USG Nevada LLC, a Delaware limited liability company (the "Company"), and Benham Constructors, LLC, an Oklahoma limited liability company. The undersigned certifies as follows:

1. The undersigned is the duly elected and serving manager of the Company. As such, the undersigned is authorized to execute and deliver this Certificate and has knowledge of the facts set forth herein.

2. Attached as Exhibit A is a true and correct copy of the Certificate of Formation of the Company, which is currently in effect and has not been amended.

3. Attached as Exhibit B is a true and correct copy of the Limited Liability Company Agreement of the Company and all amendments thereto, which are currently in effect.

4. Attached as Exhibit C is a certificate of good standing of the Company issued by the Delaware Secretary of State on August 6, 2010.

5. Attached as Exhibit D is a certificate of good standing of the Company issued by the Nevada Secretary of State on August 6, 2010.

6. Attached as Exhibit E is a true and correct copy of resolutions adopted by written consent of the sole member and all of the managers of the Company on August 25, 2010, which resolutions were duly adopted pursuant to the Limited Liability Company Agreement of the Company as in effect at such time and applicable law. Such resolutions constitute all resolutions of the member and managers of the Company with regard to the Agreement, the Credit Addendum, the Loan Documents (as defined in the Credit Addendum), and the transactions contemplated thereby, and such resolutions have not been amended, revoked, or rescinded and are in full force and effect.

7. The following named individuals are duly elected, qualified, and acting managers/officers of the Company, each holding the office set forth opposite his or her name, and the signatures set forth beside the names and titles of such officers are true, authentic signatures:

Name	Office	Specimen Signature
Douglas J. Glaspey	Manager	______________________
Daniel J. Kunz	Limited Manager	______________________

Kerry D. Hawkley Limited Manager ______________________________

August ___, 2010

____

Douglas J. Glaspey, Manager of the Company

I, Daniel J. Kunz, Limited Manager of the Company, certify that Douglas J. Glaspey is the duly appointed Manager of the Company and that the signature set forth immediately above is his genuine signature.

August ___, 2010

____

Daniel J. Kunz, Manager of the Company

EXHIBIT A

CERTIFICATE OF FORMATION

[Attached]

EXHIBIT B

LIMITED LIABILITY COMPANY AGREEMENT

[Attached]

EXHIBIT C

DELAWARE CERTIFICATE OF GOOD STANDING

[Attached]

EXHIBIT D

NEVADA CERTIFICATE OF GOOD STANDING

[Attached]

EXHIBIT E

RESOLUTIONS

[Attached]

J

EXHIBIT J TO CREDIT ADDENDUM

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by U.S. Geothermal, Inc., an Idaho corporation (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. The Transferor is the sole member of USG Nevada LLC, a Delaware limited liability company, which is a disregarded entity as defined in Treas. Reg. § 1.1445-2(b)(2)(iii);

3. The Transferor is not a disregarded entity as defined in Treas. Reg. § 1.1445-2(b)(2)(iii);

4. The Transferor's U.S. employer identification number is 75-3017392; and

5. The Transferor's address is 1505 Tyrell Lane, Boise, Idaho 83706.

The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

August ___, 2010

U.S. GEOTHERMAL, INC.

By:______________________________
Name:___________________________
Title:____________________________

K

EXHIBIT K TO CREDIT ADDENDUM

FINANCING STATEMENT

[Attached]

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Joshua D. Smith, Esq.
McAfee & Taft
10th Floor, Two Leadership Square
211 N. Robinson Ave.
Oklahoma City, OK 73102

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION'S NAME: USG Nevada LLC

OR 1b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

1c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
1505 Tyrell Lane	Boise	ID	83706	USA

1d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
		LLC	Delaware	☐ NONE

2. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION'S NAME

OR 2b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

2c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS	ADD'L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
				☐ NONE

3. SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME: Benham Constructors, LLC

OR 3b. INDIVIDUAL'S LAST NAME | FIRST NAME | MIDDLE NAME | SUFFIX

3c. MAILING ADDRESS	CITY	STATE	POSTAL CODE	COUNTRY
9400 N. Broadway, Suite 300	Oklahoma City	OK	73114	USA

4. This FINANCING STATEMENT covers the following collateral:

See collateral described on the attached Exhibit A-1 through A-4

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6. ☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8. OPTIONAL FILER REFERENCE DATA

Exhibit A-1

(Leasehold Deed of Trust)

All of Debtor's present and future estate, right, title and interest in and associated with the real property more particularly described on Exhibit B-1 attached hereto (the "Real Property") including all of its right, title and interest in and to the following described property (together with the Real Property, the "Properties"), whether now or hereafter acquired and owned by Debtor in the name of Debtor or in the name of a nominee or other agent for Debtor:

A. all right, title and interest of Debtor in, to, under or derived from the leasehold estate created under and by virtue of that certain Office and Land Lease Agreement dated August 27, 2010, by and between U.S. Geothermal, Inc., an Idaho corporation (the "Landlord"), and Debtor (the "Lease") in and to the Real Property, any interest in any fee, greater or lesser title to the Land that Debtor may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Lease or otherwise) and all credits, deposits, options, privileges and rights of Debtor under the Lease (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements, and modifications thereof (including (i) the right to give consents, (ii) the right to receive moneys payable to Debtor, (iii) the right to renew or extend the Lease for succeeding term or terms, (iv) the right to terminate or modify the Lease, and (v) all of Debtor's claims and rights to the payment of damages arising under the federal bankruptcy code from any rejection of the Lease by the landlord thereunder or by any other party);

B. all right, title and interest of the Debtor in, to, under or derived from all buildings, structures, plants, terminals, facilities and other improvements of every kind and description now or hereafter located on the Real Property, including all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, fire protection and sprinkler, surveillance and security, all awnings, floor coverings, partitions, elevators, escalators, motors, machinery, lines, pipes, fittings, valves, connections, regulators, fixtures, towers, drums, tanks, heat exchangers, heaters, boilers, pumps, instruments, wiring, transformers, accumulators, coolers, pumps, storage tanks, generators, and other items of equipment and personal property of every kind and description now or hereafter located on the Real Property or attached to the improvements which by the nature of their location thereon or attachment thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Real Property immediately upon delivery thereof on the Real Property and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively the "Improvements"; and the Real Property with the Improvements thereon and appurtenant rights thereto being collectively called the "Property");

C. all estate, right, title and interest of Debtor in, to, under or derived from all tenements, hereditaments and appurtenances now or hereafter relating to the Real Property; the streets, and roads abutting the Real Property; all air space and rights to use air space above the Real

Property; all development, operating or similar rights appurtenant to the Real Property (including, without limitation, all rights arising from reciprocal access agreements, joint occupancy, and use or development agreements); all rights of ingress and egress now or hereafter appertaining to the Real Property; and all existing and future permits, easements, licenses, rights of way, and similar rights and privileges now or hereafter appertaining to the Real Property;

D. all estate, right, title and interest of Debtor in, to, under or derived from plans, specifications, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties, all relating to the Properties or to the present or future operation or occupancy of the Real Property, all architectural, engineering, construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to the Real Property and all other agreements affecting or relating to the use, enjoyment or occupancy of the Properties, including all power purchase agreements or similar agreements;

E. all estate, right, title and interest of Debtor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and extensions, improvements, betterment, renewal substitutions and replacements of, and additions and appurtenances to, any of the Properties hereafter acquired by or released to Debtor or constructed or located on, or attached to, the Real Property;

F. all estate, right, title and interest of Debtor in, to, under or derived from all proceeds of any sale, transfer, taking by condemnation (or any proceeding or purchase in lieu thereof), financing, refinancing or a conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Properties, including all insurance proceeds and awards and title insurance proceeds under any title insurance policy now or hereafter held by Debtor, and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to the Properties, all of which Debtor hereby irrevocably directs be paid to Secured Party to the extent provided hereunder, to be held, applied and disbursed as provided in this Deed of Trust; and

G. all proceeds of any and all of the above items A. through F. (all such items A. through G. being sometimes referred to as the "Collateral").

Exhibit B-1

(Legal Description)

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil. gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

Exhibit A-2

(Security Agreement)

All of Debtor's personal property and assets, including: Accounts, Inventory, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Computer Hardware and Software (and all rights with respect thereto), Investment Property, Health Care Insurance Receivables, Letter of Credit Rights, Payment Intangibles, Promissory Notes, Securities, Securities Entitlements, Supporting Obligations and Tangible Chattel Paper, including all amounts, sums, revenues and income that become payable to Debtor from any of the foregoing property (including any after-acquired properties); whatever is received upon the sale, exchange, collection or other disposition of the foregoing property or Proceeds; and all "Proceeds," "Cash Proceeds," and "Noncash Proceeds" of the foregoing property.

Exhibit A-3

(Collateral Assignment of Power Purchase Agreements)

All of Debtor's right, title and interest under any power purchase agreement or similar agreement now existing or hereinafter executed covering the purchase of any power, energy, or other products, including without limitation those agreements described below:

Power Purchase Agreements

Long-Term Agreement for Purchase and Sale of Electricity dated December 31, 1986 between Sierra Pacific Power Company and Debtor, as successor in interest to Michael D. Stewart, dba Empire Farms, as amended by the Amendment to Long-Term Agreement for Purchase and Sale of Electricity executed as of December 28, 1987.

Standby Service Agreement between Sierra Pacific Power Company and USG Nevada LLC dated as of August 2008.

Exhibit A-4

(Collateral Assignment of Contracts, Leases, Permits and Rights of Way)

All of Debtor's right, title and interest under the contracts identified in Exhibit B-4 hereto and those leases, license and rights of way identified on Exhibit C-4 hereto and those State of Nevada well permits related to the construction and operations of the Facility described on Exhibit D-4 hereto.

Exhibit B-4

(Contracts)

1. Management Services Agreement to be entered into between USG Nevada, LLC and U.S. Geothermal Services, LLC.

Exhibit C-4

(Leases, License and Rights of Way)

Private Leases

1. Water Lease Agreement between U.S. Geothermal, Inc. and USG Nevada, LLC, dated August 1, 2010.

Bureau of Land Management Leases, License and Rights of Way

1. NVN-042707 (Parcel 7)
2. NVN-063006 (Parcel 2)
3. NVN-063007 (Parcel 3)
4. NVN–075555 (Parcel 15)
5. NVN–075557 (Parcel 17)
6. NVN–075558 (Parcel 18)
7. N-43284 (Right of Way) (Parcel 24)
8. N-47395 (Right of Way) (Parcel 5)
9. N-57441 (Right of Way) (Parcel 20)
10. N-49240 (Right of Way) (Parcel 19)
11. N-57909
12. N-47169 (License to Build Power Plant) (Parcel 6)

Exhibit D-4

(Permits)

State of Nevada Commission on Mineral Resources, Division of Minerals; Oil, Gas and Geothermal Permits

1. Permit 107, API No. 27-031-90063, Well 43-21
2. Permit 111, API No. 27-031-90065, Well Obs #2
3. Permit 136, API No. 27-031-90074, Well 52-21
4. Permit 161, API No. 27-031-90085, Well 42-21
5. Permit 163, API No. 27-031-90087, Well 35-21
6. Permit 164, API No. 27-031-90088, Well 45-21
7. Permit 173, API No. 27-031-90090, Well 61-21
8. Permit 179, API No. 27-031-90096, Well 81-21
9. Permit 180, API No. 27-031-90097, Well 83-21
10. Permit 187, API No. 27-031-90098, Well 53-21
11. Permit 189, API No. 27-031-90100, Well 63-21
12. Permit 280, API No. 27-031-90133, Well 51-16
13. Permit 312, API No. 27-031-90152, Well 75-16
14. Permit 360, API No. 27-031-90160, Well 65C-16
15. Permit 403, API No. 27-031-90184, Well 75B-16
16. Permit 418, API No. 27-031-90191, Well 76-16
17. Permit 121, API No. 27-031-90068, Well Obs #3
18. Permit 122, API No. 27-031-90069, Well Obs #4
19. Permit 123, API No. 27-031-90070, Well Obs #5
20. Permit 279, API No. 27-031-90132, Well 28-9
21. Permit 204, API No. 27-031-90109, Well 32-21

L

EXHIBIT L TO CREDIT ADDENDUM

LANDLORD'S CONSENT AGREEMENT

THIS LANDLORD'S CONSENT AGREEMENT is made as of August 27, 2010, by and between U.S. GEOTHERMAL INC., an Idaho corporation ("Landlord"), and BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Lender"), with reference to the following:

A. USG Nevada LLC, a Delaware limited liability company ("Borrower") has requested that Lender extend credit to Borrower in the approximate amount of up to $30,000,000 (the "Loan");

B. Lender desires to secure the Loan by a leasehold deed of trust encumbering the leasehold created by the Office and Land Lease Agreement dated as of August 1, 2010 (the "Lease"), a copy of which is attached as Exhibit A, covering the premises (the "Leased Premises") described on Exhibit B, and other security documents; and

C. Lender will not make the Loan unless Landlord consents to a leasehold deed of trust securing the Loan and agrees to terms that will allow Lender to realize the value of the Lease as collateral, and Landlord has acknowledged that it will benefit from Tenant receiving the Loan and is willing to enter into this Agreement.

The parties agree as follows:

1. Consent. Landlord consents to the execution and delivery by Borrower of the Leasehold Deed of Trust with Power of Sale, Security Agreement and Fixture Filing attached as Exhibit C (the "Deed of Trust").

2. Foreclosure by Lender. If Lender elects to foreclose on the Deed of Trust for any reason, Landlord will consent to Lender's assumption of Borrower's rights and obligations under the Lease or an assignment of the Lease to a new tenant (the "New Tenant") proposed by Lender under the following terms and conditions:

2.1 Lender shall provide Landlord with all information about the New Tenant that Landlord reasonably requests;

2.2 The Landlord consents to the assignment of the Lease to the New Tenant, which consent shall neither be unreasonably withheld nor unreasonably delayed;

2.3 The New Tenant shall either (i) assume the Lease pursuant to an assignment and assumption agreement, or (ii) enter into a new lease on such terms and conditions as Landlord and the New Tenant shall agree; and

2.4 The New Tenant agrees to accept the Leased Premises as is, with all faults, whether latent or patent.

3. Collateral.

3.1 Effect of Security Interest. To secure the Loan, Borrower has granted Lender a security interest in certain assets of Borrower (the "Collateral"), including Borrower's now-owned and hereafter acquired accounts, general intangibles, books and records, inventory, equipment, furniture, furnishings, fixtures, trade fixtures, machinery, and tools, together with all proceeds, products, substitutions, and exchanges of any of the foregoing, which Collateral, as applicable, is or is to be located on and may be affixed to the Leased Premises or improvements thereon. The Collateral shall at all times remain personal property and shall not be deemed a fixture or part of the Leased Premises. Any current or future right of distress for rent or landlord's lien or other lien or claim of Landlord to the Collateral is and shall be subordinate to the security interest of Lender in the Collateral.

3.2 Access to Collateral. If Lender elects to not assume Borrower's rights and obligations under the Lease or propose a New Tenant pursuant to Section 2, Landlord will give Lender exclusive possession of the Leased Premises for 90 days to do any or all of the following with respect to the Collateral: examine the books and records of Borrower; take any and all administrative actions pertaining to the Collateral; collect accounts; assemble goods; have the Collateral appraised; display Collateral; remove Collateral; maintain Collateral; prepare Collateral for sale or lease; repair Collateral; lease Collateral; and transfer and/or sell Collateral at one or more public or private sales. Lender shall have no obligation to take possession of the Collateral or the Leased Premises. However, if Lender elects to remove the Collateral pursuant to the terms of this section, Lender shall be required to remove all of the Collateral from the Leased Premises. Lender will repair all damage to the premises caused by the removal of Collateral. Landlord further grants Lender a license, subject to Borrower's rights under the Lease, to enter the Leased Premises at any time to inspect the Collateral.

4. Nondisturbance, Recognition and Attornment.

4.1 Nondisturbance and Attornment. If the Lease is assumed by Lender or a New Tenant, then, when Lender or the New Tenant, as applicable, takes possession of the Leased Premises: (a) Landlord shall not terminate or disturb the possession of the Leased Premises by Lender or the New Tenant under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Landlord shall be bound to Lender or the New Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); and (c) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Landlord and Lender or the New Tenant, as applicable.

4.2 Further Documentation. Except as provided in Section 2, the provisions of this Agreement shall be effective and self-operative without any need for Landlord, Lender, or the New Tenant to execute any further documents.

5. Protection of the New Tenant. Notwithstanding anything to the contrary in the Lease or the Deed of Trust, neither Lender nor the New Tenant shall be liable for or bound by any of the following matters:

5.1 Claims Against Borrower. Any claim or right that Landlord may have against Borrower relating to any event or occurrence during Borrower's possession of the Leased Premises, including any claim for damages of any kind whatsoever as the result of any breach by Borrower.

5.2 Prior Rent. Any rent owed for any period before Lender or the New Tenant takes possession of the Leased Premises.

5.3 Payment. Any obligation to pay Landlord any amount owed by Borrower to Landlord.

6. Lender's Right to Cure.

6.1 Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any remedy available to Landlord under the Lease for a default by Borrower, Landlord shall provide Lender with notice of the default by Borrower (the "Default Notice") and, thereafter, the opportunity to cure such default as provided for below.

6.2 Lender's Cure Period. After Lender receives a Default Notice, Lender shall have a period of 30 days beyond the time available to Borrower under the Lease in which to cure the default by Borrower. Lender shall have no obligation to cure any default by Borrower, except to the extent that Lender agrees or undertakes otherwise in writing.

6.3 Extended Cure Period. Lender's cure period for default by Borrower the cure of which requires possession and control of the Leased Premises, provided only that Lender undertakes by written notice to Landlord within ten days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver, shall continue for such additional time (the "Extended Cure Period") as Lender may reasonably require to either (a) obtain possession and control of the Leased Premises and thereafter cure the breach or default with reasonable diligence and continuity, (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default, or (c) foreclose on the Deed of Trust and either assume Borrower's rights and obligations under the Lease (including the obligation to cure the default) or assign the Lease to a New Tenant pursuant to Section 2.

7. Confirmation of Facts. Landlord represents to Lender and to any New Tenant, in each case as of the date of this Agreement:

7.1 Title and Authority. Landlord is the sole owner of and has marketable fee simple title to the Leased Premises, free and clear of all liens, security interests, claims, and encumbrances, other than the Lease. Landlord has the authority to execute this Agreement without obtaining the consent or approval of, or otherwise notifying, any other person or entity, including any mortgagees or holders of deeds of trust or similar security instruments covering or otherwise affecting the Leased Premises. This Agreement is the valid and legally binding obligation of Landlord, enforceable against Landlord in accordance with its terms.

7.2 Effectiveness of Lease. The Lease attached as Exhibit A is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Borrower relating to the Leased Premises. Borrower has no interest in the Leased Premises

except pursuant to the Lease. No unfulfilled conditions exist to Borrower's obligations under the Lease.

7.3 Rent. The current amount of annual rent payable on the next due date pursuant to the Lease is $74,400, which will not be due until after August 1, 2011. All amounts of rent due and owing to Landlord under the Lease up to and including August 27, 2010 have been paid.

7.4 No Default by Borrower. To the best of Landlord's knowledge, no breach or default under the Lease by Borrower exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default under the Lease by Borrower.

7.5 No Landlord Default. Landlord is not in default under the Lease and has not received any uncured notice of any default by Landlord under the Lease.

7.6 No Termination. Landlord has not commenced any action or sent or received any notice to terminate the Lease.

8. Miscellaneous.

8.1 Successors and Assigns. This Agreement shall bind and benefit the parties and their heirs, successors, and assigns. Lender may assign its rights under this Agreement in connection with any assignment of the Deed of Trust.

8.2 Interaction with Lease. If this Agreement conflicts with the Lease, then this Agreement shall govern.

8.3 Lender's Rights and Obligations. Except as expressly provided for in this Agreement, Lender shall have no obligations to Landlord with respect to the Lease.

8.4 Notices. All notices required under this Agreement will be served by FedEx, overnight courier, or first class, certified U.S. mail to the addresses of the parties below or at such other address as any party designates for such purpose in a written notice to the other parties. Notices will be deemed to have been given on the date notice is delivered by overnight courier or three business days after the notice is placed in the mail, properly addressed, postage prepaid. All notices will be sent as follows:

To Lender:	Benham Constructors, LLC 9400 N. Broadway, Suite 300 Oklahoma City, Oklahoma 73114 Attn: Greg Meacham
With copy to:	McAfee & Taft A Professional Corporation 10th Floor, Two Leadership Square 211 N. Robinson Oklahoma City, Oklahoma 73102 Attn: Robert L. Garbrecht

To Landlord: U.S. Geothermal, Inc.
1505 Tyrell Lane
Boise, Idaho 83706
Attn: Chief Operating Officer

8.5 Modification. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party entitled to the benefits thereof. This Agreement may be modified or amended only by a written instrument executed by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

8.6 Entire Agreement. This Agreement is the final expression of the agreement of the parties regarding the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

8.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby.

8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

8.9 Construction. The rule of construction that a document is to be construed most strictly against the party who drafted the document shall not be applicable because all parties participated in the preparation of this Agreement.

8.10 Further Assurances. Landlord shall execute any additional documents and shall take any further actions, reasonably requested by Lender to evidence or confirm the agreement stated in this Agreement.

[Signature Page Follows]

EXECUTED the day and year first stated above.

LANDLORD:

U.S. GEOTHERMAL, INC.,
an Idaho corporation

By__________________________
Name________________________
Title_________________________

LENDER:

BENHAM CONSTRUCTORS, LLC,
an Oklahoma limited liability company

By__________________________
Name________________________
Title_________________________

STATE OF ______________)
) ss:
COUNTY OF ____________)

This instrument was acknowledged before me on ____________, 2010, by ______________________, as ________________________ of U.S. Geothermal, Inc.

(Seal)

____
Notary Public
My Commission Expires:______________

STATE OF ______________)
) ss:
COUNTY OF ____________)

This instrument was acknowledged before me on ____________, 2010, by ______________________, as ________________________ of Benham Constructors, LLC.

(Seal)

____
Notary Public
My Commission Expires:______________

CONSENT OF TENANT

The undersigned acknowledges and consents to all of the foregoing.

USG NEVADA LLC, a Delaware limited liability company

By: ______________________________
Name: ______________________
Title: ______________________

STATE OF ___________)
) ss:
COUNTY OF ___________)

This instrument was acknowledged before me on ____________, 2010, by ______________________, as ______________________ of USG Nevada LLC.

(Seal)

____
Notary Public
My Commission Expires:____________

EXHIBIT A

LEASE

[Attached]

EXHIBIT B

LEASED PREMISES

PARCEL A:

Parcel 2 of a Map of Division into Large Parcels for the Kosmos Company, a portion of Mineral Survey 4036 Brimstone Placer, a portion of Section 16, Township 29 North, Range 23 East, Mount Diablo Meridian, recorded on August 10, 1994 as File No. 1823117, Division Map No. 148, Washoe County Records.

PARCEL B:

An easement over a 50 foot roadway over Parcel 1 of said Map of Division into Large Parcels as shown on said map.

EXCEPTING THEREFROM all oil, gas hydrocarbons, water, geothermal resources and minerals of whatsoever nature found under said land, together with the right of ingress and egress to conduct surveys for the substances and the right to remove any of the substances found below the surface of the property and to maintain any operations on the property for those purposes contemplated in that Geothermal Resource Supply Agreement dated June 18, 1993 between vestee and Empire Farms, a Nevada general partnership, provided that such removal or operations shall in no way interfere with the surface of the property.

APN: 071-070-19

EXHIBIT C

DEED OF TRUST

[Attached]

EXHIBIT M-1 TO CREDIT ADDENDUM

GIVENS PURSLEY LEGAL OPINION

August 27, 2010

Benham Constructors, LLC
9400 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73114
Attention: Greg Meacham

Re: Engineering, Procurement and Construction Contract (the "Agreement") dated as of the date hereof between USG Nevada LLC ("USG") and Benham Constructors, LLC ("Benham")

Ladies and Gentlemen:

We have acted as counsel to USG and U.S. Geothermal Inc., a Delaware corporation ("US Geothermal") in connection with the Agreement, including the Credit Addendum thereto (the "Credit Addendum") pursuant to which Benham is financing the construction of USG's new nine megawatt geothermal plant in Washoe County, Nevada (the "Financing"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreement. We are delivering this opinion to you pursuant to Section 2.10 of the Credit Addendum.

We have examined all of the following, dated even date herewith:

A. The Agreement.

B. The Credit Addendum.

C. The Deed of Trust.

D. The Security Agreement.

E. The Environmental Indemnification Agreement.

F. The Collateral Assignment of Power Purchase Agreements.

G. The Collateral Assignment of Contracts, Leases, Permits, and Right of Way.

H. The FIRTA Certificate.

I. The Landlord's Consent Agreement.

J. The Financing Statement.

K. The Guaranty.

L. The Indemnity.

Items A. through J. above are referred to collectively as the "Transaction Documents." Items K. and L. above are referred to collectively as the "Guaranty Documents").

For purposes of rendering our opinions set forth herein, we have also examined originals or copies of the following documents relating to USG (the "Borrower's Organizational Documents"):

(a) The Limited Liability Company Agreement of USG, dated March 5, 2008;

(b) A certified copy of the Certificate of Formation, certified as true and correct by the Delaware Secretary of State;

(c) A Certificate of Good Standing of USG, issued by the Delaware Secretary of State on August 6, 2010 (the "USG Delaware Good Standing Certificate");

(d) A Certificate of Existence with Status In Good Standing, issued by the Nevada State Secretary, dated August 6, 2010 (the "Nevada Good Standing Certificate"); and

(e) A copy of the Consent in Lieu of Meeting, dated August 25, 2010 executed by the manager and member of USG.

For purposes of rendering our opinions set forth herein, we have also examined originals or copies of the following documents relating to US Geothermal (the "US Geothermal Organizational Documents"):

(a) The First Amended and Restated Bylaws of US Geothermal (the "Bylaws");

(b) A certified copy of the Certificate of Incorporation, and all amendments thereto, certified as true and correct by the Delaware Secretary of State;

(c) A Certificate of Good Standing of US Geothermal, issued by the Delaware Secretary of State on August 27, 2010 (the "US Geothermal Delaware Good Standing Certificate"); and

(d) A copy of the Consent in Lieu of Special Meeting of Directors, dated August 25, 2010, executed by all the members of the Board of Directors.

The Transaction Documents, Guaranty Documents, Borrower Organizational Documents and US Geothermal Organizational Documents described above may be collectively referred to herein as the "Documents".

Except for our review of the Documents for the purpose of this opinion, we have not undertaken any independent examination of fact or any contract, agreement or other instrument that may have been executed by or may be binding on USG or US Geothermal or may affect the Documents nor have we obtained any additional third party reports or performed any additional searches, including, without limitation, litigation or formal lien searches, in connection with the issuance of this opinion nor undertaken any additional investigation unless otherwise set forth herein. We understand, except as otherwise described below, that you agree and acknowledge that we are not expected to expend the time that would be necessary if we had been retained to make further investigations or determinations of the facts and circumstances reflected by those assumptions, qualifications and written materials.

It is further understood that our engagement does not require us to render and we have not rendered opinions relating to the enforceability of the provisions of the Transaction Documents and Guaranty Documents, except with regard to the Financing Statement that will be filed with the Secretary of State of the State of Delaware, and that you are relying on the opinion of Robison, Belaustegui, Sharp & Low, dated as of even date herewith, with respect to the enforceability of the remaining Transaction Documents and Guaranty Documents governed by the laws of the State of Nevada.

Based upon the foregoing and subject to the qualifications, limitations, assumptions, and exceptions below, we are of the opinion that:

(1) Based solely on the USG Delaware Good Standing Certificate, USG is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and, based solely on the Nevada Good Standing Certificate, is qualified to conduct business as a foreign limited liability company and is in good standing under the laws of the State of Nevada.

(2) USG has all requisite limited liability company power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder. The execution, delivery and performance by USG of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action, and the Transaction Documents have been duly executed and delivered by USG.

(3) The execution, delivery, and performance by USG of the Transaction Documents and the consummation by it of the transactions contemplated thereby will not conflict with, or result in a breach of, any of the terms, conditions, or provisions of its Certificate of Formation or Limited Liability Company Agreement.

(4) Based solely on the US Geothermal Delaware Good Standing Certificate, US Geothermal is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

(5) US Geothermal has all requisite corporate power and authority to execute and deliver the Guaranty Documents and to perform its obligations thereunder. The execution, delivery and performance by US Geothermal of the Guaranty Documents and the consummation by it of the

transactions contemplated thereby have been duly authorized by all requisite corporate action, and the Guaranty Documents have been duly executed and delivered by USG.

(6) The execution, delivery, and performance by US Geothermal of the Guaranty Documents and the consummation by it of the transactions contemplated thereby will not conflict with, or result in a breach of, any of the terms, conditions, or provisions of its Certificate of Incorporation or Bylaws.

(7) The Financing Statement is in proper form for filing with the Delaware Secretary of State.

(8) Upon proper filing of the Financing Statement with, and its acceptance and proper indexing by, the Delaware Secretary of State, Lender's security interest in the Borrower Filing Collateral will be perfected. As used in this paragraph, "Borrower Filing Collateral" means collateral described in the Deed of Trust and the Security Agreement in which a security interest has attached and in which a security interest can be perfected by the filing of a financing statement in the State of Delaware under Delaware Uniform Commercial Code Article 9.

The opinions in this letter are subject to the following assumptions:

(a) With respect to Opinion (1) only, we have assumed that the registered agent of USG satisfies 6 Del. C., Section 18-104.

(b) (i) the mailing address pertaining to the debtor and the name, mailing address or other information pertaining to the secured party set forth in the Financing Statement are accurate; (ii) the description of collateral in the Financing Statement is accurate and legally sufficient, and corresponds to the collateral in which a security interest is being granted; and (iii) the collateral does not include as extracted collateral or timber to be cut.

(c) USG has sufficient title or other interest in each item of real and/or personal property comprising the Borrower Filing Collateral in which a security interest is purported to be granted under such Transaction Documents and the Borrower Filing Collateral is properly described in the Transaction Documents and is sufficient to identify the personal property intended to be covered thereby.

(d) All proceeds of the transactions contemplated by the Transaction Documents and Guaranty Documents will be used for commercial, investment or business purposes.

(e) All parties executing the Documents are legally competent.

(f) Other than the Transaction Documents and Guaranty Documents and the documents incorporated or described therein, there are no agreements, understandings, negotiations or usages of trade or courses of dealing between the parties, or any waiver of the material provisions by the parties, amending, supplementing or otherwise modifying the Transaction Documents or Guaranty Documents or the respective rights or obligations of the parties under the applicable Transaction Documents and Guaranty Documents.

(g) All transactions, covenants and conditions contemplated by the Transaction Documents and Guaranty Documents and the documents incorporated or described therein that were to have occurred at or prior to the date hereof have occurred or have been waived, and the parties have no notice of any defense against the enforcement of the Transaction Documents or Guaranty Documents.

(h) Lender and all other parties related to Lender have complied with all state and/or federal laws and regulations applicable to them arising out of the Transaction Documents and Guaranty Documents or their status as the lender with respect thereto.

The foregoing opinions are subject, however, to the further qualifications that:

(i) Our opinion set forth in Opinions (7) and (8) are based solely on our review of Sections 9-501(a), 9-502(b) and 9-516(b) of the Delaware Uniform Commercial Code and which we have assumed to be in effect on the date hereof, unmodified by any other statute, regulation or decision of their respective obligations to the Transaction Documents to which they are party thereto.

(ii) We have not made any investigation of and do not express an opinion as to, any matters of title. We have made no examination of, and express no opinion as to, the state of title to the real or personal property comprising the Collateral, the existence of any liens, charges or encumbrances thereon, or the accuracy of the description of the Collateral contained in the Transaction Documents.

(iii) We express no opinion as to whether the Transaction Documents or Guaranty Documents and the transactions referenced therein are in compliance with any state or federal banking laws or credit laws, rules and regulations, including the Equal Credit Opportunity Act and the Truth-in-Lending Act.

(iv) Our opinion is subject to the limitations on perfection of security interests in proceeds resulting from the operation of Delaware Code § 6-9-315; the limitations with respect to buyers in the ordinary course of business imposed by Delaware Code §§ 6-9-320 and 6-9-330; the limitations with respect to documents, instruments and securities imposed by Delaware Code § 6-9-331; the rights of holders of security interests in goods that are or are to become fixtures under Delaware Code §§ 6-9-334 and 6-9-604; the limitations with respect to accessions and commingling imposed by Delaware Code §§ 6-9-335 and 6-9-336; Sections 544 and 552 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") with respect to any of the property acquired by USG after the commencement of a case by or against USG under the Bankruptcy Code; and the rights of account debtors or obligors and any claims or defenses of such account debtors or obligors, subject to Delaware Code §§ 6-9-404 through 6-9-406, against USG arising under or outside notes, agreements or contracts and the terms of such notes, agreements or contracts between USG and the account debtors or obligors.

(v) To the extent our opinion relates to the creation or to the perfection of a security interest in general intangibles, you should be aware that Delaware law may limit or otherwise affect the creation or perfection of a security interest in licenses, permits or similar consents or certificates issued by any governmental authority (such as water right permits, liquor

licenses or operating licenses) to the extent that applicable statutes or regulations prohibit or limit the creation or enforcement of a security interest therein or require authorization, approval or other action by, or notice to or filing with, any Delaware governmental authority for the creation or enforcement of such a security interest.

(vi) We express no opinion as to the priority of any lien, including, but not limited to any lien created or resulting from the filing or recording of the Financing Statement.

(vii) We express no opinion as to whether the Loan or the execution of the Transaction Documents by USG or the Guaranty Documents by US Geothermal would result in a material adverse change under any mortgage, indenture, lease, agreement, license, permit, judgment or decree to which USG or US Geothermal, respectively, is a party to or otherwise bound by.

(viii) We express no opinion with respect to any writings or statements that may constitute parol evidenced in the interpretation of the Documents.

(ix) We express no opinion with respect to the truth or accuracy of any certification, representation or warranty made in the Transaction Documents or Guaranty Documents.

(x) We have not independently examined the physical condition or actual use made of the Collateral.

We have no obligation to advise you of any changes in circumstances, laws or events that may occur after the date of this letter, regardless whether such changes come to our attention after the delivery of this letter. The above opinions are hereby specifically qualified by reference to and are based solely upon the Delaware Limited Liability Company Act and those applicable Delaware Uniform Commercial Code Sections in effect on the date hereof, and the United States of America in effect on the date hereof. As used herein, the term "Delaware Limited Liability Company Act" shall mean the plain language of Title 6, Chapter 18, of the Delaware Code without regard to the notes and annotations thereto or further research or investigation. We express no opinion with respect to the law of any other jurisdiction and no opinion with respect to the statutes, administrative decisions, rules, regulations, or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We disclaim any opinion as to the ordinances, the administrative decisions and the rules and regulations of any county, town, municipality or special political subdivision and any judicial decisions to the extent that they deal with any of the foregoing. We further express no opinion as to what effect laws, regulations or rulings promulgated, or judicial decisions established, subsequent to the date hereof with a retroactive date may have on the opinions set forth herein.

This opinion is rendered solely for the benefit of the addressees and their successors and assigns and is not to be used, circulated, quoted, reproduced or relied upon by any other person or entity for any purpose without our prior written permission.

Very truly yours,

2

<u>EXHIBIT M-2</u>

RBSL LEGAL OPINION

August 27, 2010

Benham Constructors, LLC
9400 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73114
Attention: Greg Meacham

Re: Engineering, Procurement and Construction Contract (the "<u>Agreement</u>") dated as of the date hereof between USG Nevada LLC ("<u>USG</u>") and Benham Constructors, LLC ("<u>Benham</u>")

Ladies and Gentlemen:

We have acted as special counsel in the State of Nevada to USG and its parent, U. S. Geothermal, Inc., a Delaware corporation ("Geothermal"), in connection with the transaction evidenced by the Agreement, including the Credit Addendum thereto (the "<u>Credit Addendum</u>") pursuant to which Benham is financing the construction of USG's new nine megawatt geothermal plant in Washoe County, Nevada. Capitalized terms not defined herein have the meanings ascribed to them in the Agreement. We are delivering this opinion to you pursuant to Section 2.10 of the Credit Addendum.

In rendering the opinions below, we have examined copies of the following documents:

A. The Credit Addendum.

B. The Promissory Note.

C. The Leasehold Deed of Trust with Power of Sale, Security Agreement and Fixture Filing ("Construction") (the "Deed of Trust").

D. The Collateral Assignment of Contracts, Leases, Permits and Rights of Way (the "Collateral Lease Assignment").

E. The Collateral Assignment of Power Purchase Agreements (the "Collateral PPA Assignment").

F. The Environmental Indemnification Agreement.

G. The Security Agreement.

H. The Financing Statement.

I. The Change in Control Guaranty.

J. The Indemnification Agreement (Kosmos Lease).

K. The Landlord's Consent Agreement.

Items A., B., C., D., E., F., G., H., I., J. and K. above are sometimes referred to collectively herein as the "Nevada Financing Documents."

Unless otherwise defined herein or unless the context otherwise requires, the terms defined in the Nevada Financing Documents shall have the same meanings herein.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduction copies.

In rendering the opinions expressed below, we have also assumed, without independent investigation, that:

(1) each party to each of the documents referred to in the opinion letter is duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation, and is duly qualified to conduct business as a foreign corporation or other legal entity in each jurisdiction (including Nevada) in which the conduct of its business or its ownership or leasing of property makes such qualification necessary;

(2) each party to each of such documents referred to in this opinion letter has the full power, authority and legal right (corporate, partnership or other) necessary to execute, deliver and perform its obligations under each of such documents to which it is a party;

(3) all signatories to such documents have been duly authorized by all necessary corporate, partnership or other action by the respective parties thereto, and such documents have been duly executed and delivered by or on behalf of such parties;

(4) to the extent the same purport to constitute agreements, such documents constitute the legal, valid and binding obligations of all parties thereto (other than as specifically addressed herein with respect to USG and Geothermal), and are enforceable against such parties in accordance with their respective terms;

(5) the execution, delivery and performance of such documents (other than as specifically addressed herein with respect to USG and Geothermal) do not, and will not, violate any law, rule, or regulation applicable to any such parties thereto;

(6) there are no agreements between any parties to the Nevada Financing Documents that would alter the provisions set forth in the Nevada Financing Documents;

(7) the property to be encumbered by the Deed of Trust and the interests to be encumbered by the Collateral Lease Assignment have been properly described therein, the proper Assessor's Parcel Numbers have been inserted in the appropriate locations and the proper legal descriptions have been attached to each of the applicable Nevada Financing Documents;

(8) all conditions precedent to the effectiveness of the Nevada Financing Documents have been appropriately satisfied or waived;

(9) USG owns title to all property and interests described in the Deed of Trust and the Collateral Lease Assignment;

(10) all contracts, agreements, leases, permits, rights of ways and other documents and instruments of every kind and nature pledged as security under the Nevada Financing Documents are valid, in good standing and in full force and effect and nothing contained therein prohibits USG from pledging same as security under the Nevada Financing Documents;

(11) all landlords associated with the Nevada Financing Documents have executed and delivered the Landlord's Consent Agreement and have executed a consent to the Collateral Lease Assignment;

(12) all third parties to the agreements subject to the lien of the Collateral PPA Assignment have executed and delivered an acknowledgement of and consent to the Collateral PPA Assignment;

(13) the Deed of Trust, Collateral Lease Assignment and Collateral PPA Assignment will be duly recorded in the Office of the County Recorder of Washoe County, Nevada;

(14) the Collateral Lease Assignment will be duly filed in the Office of the United States Department of the Interior, Bureau of Land Management in Reno, Nevada; and

(15) Proper closing and follow-up by Benham with respect to the execution, delivery and/or recording of any and all documents evidencing the transaction, including but not limited to the Nevada Financing Documents, as well as the requisite filings and other actions to perfect any security interest referred to therein.

Based upon the foregoing and subject to the qualifications, limitations, assumptions, and exceptions below, we are of the opinion that:

1. Each of the Nevada Financing Documents, except the Change in Control Guaranty and the Indemnification Agreement (Kosmos Lease), constitute the legal, valid, and binding obligations of USG, enforceable in accordance with their terms, except as may be limited by (a) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, readjustment of debt and similar laws of general application relating to or affecting the enforcement of the rights of creditors in general; (b) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, unconscionability, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (c) any judicial determination holding that provisions that waive or vary any statutory, common law or equitable rights, or which are deemed to be unreasonable or unconscionable are unenforceable.

2. The Change in Control Guaranty and the Indemnification Agreement (Kosmos Lease), constitute the legal, valid, and binding obligations of Geothermal, enforceable in accordance with their terms, except as may be limited by (a) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, readjustment of debt and similar laws of general application relating to or affecting the enforcement of the rights of creditors in general; (b) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, unconscionability, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (c) any judicial determination holding that provisions that waive or vary any statutory, common law or equitable rights, or which are deemed to be unreasonable or unconscionable are unenforceable.

3. The execution, delivery, and performance by USG and Geothermal of the Nevada Financing Documents and the consummation by each of the transactions contemplated thereby will not violate or conflict with any applicable provision of Nevada law.

4. The creation and perfection of any security interest upon or with respect to USG's real property or fixtures provided for in the Nevada Financing Documents do not violate any law of the State of Nevada and do not require any license, permit, consent or authorization of, approval by, notice to, filing with, or other act by or in respect of, any federal or governmental authority of the State of Nevada or third person except for the recording to perfect the lien and security interest created by the Deed of Trust, except to the extent that certain activities contemplated by the Deed of Trust, such as construction or repair of the property described in the Deed of Trust or the conduct of business on such property, may be subject to customary governmental restrictions and requirements.

5. The Deed of Trust is in a form sufficient for recording in Nevada. When recorded in the Office of the County Recorder of Washoe County, Nevada, the Deed of Trust will impart constructive notice to third parties who deal with the real property described in the Deed of Trust of the contents thereof, including the liens created by the Deed of Trust on the real property described in the Deed of Trust. When duly recorded in the Office of the County Recorder in the Official Records of Washoe County Nevada, no other of further filings or recordings, are required to establish constructive notice of the liens, security interests and/or assignments therein contained to the extent that the property described in said Deed of Trust constitutes real property (including fixtures, as defined under Nevada law, located thereon) situated in such county.

6. When the Deed of Trust is duly recorded in the Office of the County Recorder of Washoe County, Nevada, all filings, registrations, and recordings necessary in Nevada to perfect any security interest in fixtures (as defined by the Nevada Commercial Code) granted in the Deed of Trust as a fixture filing with respect to USG's interest in such fixtures will have been accomplished.

7. When the Collateral Lease Assignment is duly recorded in the Office of the County Recorder of Washoe County, Nevada and is filed with the Office of the United States Department of the Interior, Bureau of Land Management in Reno, Nevada, all filings, registrations, and recordings necessary to memorialize the collateral interest granted in the Collateral Lease Assignment with respect to USG's interest in the federal government leases, rights of way and licenses listed therein will have been accomplished.

8. Benham is not required to be qualified to do business, file any designation for service of process or file any reports in the State of Nevada solely by reason of the execution and delivery, filing, recording, or by being and exercising the rights of the beneficiary under, the Deed of Trust. Provided, however, no opinion is given in this Paragraph as to the need for Benham so to qualify if Benham: (i) conducts other business activities in the State of Nevada, including but not limited to construction activities; or (ii) acquires and operates any property upon foreclosure (whether judicially or by power of sale) of the Deed of Trust; or (iii) retains and operates any property in satisfaction of all or any part of the indebtedness secured by the Deed of Trust, whether by deed in lieu of foreclosure or otherwise; or (iv) operates any property.

9. No franchise, income, sales, gross receipts, profits, or other like taxes will be payable under Nevada law by Benham, nor will Benham be required to comply with any statutory or regulatory rule or requirement applicable only to commercial lenders chartered or qualified to do business in Nevada solely by reason of the execution and delivery, filing, recording, or by being and exercising the rights of the beneficiary under the Deed of Trust. Provided, however, no opinion is given in this Paragraph as to whether Benham would be subject to taxation if Benham: (i) conducts other business activities in the State of Nevada, including but not limited to construction activities; or (ii) acquires any property upon foreclosure (whether judicially or by power of sale) of the Deed of Trust; or (iii) retains any property in satisfaction of all or any part of the indebtedness secured by the Deed of Trust whether by deed in lieu of foreclosure or otherwise; or (iv) operates any property.

10. Benham's holding the beneficial interest under the Deed of Trust, or the other liens created by the Nevada Financing Documents, without more, does not impose on Benham under Nevada law responsibility or liability on the part of Benham in the event of a discharge of any hazardous materials for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge unless Benham acquires ownership of all or any of the real property or any interest in the real property or an interest in real property covered by the Deed of Trust or retains any of the real property or an interest in the real property in satisfaction of all or any part of the indebtedness secured by the Deed of Trust or such discharge is the result of the activities of Benham or its agents, employees, contractors or representatives. Provided, however, no opinion is given in this Paragraph as to whether Benham would be subject to such requirements if Benham: (i) conducts other business activities in the State of Nevada, including but not limited to construction activities located on or around the property encumbered by the Deed of Trust; or (ii) operates any property.

11. No fee, tax, or other charge is due in Nevada solely in connection with the execution, delivery, and recording in Nevada of the Deed of Trust and the creation of any liens and security interests thereby, other than recording, filing and certification fees.

12. The use of counterpart copies of any of the Nevada Financing Documents does not affect the enforceability of any of the Nevada Financing Documents.

13. The fees, interest, and other charges payable under the Nevada Financing Documents do not violate any usury laws of the State of Nevada.

Qualifications, Limitations, Assumptions, and Exceptions

The opinions in this letter are subject to the following qualifications, limitations, assumptions, and exceptions:

(a) We have not reviewed or examined any organization documents of any of the parties of the Nevada Financing Documents or any parties associated with the transaction.

(b) Our opinion is limited to the Nevada Financing Documents identified in Paragraphs A., B., C., D., E., F., G., H., I., J. and K., above, and we are not rendering opinions of any nature on any additional documents evidencing the transaction or any existing documents between the parties.

(c) We have also relied upon the accuracy of the representations and warranties and the accuracy of the material and factual matters contained in the Nevada Financing Documents.

(d) Our opinions are based upon and limited to the existing laws of the State of Nevada on the date of this letter, and we assume no obligation to update or supplement this opinion. No opinion is applied or is to be inferred beyond the matters expressly stated herein. Our opinions are not a guaranty of any outcome of any dispute that may arise with regards to any of the Nevada Financing Documents.

(e) Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn.

(f) Our opinion is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally.

(g) Our opinion is subject to limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Nevada Financing Documents and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity) in regard to certain covenants and provisions of agreements where (a) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (b) the creditor's enforcement of such covenants or provisions under the circumstances, or in the manner, would violate the creditor's implied covenant of good faith and fair dealing, or would be commercially unreasonable.

(h) The opinions expressed herein are limited by the following: (i) the rights of any governmental authorities under any other liens in favor of governmental authorities created by the laws of the State or United States federal law, including, without limitation, the rights of the United States under the Federal Tax Lien Act of 1966, as amended; (ii) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity), including, without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith and fair dealing; (iii) constitutional requirements of notice and due process; (iv) any laws of the State of Nevada or of the United States prohibiting forfeitures (such as involuntary dispositions for other than fair value); (v) bankruptcy, insolvency, reorganization, liquidation, conservatorship, receivership, fraudulent or preferential conveyance or transfer, moratorium and other similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (vi) the power of courts to award damages in lieu of granting equitable remedies; and (vii) the provisions of Section 365 of Title 11 of the United States Code invalidating any contract provision for the termination or modification of any right or obligation under such contract solely because of a provision in such contract that is conditioned on the insolvency or financial condition of the obligor, the commencement of a case under such Title 11 or the appointment of or taking possession by a trustee in a case under such Title 11 or by a custodian for the commencement of such case. Without limiting the generality of the foregoing, we express no opinion as to the effect upon the opinions expressed above of Section 548 of the Bankruptcy Code, Chapter 112 of the

Nevada Revised Statues (entitled the *"Uniform Fraudulent Transfer Act"*) or any other provision of law relating to fraudulent conveyances, transfers or obligations.

(i) We express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to the enforcement of the Deed of Trust, or whether a court would grant a particular remedy provided therein or at law or in equity.

(j) The opinions expressed above are subject to the qualification that certain of the remedial, waiver and other provisions of the Deed of Trust may be further limited by applicable laws in addition to those described in subparagraph (h) above and may not be enforceable, and further we express no opinions with respect to any provisions: (1) relating to nonjudicial foreclosure (to the extent limited by the "due process" clauses of the United States and/or State of Nevada Constitution) and self-help remedies provided for in the Deed of Trust other than those remedies available pursuant to and exercised in accordance with the provisions of Chapters 107 or 107A of Nevada Revised Statutes or Article 9 of the Nevada UCC; (2) purporting to restrict access to legal or equitable remedies, to waive any rights to notices, to waive any remedies, or to establish evidentiary standards; (3) relating to rights of set-off, subrogation rights or contribution rights (or the waiver thereof), delay or omission of enforcement of rights or remedies, partial acceleration, severability or separability, waivers of defenses, causes of action or counterclaims, waivers of rights or remedies under law, waivers of a right to trial by jury, waivers or ratifications of future acts, severance, marshaling of assets, rights of redemption (or the waiver thereof), the rights of third parties; (4) purporting to waive monetary damages against Benham in favor of injunctive relief or declaratory judgment; (5) purporting to agree to be bound by any judgment; (6) purporting to waive any bond or security therefore to which the waiving party may be entitled; (7) that purports to reinstate obligations; (8) that purport to establish particular notice periods or actions as "reasonable" or to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise; (9) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof; or (10) (a) purporting to impose a trust on any funds or other proceeds, or (b) purporting to impose any undertakings, obligations or duties described by reference to "customary" standards, policies or procedures; or (11) of the Deed of Trust to the extent they purport to (a) constitute a present assignment of rental income from the property covered thereby without first requiring Benham to obtain lawful possession of the real property described in the Deed of Trust or to seek possession of said real property after a default under the Deed of Trust, or (b) entitle Benham to exclude USG from possession of the property described in such Deed of Trust prior to the time lawful possession is obtained through foreclosure proceedings or other lawful means, or (c) entitle Benham to appoint a receiver to the extent that the appointment of a receiver is governed by applicable statutory requirements and to the extent that such provisions are not in compliance with such statutory requirements; provided, however, any such limitations referenced above in this subparagraph which are imposed by law or court decisions on the enforceability of said provisions will not, in our opinion, but subject to the other specific exceptions,

qualifications and limitations set forth in this opinion letter, render the Deed of Trust invalid as a whole or substantially interfere with the practical realization of the principal legal benefits purported to be expressed in the Deed of Trust, except for the economic consequences of any procedural or other delays which may result from such limitations and as otherwise provided in this letter. In addition, we express no opinion as to any provisions (i) purporting to require that all amendments, waivers and terminations be in writing or to require the parties to disregard any course of dealings between the parties or usage of trade; (ii) purporting to limit the liability of any party; (iii) purporting to constitute agreements of USG to cause a party over which it has no control to take or to refrain from taking any particular action; (iv) that contain a purported obligation of a non-signatory to the Deed of Trust to take or to refrain from taking any particular action; (v) that constitute an agreement to agree; (vi) purporting to define commercial reasonableness; (vii) relating to powers of attorney or appointment of an attorney-in-fact or appointment of an agent for receipt of process, unless such agents shall accept such appointment; (viii) purporting to provide for liquidated damages, to the extent the amount of such damages are determined to be unreasonable or constitute a penalty; (ix) purporting to establish certain determinations (including determinations of contracting parties and judgments of courts) as "final," "conclusive," or "presumptive," whether or not "absent manifest error", to commit the same to the discretion of any party or permit any party to act in its sole and/or absolute discretion or judgment; (x) that purport to require the parties to disregard any mandatory conflict of law rules that would require application of a law other than that chosen by the parties to govern a particular document or issue; or (xi) of any documents which are incorporated by reference in the Deed of Trust unless and to the extent the same are the subjects of a separate opinion herein.

(k) In rendering the opinions set forth herein, we have assumed that none of the collateral described in the Deed of Trust consists of (i) property excluded from the coverage of the Nevada UCC by Section 104.9109 thereof. Further, we express no opinion as to (i) the priority of Benham's security interests in or liens on any of the collateral pledged by the USG; or (ii) the perfection of any security interest in any of the collateral not constituting fixtures under the Nevada UCC where the method of perfection by Benham is by a means other than the filing of the Deed of Trust as a fixture filing in the real estate records of the applicable County of the State of Nevada.

(l) The grant of the security interests by USG in collateral existing on the date the Deed of Trust becomes effective, and acquisition thereafter by USG of any interest in any property that becomes subject to the lien of the Deed of Trust may constitute a voidable preference under Section 547 of the Bankruptcy Code.

(m) We express no opinion with respect to (i) compliance with any environmental statutes, laws, rules or regulations or the effect, if any, of any land use, zoning, subdivision, platting, permitting or building laws, codes or regulations or other such local law matters affecting the Property, (ii) as to any antitrust or other laws regulating anti-competitive practices or (iii) any state *"Blue Sky"* or other securities laws or any federal securities laws of the United States.

(n) The enforceability of any *"other indebtedness"* or *"security for future advances"* provisions contained in the Deed of Trust is subject to the assumption that any indebtedness to be secured by such provisions was reasonably within the contemplation of the parties at the time such documents were executed.

(o) To the extent the Deed of Trust contains broad exculpatory provisions with regard to the acts or omissions of Benham or any other person or entity, we express no opinion as to the enforceability of these exculpatory provisions (or their corresponding indemnity provisions) to the extent of Benham's (or such other person's or entity's) own negligent acts or strict liability.

(p) We express no opinion as to (i) the state of title of any real or personal property which is or is sought to be the subject matter of any lien, assignment or security interest created by the Deed of Trust or Collateral Lease Assignment, or the Collateral PPA Assignment (ii) the priority or rank of any such liens, assignments and security interests; (iii) the legibility, accuracy, sufficiency or completeness of the description of the property set forth in the Deed of Trust or Collateral Lease Assignment or Collateral PPA Assignment; and (iv) the existence of any liens, security interests, charges or encumbrances on any of the collateral described in the Deed of Trust or Collateral Lease Assignment or Collateral PPA Assignment (other than the liens and security interests created by such documents). We have assumed that accurate property legal descriptions and /or descriptions of the interest to be encumbered by the applicable document will be attached to and included, and that all exhibits will be correctly and accurately attached to the Deed of Trust, Collateral Lease Assignment, Collateral PPA Assignment, all other Nevada Financing Documents and all other documents associated with the transaction.

(q) The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated.

(r) The ability of lenders to recover any deficiency resulting from a foreclosure sale under the Deed of Trust is expressly limited by certain Nevada statutes which provide that enforcement of any deficiency judgment against a borrower following a foreclosure sale must be brought within 6 months of the sale and the amount of the recoverable deficiency judgment is limited by the applicable provisions of Chapter 40 of Nevada Revised Statutes. The enforcement of obligations under the Deed of Trust may be limited by such state statutes.

(s) Provisions in the Nevada Financing Documents imposing penalties or forfeitures upon delinquency in payment or the occurrence of a default may be unenforceable under Nevada law.

This opinion letter speaks as of its date and we undertake no, and hereby disclaim any, duty to advise you or any other party entitled to rely hereon as to changes of law or fact coming to our attention after the delivery hereof on such date. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement, and shall not be construed or relied upon as such.

This opinion letter is furnished to you solely in connection with the transactions described above and is not to be used, circulated, quoted, relied upon, or otherwise referred to for any other purpose without our prior written consent. Further, this opinion letter may not be relied upon by any other person or entity in any manner or for any purpose without our prior written approval.

Very truly yours,

ROBISON, BELAUSTEGUI, SHARP & LOW

RBSL/hd

N

EXHIBIT N

CHANGE IN CONTROL GUARANTY

THIS CHANGE IN CONTROL GUARANTY (this "Guaranty") is made and entered into as of August 27, 2010, by U.S. GEOTHERMAL INC., a Delaware corporation ("Guarantor"), in favor of BENHAM CONSTRUCTORS, LLC, an Oklahoma limited liability company ("Lender"), with respect to the following circumstances:

A. Lender has agreed to extend credit (the "Loan") to USG Nevada LLC, a Delaware limited liability company ("Borrower"), pursuant to that certain Credit Addendum to Engineering, Procurement and Construction Contract dated as of the date hereof (the "Credit Addendum"), as evidenced by that certain Promissory Note of even date in the principal amount of $24,553,000 in favor of Lender (the "Note").

B. Guarantor indirectly, through its wholly owned subsidiary, U.S. Geothermal, Inc., an Idaho corporation, owns 100% of the beneficial ownership interest of Borrower.

C. As a condition precedent to the making of the Loan, Guarantor is required to execute and deliver this Guaranty.

D. It is in the best interest of Guarantor to execute this Guaranty because Guarantor will derive substantial direct and indirect benefits from the Loan.

Now therefore, for good and valuable consideration, the receipt of which is acknowledged, and in order to induce the Lender to make Loan, Guarantor agrees, for the benefit of Lender, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Addendum. Unless otherwise defined in the Credit Addendum, herein or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code as in effect in the State of Nevada are used in this Guaranty, including its preamble and recitals, with such meanings.

Section 1.2 Change in Control. As used in this Guaranty, "Change in Control" means the occurrence of any of the following: (A) the sale, lease, or transfer in one or a series of related transactions, of all or substantially all of the assets of Guarantor to any person or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or (B) the acquisition, directly or indirectly, by any person or group of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 50% of the aggregate voting power of Guarantor.

ARTICLE II

GUARANTY PROVISIONS

Section 2.1 Guaranty. Following a Change in Control, Guarantor absolutely, unconditionally, and irrevocably (i) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all indebtedness of Borrower to Lender, now or hereafter existing, pursuant to the Credit Addendum, the Note, and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under applicable laws), and (ii) indemnifies and holds harmless Lender and the holder of the Note for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender or such holder, as the case may be, in enforcing any rights under this Guaranty; provided, however, that Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lender or the holder of the Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower (or any other person) before or as a condition to the obligations of Guarantor hereunder.

Section 2.2 Effective Date of the Guaranty. Notwithstanding anything contained herein, Guarantor has no obligations hereunder until the occurrence of Change in Control.

Section 2.3 Acceleration of Guaranty. Upon the occurrence of any event of default under any of the Loan Documents (an "Event of Default") in respect of the Borrower or Guarantor and if such event shall occur at a time when any of the indebtedness of Borrower to Lender may not then be due and payable, Guarantor will pay to Lender forthwith the full amount which would be payable hereunder by Guarantor if all such indebtedness was then due and payable.

Section 2.4 Guaranty Absolute. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all indebtedness of Borrower to Lender has been paid in full, all obligations of Guarantor hereunder shall have been paid in full and all obligations of Lender under the Loan Documents shall have terminated. Upon payment in full of all indebtedness of Borrower to Lender under the Loan Documents and the termination of the Note, this Guaranty shall terminate. Guarantor guarantees that the indebtedness of Borrower to Lender will be paid strictly in accordance with the terms of the Credit Addendum and each other Loan Document under which it arises, regardless of any law affecting any of such terms or rights of Lender or any holder of the Note with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of the Note or any other Loan Document;

(b) the failure of Lender or the holder of the Note (i) to assert any claim or demand or to enforce any right or remedy against Borrower, or any other person (including any other guarantor) under the provisions of the Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any indebtedness of Borrower to Lender;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the indebtedness of Borrower, or any other extension, compromise or renewal of any indebtedness of Borrower to Lender;

(d) any reduction, limitation, impairment or termination of any indebtedness of Borrower to Lender for any reason (other than full payment of the indebtedness under the Note), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any indebtedness of Borrower to Lender;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Note or any other Loan Document;

(f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lender or any holder of the Note securing any of the indebtedness of Borrower to Lender; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any surety or any guarantor (other than full payment of the indebtedness under the Note).

Section 2.5 Reinstatement, etc. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the indebtedness of Borrower to Lender is rescinded or must otherwise be restored by Lender or any holder of the Note, upon the insolvency, bankruptcy or reorganization of Borrower, or otherwise, all as though such payment had not been made.

Section 2.6 Waiver, etc. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the indebtedness of Borrower to Lender and this Guaranty and any requirement that Lender or any holder of the Note protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against Borrower, or any other person (including any other guarantor) or entity or any collateral securing the indebtedness of Borrower to Lender.

Section 2.7 Waiver of Defenses. Guarantor waives, to the extent allowed by applicable law,:

(a) Any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the

liability of Borrower from any cause other than full payment and performance of all of the obligations under the Note;

(b) Any defense based upon any lack of authority of anyone acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;

(c) Any defense based upon the application by Borrower of the proceeds of any credit extended to Borrower by Lender for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;

(d) Any defense based upon Lender's election of any remedy against Guarantor or Borrower and the consequent loss by Guarantor of the right to recover any deficiency from Borrower;

(e) Any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(f) Any defense based upon Lender's election in any proceeding instituted under the Federal Bankruptcy Code of the application of Section 1111(b)(2) of the U. S. Bankruptcy Code or any successor statute;

(g) Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

(h) Any right to enforce any remedy that Lender may have against Borrower, and any right to participate in, or benefit from, any security for the obligations of the Borrower that Lender holds at any time;

(i) Presentment, demand, protest, and notice of any kind;

(j) Any right provided by Nevada Revised Statutes § 40.430, or any other statute or decision, to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Guarantor, Guarantor agreeing that such waiver is intended to take advantage of the waiver permitted by Nevada Revised Statutes §40.495(2) to the maximum extent permitted; or

(k) Any defense or benefit based on Nevada Revised Statutes §104.3605 (UCC Revised Article 3, 3-605), Guarantor specifically agreeing that the provisions of this subparagraph shall constitute a waiver of discharge under Nevada Revised Statutes § 104.3605(9).

Section 2.8 Waiver of Subrogation. Guarantor hereby irrevocably waives any claim or other rights which Guarantor may now or hereafter acquire against Borrower that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement,

exoneration, or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. It is agreed and understood between the parties hereto that the waiver provided in the first sentence of this Section 2.7 is a waiver in favor of Lender only and that there shall be no third-party beneficiaries to any such waiver. If any amount shall be paid to Guarantor in violation of the preceding sentence and the indebtedness shall not have been paid in cash in full and the obligations of Lender under the Loan Documents have not been terminated, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, Lender, and shall forthwith be paid to Lender to be credited and applied upon the indebtedness under the Note, whether matured or unmatured. Guarantor acknowledges that Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note and that the waiver set forth in this Section 2.7 is knowingly made in contemplation of such benefits.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Guarantor hereby represents and warrants unto Lender as follows:

Section 3.1 Validity. To the best knowledge of Guarantor, Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its respective terms, subject to the application of equitable principles and subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar statutes, judicial decisions or rules of law affecting creditors' rights generally.

Section 3.2 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of Guarantor, threatened action, suit, proceeding or investigation affecting Guarantor, or any of Guarantor's properties, businesses, assets or revenues, which may materially adversely affect the financial condition or assets of Guarantor or which purports to affect the legality, validity or enforceability of this Guaranty.

Section 3.3 Taxes. Guarantor has filed all tax returns and reports required by law to have been filed by Guarantor and paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside by Guarantor.

Section 3.4 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of Guarantor in writing to Lender for purposes of or in connection with this Guaranty or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Guarantor to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Guaranty and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. Notwithstanding anything to the contrary herein, as to projections, if any, which have been or shall hereafter be provided by Guarantor to Lender, Guarantor represents

and warrants only that the factual information on which such projections are based is true and accurate and the assumptions used therein are reasonable, in each case as of the date of such projections.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Loan Documents. This Guaranty is a Loan Document executed pursuant to the Credit Addendum and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

Section 4.2 Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall (i) be binding upon Guarantor and Guarantor's successors, and (ii) inure to the benefit of and be enforceable by Lender and each holder of the Note. Without limiting the generality of the foregoing, Lender may assign or otherwise transfer (in whole or in part) any Loan Document, including, without limitation, any note or loan held by Lender to any other person and such other person shall thereupon become vested with all rights and benefits in respect thereof granted to Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. Guarantor may not assign any of Guarantor's obligations hereunder without the prior written consent of Lender.

Section 4.3 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 4.4 Addresses for Notices to Guarantor. All notices and other communications hereunder to Guarantor shall be in writing and mailed or delivered to Guarantor in accordance with the notice provisions set forth in the Deed of Trust at the address set forth on the signature page of this Agreement.

Section 4.5 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of Lender or any holder of the Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 4.6 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

Section 4.7 Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 4.8 Compliance with Usury Laws. It is expressly understood and agreed that under no contingency or event whatsoever shall any amount paid by Guarantor hereunder, which is or may be determined to be interest, ever exceed the maximum amount of interest which may be charged to Guarantor under the laws of the state of Nevada and the laws of the United States of America, when and to the extent they preempt the laws of said state. In no event shall the Guarantor, upon demand by the holder hereof for payment of the guaranteed indebtedness, upon acceleration of the maturity of the Note or otherwise, be obligated to pay interest in excess of the amount permitted by law. If for any reason or circumstance fulfillment of any provisions hereof, at any time performance of such provisions shall be due, shall involve receipt by Lender of interest in any amount which would exceed the highest lawful rate to Guarantor, such amount which would be excessive interest shall be applied to the reduction of the principal of the guaranteed indebtedness and not to payment of interest.

Section 4.9 Guarantor's Authorization to Lender. Guarantor authorizes Lender, without notice or demand and without lessening Guarantor's liability under this Guaranty from time to time: (a) to make one or more additional secured or unsecured loans to Borrower, to lease equipment, or other goods to borrower, or otherwise extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the indebtedness or any part of the indebtedness, including increases and decreases of the rate of interest on the indebtedness; extensions may be repeated and may be longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, fail or decide to perfect, and delay with one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (e) to determine how, when and what application of payments and credits shall be made on the indebtedness; (f) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine; (g) to sell, transfer, assign or grant participations in all or any part of the indebtedness; (h) to assign or transfer this Guaranty in whole or in part; (i) to exercise or refrain from exercising any rights against Borrower or others, or otherwise act or refrain from acting; (j) to settle or compromise any or all of the indebtedness; and (k) to subordinate the payment of all or any part of any indebtedness of Borrower to Lender to the payment of any liabilities which may be due Lender or others.

Section 4.10 Attorney's Fees and Expenses. In the event any legal action or arbitration proceeding is commenced in connection with the enforcement of or any declaration of rights under this Guaranty or any instrument or written agreement required or delivered under or pursuant to the terms of this Guaranty or any indebtedness from Borrower to Lender, or any controversy or claim, whether sounding in contract, tort or statute, legal or equitable, involving in any way any indebtedness from Borrower to Lender, or any other proposed or actual loan or extension of credit involving Borrower, the prevailing party shall be entitled to recover reasonable and necessary attorney's fees, paralegal costs (including allocated costs for in-house legal services), expert witness fees and costs, expenses and costs and other necessary disbursements made in connection with any such action or proceeding, in the amount determined by the fact-finder or arbitrator.

Section 4.11 Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA AND APPLICABLE FEDERAL LAW. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

Section 4.12 Forum Selection and Consent to Jurisdiction. VENUE OF ALL ACTIONS ON THIS AGREEMENT SHALL LIE IN WASHOE COUNTY, NEVADA, AND ALL OBLIGATIONS REQUIRED HEREIN ARE PERFORMABLE IN WASHOE COUNTY, NEVADA.

Section 4.13 Waiver of Jury Trial. GUARANTOR IRREVOCABLY WAIVES ANY RIGHT TO DEMAND THAT ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIP OF THE PARTIES BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY RIGHT TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW, OR ANY APPLICABLE STATUTE OR REGULATION.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

U.S. GEOTHERMAL INC., a Delaware corporation

By:____________________________

Name:__________________________

Title:___________________________

Address:

1505 Tyrell Lane
Boise, Idaho 83706
Attention: President

o

EXHIBIT O

INDEMNIFICATION AGREEMENT
(Kosmos Lease)

THIS INDEMNIFICATION AGREEMENT (Kosmos Lease) (this "Agreement") is entered into as of August 27, 2010, by and between U.S. GEOTHERMAL INC., a Delaware corporation ("US Geothermal"), and BENHAM CONSTRUCTORS, LLC ("Lender"), with respect to the following:

A. USG Nevada LLC, a Delaware limited liability company ("Borrower"), and Lender have entered into an Engineering, Procurement and Construction Contract dated as of the date hereof (as same may be amended, modified, supplemented, restated, replaced, renewed, and/or extended from time to time, the "EPC Contract"), pursuant to which Lender has agreed to extend certain credit to Borrower. Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings ascribed to those terms in the EPC Contract, including the Credit Addendum thereto (the "Credit Addendum").

B. US Geothermal indirectly, through its wholly owned subsidiary, U.S. Geothermal, Inc., an Idaho corporation, owns 100% of the beneficial ownership interest of Borrower.

C. As a condition to entering into the EPC Contract and extending the Indebtedness to Borrower, Lender requires US Geothermal to indemnify and hold harmless Lender from any and all Losses (as defined below) arising from the Indemnification Event (as defined below). Lender would not enter into the EPC Contract and extend the Indebtedness without this Agreement, and US Geothermal acknowledges and understands that this Agreement is a material inducement for Lender's agreement to extend the Indebtedness to Borrower and that US Geothermal will derive substantial direct and indirect benefits from the EPC Contract. This Agreement is not intended to secure payment of the Note, but rather is an independent obligation of US Geothermal.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

1. Indemnification.

(a) Subject to Section 1(c) below, US Geothermal shall protect, indemnify, and hold harmless Lender, its officers, directors, shareholders, agents and employees and their respective heirs, legal representatives, successors and assigns (each, an "Indemnitee" and collectively, the "Indemnitees") from and against all Losses which at any time may be imposed on or suffered by the Indemnitees, or any of them, arising out of or in connection with any transfer, disposition, or other divestiture of, or imposition of any superior lien with respect to, record or beneficial ownership of all or any of Borrower's right, title, or interest in, to or under the Kosmos Lease, whether voluntary or involuntary, by sale, assignment, exchange, gift, pledge, hypothecation, encumbrance, operation of law, or otherwise, which results in the inability of

Lender to exercise the rights of lessee under the Kosmos Lease after an Event of Default under the Loan Documents (an "Indemnification Event").

(b) For the purposes of this Agreement, "Losses" shall mean all liabilities, losses, damages (including consequential damages), diminution of value, expenses, claims, attorneys' fees, experts' fees, consultants' fees and disbursements of any kind or of any nature whatsoever actually incurred by Lender as the direct result of the Indemnification Event.

(c) Notwithstanding anything to the contrary set forth in this Agreement, the liability of US Geothermal under this Agreement shall arise only from the matters described in Section 1(a) above which occur or arise (in whole or in part) prior to complete satisfaction of the Indebtedness.

(d) This Agreement is given solely to protect Lender against Losses incurred as the result of the Indemnification Event, and not as additional security for, or as a means of repayment of the Indebtedness.

2. Procedures Relating to Indemnification.

(a) In any circumstance in which this Agreement applies, Lender shall notify US Geothermal of the occurrence of the Indemnification Event and any Losses (including any reasonably available evidence or calculations of the same) that may have been incurred by Lender as a result of the Indemnification Event as of the notice date.

(b) Notwithstanding anything contained herein, in the event of an Indemnification Event, US Geothermal, at its sole cost and expense, shall make available, or cause to be made available, to the Existing Plant, the Project and Lender, for use at the Existing Plant or the Project, at Lender's option, the same amount of geothermal resources available under the Kosmos Lease necessary for the continued operation of the Existing Plant or the Project, at Lender's option, in the same manner as before the occurrence of the Indemnification Event and at no additional cost to Lender (the "Replacement Resources"). The Replacement Resources shall be put in place at the Project as soon as practicable. Lender shall have no right to refuse the Replacement Resources for use at the Project. The foregoing shall be in addition to, and not in limitation of, any rights or remedies otherwise available to Lender under this Agreement, any of the other Loan Documents, at law, or in equity.

3. Binding Effect. This Agreement shall be binding upon US Geothermal and its successors and permitted assigns and shall inure to the benefit of the Indemnitees and their successors and assigns, including as to Lender, without limitation, any holder of the Note. The obligations of US Geothermal under this Agreement shall not be assigned without the prior written consent of Lender.

4. Waiver. US Geothermal agrees that any payments required to be made hereunder shall become due on demand. To the extent allowed under applicable law, US Geothermal expressly waives and relinquishes all rights and remedies accorded by applicable law to US Geothermal, except any rights of subrogation that US Geothermal may have, which US Geothermal waives only until full satisfaction of the Indebtedness; provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of

subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender. Without limiting the generality of the foregoing, US Geothermal waives any and all defenses available to an indemnitor or surety, including, without limitation:

(a) Any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment and performance of all of the obligations under the Note;

(b) Any defense based upon any lack of authority of anyone acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;

(c) Any defense based upon the application by Borrower of the proceeds of any credit extended to Borrower by Lender for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or US Geothermal;

(d) Any defense based upon Lender's election of any remedy against US Geothermal or Borrower and the consequent loss by US Geothermal of the right to recover any deficiency from Borrower;

(e) Any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(f) Any defense based upon Lender's election in any proceeding instituted under the Federal Bankruptcy Code of the application of Section 1111(b)(2) of the U. S. Bankruptcy Code or any successor statute;

(g) Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

(h) Any right to enforce any remedy that Lender may have against Borrower, and any right to participate in, or benefit from, any security for the obligations of the Borrower that Lender holds at any time; or

(i) Presentment, demand, protest, and notice of any kind.

(j) Any right provided by Nevada Revised Statutes § 40.430, or any other statute or decision, to require Lender to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against US Geothermal, US Geothermal agreeing that such waiver is intended to take advantage of the waiver permitted by Nevada Revised Statutes §40.495(2) to the maximum extent permitted.

(k) Any defense or benefit based on Nevada Revised Statutes §104.3605 (UCC Revised Article 3, 3-605), US Geothermal specifically agreeing that the provisions of this subparagraph shall constitute a waiver of discharge under Nevada Revised Statutes § 104.3605(9).

5. Notices. All communications required or permitted under this Agreement shall be in writing, and shall be delivered personally by hand or by courier, mailed by United States certified mail, return receipt requested, postage prepaid, sent by facsimile, or sent by nationally recognized overnight courier service, directed to the addresses below. All such notices and other communications shall be deemed given upon personal delivery, three business days after the date of mailing in the case of United States mail, the next business day following the mailing by overnight courier, or upon confirmation of receipt of facsimile notices unless such receipt occurs during non-business hours, in which case the notice will be deemed delivered on the next business day.

If to US Geothermal to:	U.S. Geothermal Inc. 1505 Tyrell Lane Boise, Idaho 83706 Fax: (208) 424-1030 Attention: Doug Glaspey
With a copy to:	Givens Pursley LLP 601 West Bannock Street Boise, Idaho 83706 Fax: (208) 388-1300 Attention: Franklin G. Lee
If to Lender to:	Benham Constructors, LLC 9400 North Broadway Oklahoma City, Oklahoma 73114 Fax: (405) 478-1238 Attention: Greg Meacham
With a copy to:	McAfee & Taft A Professional Corporation Tenth Floor, Two Leadership Square 211 N. Robinson Oklahoma City, Oklahoma 73102 Fax: (405) 235-0439 Attention: Robert L. Garbrecht

6. Attorneys Fees. In the event that any Indemnitee brings or otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from US Geothermal attorneys' fees, expenses and costs of investigation as are commercially reasonable and actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to

indemnification or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of Bankruptcy Code, 11 U.S.C. § 101 et seq., or any successor statutes).

7. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Nevada. US Geothermal hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Washoe County, Nevada over any suit, action or proceeding arising out of or relating to this Agreement, and US Geothermal hereby agrees and consents that, in addition to any other methods of service of process in any such suit, action or proceeding in any state or federal court sitting in Nevada, service of process may be made by certified or registered mail, return receipt requested, directed to US Geothermal at the address indicated in Section 5 and service so made shall be complete five days after the same shall have been so mailed.

8. Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by US Geothermal under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and to the extent allowed under applicable law, US Geothermal waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

9. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstance by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances.

10. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest at the Default Rate as defined in the Credit Addendum from the date of written demand to US Geothermal hereunder, whichever is earlier, until paid to Indemnitee(s).

11. Counterparts. This Agreement may be executed in multiple counterparts, which taken together shall constitute one instrument and each of which shall be considered an original for all purposes. The delivery of signed counterparts by facsimile or email transmission in lieu of originals shall be effective for all purposes.

12. Standard of Consent. Any consent required by either party hereto shall in no event be unreasonably withheld, conditioned or delayed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

US GEOTHERMAL:

US GEOTHERMAL INC.,
a Delaware corporation

By:______________________________
Name:____________________________
Title:_____________________________

LENDER:

BENHAM CONSTRUCTORS, LLC, an
Oklahoma limited liability company

By:______________________________
Name:____________________________
Title:_____________________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as __________________ of U.S. Geothermal Inc., a Delaware corporation.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission No.:__________________

STATE OF ____________)
) ss:
COUNTY OF __________)

This instrument was acknowledged before me on this ___ day of August, 2010, by _______, as __________________ of Benham Constructors, LLC, an Oklahoma limited liability company.

(Seal)

____
Notary Public
My Commission Expires:____________
Commission No.:__________________

[Signature Page to Indemnification Agreement]

EXHIBIT P TO CREDIT ADDENDUM

ESCROW AGREEMENT

[To come post-closing]

EXHIBIT Q TO CREDIT ADDENDUM

COMPLIANCE CERTIFICATE

The undersigned delivers this Compliance Certificate on behalf of USG Nevada LLC, a Delaware limited liability company ("Owner"), pursuant to Section 5.16 of that certain Credit Addendum dated as of August 27, 2010 between Owner and Benham Constructors, LLC, an Oklahoma limited liability company (the "Credit Addendum"). Capitalized terms used herein shall have the same meanings given to them in the Credit Addendum unless otherwise specified.

The undersigned certifies [he/she] is the duly elected and serving [____________] of Owners, and as such, the undersigned is authorized to execute and deliver this Certificate. The undersigned has recently supervised a diligent review of the activities of Owner during the Fiscal Quarter ended [_______________, ____], and:

1. To the knowledge of the undersigned, regarding the portion of the Fiscal Year ending with such Fiscal Quarter, Owner has observed, performed and fulfilled each and every covenant and condition contained in each of the Loan Documents (except to the extent properly waived), and no Default has occurred and is continuing.

2. The representations and warranties of Owner contained in the Agreement (including the Credit Addendum) or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

______________, ____.

USG NEVADA LLC

By: ____________________________
Name: _________________________
Title: __________________________